Filed Pursuant to Rule 424(b)(3)
Registration No. 333-279897

PROSPECTUS

Offers to Exchange the Registered Notes Set Forth Below that

Have Been Registered Under the Securities Act of 1933, as

Amended, for Any and All Outstanding

Restricted Notes Set Forth Opposite the Corresponding

Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$650,000,000 8.625% Senior Secured Notes due 2029	$650,000,000 8.625% Senior Secured Notes due 2029
$625,000,000 10.250% Senior Notes due 2031	$625,000,000 10.250% Senior Notes due 2031

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $650.0 million aggregate principal amount of registered 8.625% Senior Secured Notes due 2029 (the “Secured Exchange Notes”) for any and all of our $650.0 million aggregate principal amount of unregistered 8.625% Senior Secured Notes due 2029 that were issued in a private placement on April 18, 2024 (the “Secured Original Notes”). We are also offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $625.0 million aggregate principal amount of registered 10.250% Senior Notes due 2031 (the “Unsecured Exchange Notes” and, together with the Secured Exchange Notes, the “Exchange Notes”) for any and all of our $625.0 million aggregate principal amount of unregistered 10.250% Senior Notes due 2031 that were issued in a private placement on April 18, 2024 (the “Unsecured Original Notes” and, together with the Secured Original Notes, the “Original Notes”). The Exchange Notes will be substantially identical to the Original Notes of the applicable series, except the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes of the applicable series for which they are exchanged. We will issue the Secured Exchange Notes under the same indenture under which the Secured Original Notes were issued (the “Secured Notes Indenture”) and the Unsecured Exchange Notes under the same indenture under which the Unsecured Original Notes were issued (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”).

We refer to the Original Notes and the Exchange Notes collectively in this prospectus as the “notes.” We refer to the exchange offer described in the immediately preceding paragraph as the “exchange offer.”

The Secured Original Notes are, and the Secured Exchange Notes will be, fully and unconditionally guaranteed (the “Secured Note Guarantees”) on a senior secured basis by all of our restricted subsidiaries that guarantee (the “Guarantors”) any indebtedness of GEO or any Guarantor under any credit facility, including our obligations under the 2024 Credit Agreement (as defined herein), and any indebtedness of GEO or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more. The Unsecured Original Notes are, and the Unsecured Exchange Notes will be, fully and unconditionally guaranteed (the “Unsecured Note Guarantees” and, together with the Secured Note Guarantees, the “Guarantees”) on a senior unsecured basis by the Guarantors. We refer to the Secured Exchange Notes and the Secured Original Notes collectively in this prospectus as the “Secured Notes.” We refer to the Unsecured Exchange Notes and the Unsecured Original Notes collectively in this prospectus as the “Unsecured Notes.”

The Secured Original Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 36162J AE6, and the Secured Original Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U32352 AF0. The Unsecured Original Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 36162J AF3, and the Unsecured Original Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U32352 AG8.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on July 16, 2024, unless we extend it.

•	The exchange offer is subject to customary conditions, which we may waive.

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We will exchange all Original Notes of a series that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes of such series.

•	You may withdraw your tender of Original Notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

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We believe that the exchange of Original Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

Participating in the exchange offer involves risks. See “Risk Factors” beginning on page 27 for a discussion of certain factors that you should consider before deciding to tender the Original Notes in the exchange offer as well as the risk factors and other information contained herein or in the documents incorporated by reference in this prospectus.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the exchange offer, which is expected to occur promptly after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the Original Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system and, therefore, no active public market is anticipated.

Neither The GEO Group, Inc. nor any of its affiliates makes any recommendation as to whether or not holders of Original Notes should exchange their Original Notes for Exchange Notes of the corresponding series in response to the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 14, 2024.

i

THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

Attention: Investor Relations

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

(561) 893-0101

You will not be charged for any of the documents that you request.

In order to ensure timely delivery of the requested documents, requests should be made no later than July 9, 2024, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. “Forward-looking statements” are any statements that are not based on historical information. Statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	our ability to timely build and/or open facilities as planned, successfully manage such facilities and successfully integrate such facilities into our operations without substantial additional costs;

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our ability to estimate the government’s level of utilization of public-private partnerships for secure services and the impact of any modifications or reductions by our government customers of their utilization of public-private partnerships;

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our ability to accurately project the size and growth of public-private partnerships for secure services in the U.S. and internationally and our ability to capitalize on opportunities for public-private partnerships;

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our ability to successfully respond to any challenges or concerns that our government customers may raise regarding their use of public-private partnerships for secure services, including finding other government customers or alternative uses for facilities where a government customer has discontinued or announced that a contract with us will be discontinued;

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the impact of adopted or proposed executive action or legislation aimed at limiting public-private partnerships for secure facilities, processing centers and community reentry centers or limiting or restricting the business and operations of financial institutions or others who do business with us;

•	our ability to successfully respond to delays encountered by states pursuing public-private partnerships for secure services and cost savings initiatives implemented by a number of states;

•	our ability to activate the inactive beds at our idle facilities;

•	our ability to maintain or increase occupancy rates at our facilities and the impact of fluctuations in occupancy levels on our revenues and profitability;

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the impact of our termination of our REIT (as defined herein) election and the discontinuation of quarterly dividend payments and our ability to maximize the use of cash flows to repay debt, deleverage and internally fund growth;

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we may fail to realize the anticipated benefits of terminating our REIT election or those benefits may take longer to realize than expected, if at all, or may not offset the costs of terminating our REIT election and becoming a taxable C Corporation;

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if we failed to remain qualified as a REIT for those years we elected REIT status, we would be subject to additional corporate income taxes and would not be able to deduct distributions to shareholders when computing our taxable income for those years;

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our ability to expand, diversify and grow our secure services, reentry, community-based services, monitoring services, evidence-based supervision and treatment programs and secure transportation services businesses;

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our ability to win management contracts for which we have submitted proposals, retain existing management contracts, prevail in any challenge or protest involving the award of a management contract and meet any performance standards required by such management contracts;

•	our ability to raise new project development capital given the often short-term nature of the customers’ commitment to use newly developed facilities;

•	our ability to develop long-term earnings visibility;

•	our ability to successfully conduct our operations in the United Kingdom and South Africa through joint ventures;

•	the instability of foreign exchange rates, exposing us to currency risks in Australia, the United Kingdom, and South Africa, or other countries in which we may choose to conduct our business;

•	an increase in unreimbursed labor rates;

•	our exposure to rising medical costs;

•	our ability to manage costs and expenses relating to ongoing litigation arising from our operations;

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our ability to successfully pursue an appeal to reverse the recent unfavorable verdict and judgments in the retrial of the lawsuits in the State of Washington, our company being required to record an accrual for the judgments in the future, and our ability to defend similar other pending litigation and the effect such litigation may have on our company;

•	our ability to accurately estimate on an annual basis, loss reserves related to general liability, workers’ compensation and automobile liability claims;

•	our ability to fulfill our debt service obligations and its impact on our liquidity;

•	our ability to deleverage and repay, refinance or otherwise address our debt maturities in an amount or on the timeline we expect, or at all;

•	despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks relating to our indebtedness;

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the covenants in the Indentures governing the notes and the indenture governing the 6.50% Exchangeable Senior Notes and the 2024 Credit Agreement impose significant operating and financial restrictions which may adversely affect our ability to operate our business;

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servicing our indebtedness will require a significant amount of cash and our ability to generate cash depends on many factors beyond our control and we may not be able to generate the cash required to service our indebtedness;

•	because portions of our senior indebtedness have floating interest rates, an increase in interest rates would adversely affect cash flows;

•	we depend on distributions from our subsidiaries to make payments on our indebtedness and these distributions may not be made;

•	we may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so;

•	the conditional exchange feature of the 6.50% Exchangeable Senior Notes (as defined herein), if triggered, may adversely affect our financial condition;

•	our ability to identify and successfully complete any potential sales of additional Company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all;

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from time to time, we may not have a management contract with a client to operate existing beds at a facility or new beds at a facility that we are expanding, and we cannot assure you that such a contract will be obtained. Failure to obtain a management contract for these beds will subject us to carrying costs with no corresponding management revenue;

•	negative conditions in the capital markets could prevent us from obtaining future financing on desirable terms, which could materially harm our business;

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we are subject to the loss of our facility management contracts, due to executive orders, terminations, non-renewals, competitive re-bids or legal proceedings, which could adversely affect our results of operations and liquidity, including our ability to secure new facility management contracts from other government customers;

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our growth depends on our ability to secure contracts to develop and manage new secure facilities, processing centers and community-based facilities and to secure contracts to provide electronic monitoring services, community-based reentry services and monitoring and supervision services, the demand for which is outside our control;

•	we may not be able to meet state requirements for capital investment or locate land for the development of new facilities, which could adversely affect our results of operations and future growth;

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we partner with a limited number of governmental customers who account for a significant portion of our revenues. The loss of, or a significant decrease in revenues from, these customers could seriously harm our financial condition and results of operations;

•	state budgetary constraints may have a material adverse impact on us;

•	competition for contracts may adversely affect the profitability of our business;

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we are dependent on government appropriations, which may not be made on a timely basis or at all and may be adversely impacted by budgetary constraints at the federal, state, local and foreign government levels;

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public and political resistance to the use of public-private partnerships for secure facilities, electronic monitoring and supervision as alternatives to detention, processing centers and community reentry centers could result in our inability to obtain new contracts or the loss of existing contracts, impact our ability to obtain or refinance debt financing or enter into commercial arrangements, which could have a material adverse effect on our business, financial condition, results of operations and the market price of our securities;

•	adverse publicity may negatively impact our ability to retain existing contracts and obtain new contracts;

•	we may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and may not be recouped;

•	failure to comply with extensive government regulation and applicable contractual requirements could have a material adverse effect on our business, financial condition or results of operations;

•	we may face community opposition to facility locations, which may adversely affect our ability to obtain new contracts;

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our business operations expose us to various liabilities for which we may not have adequate insurance, including legal claims and proceedings, and may have a material adverse effect on our business, financial condition or results of operations;

•	we may not be able to obtain or maintain the insurance levels required by our government contracts;

•	our exposure to rising general insurance costs;

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natural disasters, pandemic outbreaks, global political events and other serious catastrophic events could disrupt operations and otherwise materially adversely affect our business and financial condition;

•	our international operations expose us to risks that could materially adversely affect our financial condition and results of operations;

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we conduct certain of our operations through joint ventures or consortiums, which may lead to disagreements with our joint venture partners or business partners and adversely affect our interest in the joint ventures or consortiums;

•	we are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel;

•	our profitability may be materially adversely affected by inflation;

•	various risks associated with the ownership of real estate may increase costs, expose us to uninsured losses and adversely affect our financial condition and results of operations;

•	risks related to facility construction and development activities may increase our costs related to such activities;

•	the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms could adversely affect our operating results;

•	adverse developments in our relationship with our employees could adversely affect our business, financial condition or results of operations;

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technological changes could cause our electronic monitoring products and technology, including our recently launched BI VeriWatchTM wrist-worn device, to become obsolete or require the redesign of our electronic monitoring products, which could have a material adverse effect on our business;

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any negative changes in the level of acceptance of or resistance to the use of electronic monitoring products, including our recently launched BI VeriWatchTM wrist-worn device, and services by governmental customers could have a material adverse effect on our business, financial condition and results of operations;

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we depend on a limited number of third parties to manufacture and supply quality infrastructure components for our electronic monitoring products. If our suppliers cannot provide the components or services we require in a timely manner and/or with such quality as we expect, our ability to market and sell our electronic monitoring products and services could be harmed;

•	the interruption, delay or failure of the provision of our services or information systems could adversely affect our business;

•	an inability to acquire, protect or maintain our intellectual property and patents in the electronic monitoring space could harm our ability to compete or grow;

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our electronic monitoring products could infringe on the intellectual property rights of others, which may lead to litigation that could itself be costly, could result in the payment of substantial damages or royalties, and/or prevent us from using technology that is essential to our products;

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we license intellectual property rights in the electronic monitoring space, including patents, from third party owners. If such owners do not properly maintain or enforce the intellectual property underlying such licenses, our competitive position and business prospects could be harmed. Our licensors may also seek to terminate our license;

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we may be subject to costly product liability claims from the use of our electronic monitoring products, which could damage our reputation, impair the marketability of our products and services and force us to pay costs and damages that may not be covered by adequate insurance;

•	our ability to identify suitable acquisitions or dispositions, and to successfully complete such acquisitions or dispositions;

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as a result of our acquisitions, we have recorded and will continue to record a significant amount of goodwill and other intangible assets. In the future, our goodwill or other intangible assets may become impaired, which could result in material non-cash charges to our results of operations;

•	we are subject to risks related to corporate social responsibility;

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the market price of our common stock may vary substantially. If the market price of our common stock were to decline in the future at a specific measurement time period that impacts our public float calculation, we could potentially lose our status as a well-known seasoned issuer and/or large accelerated filer;

•	future sales of shares of our common stock or securities convertible into common stock could adversely affect the market price of our common stock and may be dilutive to current shareholders;

•	various anti-takeover protections applicable to us may make an acquisition of us more difficult and reduce the market value of our common stock;

•	failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have an adverse effect on our business and the trading price of our common stock;

•	we may issue additional debt securities that could limit our operating flexibility and negatively affect the value of our common stock;

•	failure to comply with anti-bribery and anti-corruption laws could subject us to penalties and other adverse consequences; and

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other factors contained in this prospectus and in our filings with the SEC, including, but not limited to, those detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

All forward-looking statements included in this prospectus are based upon information available to us as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

You should read this prospectus, the documents incorporated by reference into this prospectus, and the documents we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained, or incorporated by reference, in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial statements and related notes and the documents incorporated by reference in this prospectus, before making a decision to participate in the exchange offer. As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “The GEO Group, Inc.,” “GEO,” “GEO Group,” the “Company,” “we,” “our” and “us” refer to The GEO Group, Inc., its consolidated subsidiaries and unconsolidated affiliates, except where it is clear that the terms mean only The GEO Group, Inc.

Overview

We specialize in the ownership, leasing and management of secure facilities, processing centers and reentry facilities and the provision of community-based services in the United States, Australia and South Africa. We own, lease and operate a broad range of secure facilities including maximum, medium and minimum-security facilities, processing centers, as well as community-based reentry facilities. We develop new facilities based on contract awards, using our project development expertise and experience to design, construct and finance what we believe are state-of-the-art facilities. We provide innovative technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based programs. We also provide secure transportation services domestically and in the United Kingdom through our joint venture GEOAmey Ltd. As of March 31, 2024, our worldwide operations included the management and/or ownership of approximately 81,000 beds at 100 secure and community-based facilities, including idle facilities, and also includes the provision of community supervision services for individuals through an array of technology products including radio frequency, GPS, and alcohol monitoring devices.

We provide a diversified scope of services on behalf of our government agency partners:

•	our secure facility management services involve the provision of security, administrative, rehabilitation, education, and food services at secure services facilities;

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our reentry services involve supervision of individuals in community-based programs and reentry centers and the provision of temporary housing, programming, employment assistance and other services with the intention of the successful reintegration of residents into the community;

•	we provide comprehensive electronic monitoring and supervision services;

•	we develop new facilities, using our project development experience to design, construct and finance what we believe are state-of-the-art facilities;

•	we provide secure transportation services; and

•	our services are provided at facilities which we either own, lease or are owned by our government agency partners.

GEO operated as a real estate investment trust (“REIT”) from January 1, 2013 through December 31, 2020. As a REIT, GEO provided services and conducted other business activities through taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT that is subject to applicable corporate income tax rates and certain qualification requirements. GEO’s use of TRSs permitted us to engage in certain business activities in which the REIT could not engage directly, so long as those activities were conducted in entities that elected to be treated as TRSs under the Internal Revenue Code of 1986, as amended, and enabled GEO to, among other things, provide correctional services at facilities it owned and at facilities owned by its government partners. A TRS is not subject to the distribution requirements applicable to REITs so it may retain income generated by its operations for reinvestment.

On December 2, 2021, we announced that our Board of Directors (“Board”) unanimously approved a plan to terminate GEO’s REIT election and become a taxable C Corporation, effective for the year ended December 31, 2021. As a result, we are no longer required to operate under REIT rules, including the requirement to distribute at least 90% of REIT taxable income to our stockholders, which provides us with greater flexibility to use our free cash flow. Effective January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable tax rates and we are no longer entitled to a tax deduction for dividends paid. GEO operated as a REIT for the 2020 tax year, and existing REIT requirements and limitations remained in place until December 31, 2020. The Board also voted unanimously to discontinue our quarterly dividend payment and prioritize allocating GEO’s free cash flow to reduce debt.

Business Segments

We conduct our business through four reportable business segments: the U.S. Secure Services segment; the Electronic Monitoring and Supervision Services segment; the Reentry Services segment; and the International Services segment. We have identified these four reportable segments to reflect our current view that we operate four distinct business lines, each of which constitutes a material part of our overall business.

Our U.S. Secure Services segment primarily encompasses our U.S.-based public-private partnership secure services business. Our Electronic Monitoring and Supervision Services segment, which conducts its services in the United States, consists of our electronic monitoring and supervision services. Our Reentry Services segment consists of various community-based and reentry services. Our International Services segment primarily consists of our public-private partnership secure services operations in Australia and South Africa.

Recent Developments

Contract Developments

On March 12, 2024, we announced that we have been awarded a five-year contract, inclusive of option periods, to provide air support services on behalf of ICE, as a subcontractor to CSI Aviation, Inc. which has been selected by ICE as the primary contractor. GEO first began providing air operations support services to ICE under a nine-month emergency contract starting in July 2023.

On December 18, 2023, we received a new task order from ICE establishing February 19, 2024 as the end of the contract performance period, ten months short of the end of our 1,940-bed company owned Adelanto ICE Processing Center’s base contract term. The next day, on December 19th, ICE issued a public statement, saying, in part, that “While no final decision has been made regarding the disposition of the facility, ICE must consider the effect of ongoing litigation that prevents full use of the facility, likelihood of relief from that litigation, the cost associated with maintaining the facility and the operational requirements for effective national detention operations.”

We believe the task order and public statement issued by ICE demonstrate that the government is considering whether to discontinue its use of the facility before the end of the contract’s base term due to the ongoing impact of the outdated COVID-19 related limitations imposed by the federal court over three years ago. As a result, GEO and the three unions representing the Facility’s employees have filed motions to protect GEO’s interests which include annualized revenues and the potential loss of jobs by 350-plus Facility employees. Subsequent to the filing of these motions, ICE extended the task order funding for the Adelanto contract through September 30, 2024.

During the fourth quarter of 2023, in Colorado, we renewed our contract with ICE for the provision of the company-owned 1,532-bed Aurora ICE Processing Center and associated secure support services for a one-year term.

During the fourth quarter of 2023, in California, we renewed our contract with the U.S. Marshals for the provision of secure support services at the government-owned, 512-bed El Centro Detention Facility for a two-year term.

Also during the fourth quarter of 2023, at the state level, we received a two-year renewal of our lease agreement with the State of New Mexico for our company-owned, 600-bed Guadalupe County Correctional Facility, which is managed by the New Mexico Corrections Department.

Additionally, our GEO Reentry Services division renewed five residential reentry center contracts at the state and federal levels during the fourth quarter of 2023.

During the third quarter of 2023, we renewed two direct contracts with the U.S. Marshals Service. One was at our company-owned 1,900-bed Rio Grande Processing Center in Texas for a five-year term, and the second at our company-leased 770-bed Western Region Detention Facility in San Diego for a two-year term.

We also renewed three contracts with ICE during the third quarter of 2023 for respective one-year terms that include our company-owned 700-bed Broward Transitional Center in Florida, our company-owned 1,904-bed South Texas ICE Processing Center, and our company-owned 1,314-bed Montgomery Processing Center in Texas.

On April 28, 2023, we signed a 66-month lease, with subsequent unlimited one-year options, with the Oklahoma Department of Corrections for our previously idled company-owned Great Plains Correctional Facility which commenced May 1, 2023.

During the first quarter of 2023, the USMS exercised the five-year option period under our direct contract for the 768-bed Robert Deyton Facility in Georgia, which is now effective through February 2028.

On January 9, 2023, we announced that our Australian subsidiary, GEO Australia, had entered into a contract with the Department of Justice and Community Safety in the State of Victoria for delivery of primary health services across thirteen public prisons. The contract commenced on July 1, 2023.

Idle Facilities

We are currently marketing 11,421 vacant beds at seven of our U.S. Secure Services and at three of our Reentry Services idle facilities to potential customers. One of our U.S. Secure Services idle facilities, the 750-bed Cheyenne Mountain Recovery Center, is currently under a contract that has not yet been activated. The annual net carrying cost of our idle facilities in 2024 is estimated to be $29.2 million, including depreciation expense of $14.0 million. As of March 31, 2024, these ten facilities had a combined net book value of $286.6 million. We currently do not have any firm commitment or agreement in place to activate the idle facilities (except for the Cheyenne Mountain Recovery Center). Historically, some facilities have been idle for multiple years before they received a new contract award. These idle facilities are included in the U.S. Secure Services and Reentry Services segments. The per diem rates that we charge our clients often vary by contract across our portfolio. However, if the remaining idle facilities were to be activated using our U.S. Secure Services and Reentry Services average per diem rates in 2024 (calculated as the U.S. Secure Services and Reentry Services revenue divided by the number of U.S. Secure Services and Reentry Services mandays) and based on the average occupancy rate in our facilities through March 31, 2024, we would expect to receive incremental annualized revenue of approximately $350 million and an annualized increase in earnings per share of approximately $0.35 to $0.38 per share based on our average operating margins.

April 2024 Refinancing

On April 18, 2024, we closed a private offering of $1.275 billion aggregate principal amount of senior notes, comprised of $650.0 million aggregate principal amount of the Secured Original Notes issued under the Indenture, dated as of April 18, 2024 (the “Secured Notes Indenture”), among GEO, the Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent, and $625.0 million aggregate principal amount of the Unsecured Original Notes issued under the Indenture, dated as of April 18, 2024 (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “Indentures”), among GEO, the Guarantors and Ankura Trust Company, LLC as trustee. The Original Notes are guaranteed by GEO’s domestic subsidiaries that are guarantors under a new senior secured credit facility and outstanding senior notes.

In connection with the offering of the Original Notes, we entered into a new credit agreement, dated as of April 18, 2024, among The GEO Group, Inc. and GEOCH, as borrowers, the lenders referred to therein and Citizens Bank, N.A., as administrative agent (the “2024 Credit Agreement”) to, among other things, evidence and govern a first-lien senior secured revolving credit facility (the “Revolving Credit Facility”) and a first-lien senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The aggregate principal amount of revolving credit commitments under the Revolving Credit Facility is $310.0 million (including a $17.05 million letter of credit subfacility) and the aggregate principal amount of the Term Loan Facility is $450.0 million. See “Description of Other Indebtedness—2024 Credit Agreement.”

The offering of the Original Notes and the new Term Loan Facility resulted in net proceeds of approximately $1.67 billion, after deducting the initial purchasers’ discount and estimated expenses payable by us. We used the net proceeds of the offering of the Original Notes, borrowings under the new Term Loan Facility, and cash on hand to refinance approximately $1.5 billion of existing indebtedness, including to fund the repurchase, redemption or other discharge of our Tranche 1 Term Loan and Tranche 2 Term Loan under our prior senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026, to pay related premiums, transaction fees and expenses, and for general corporate purposes.

On April 4, 2024, we entered into private exchange agreements with certain holders (the “April Exchange Noteholders”) of the 6.50% exchangeable senior notes due 2026 issued by GEO Corrections Holdings, Inc. (the “6.50% Exchangeable Senior Notes”). The April Exchange Noteholders agreed to exchange $177.1 million in aggregate principal amount of the outstanding 6.50% Exchangeable Senior Notes for consideration that consisted of cash and shares of GEO common stock issued at closing (the “April Exchange”). The final exchange value and number of shares of common stock issued by GEO to the April Exchange Noteholders was determined based upon a volume-weighted average price per share of common stock during an averaging period commencing April 5, 2024 and lasting 20 trading days. The 6.50% Exchangeable Senior Notes exchanged represented 77% of the outstanding principal amount, with $52.9 million in aggregate principal amount remaining outstanding following the April Exchange. See “Description of Other Indebtedness—6.50% Exchangeable Senior Notes Due 2026.”

On May 15, 2024, we entered into private exchange agreements with certain holders (the “May Exchange Noteholders”) of the 6.50% Exchangeable Senior Notes. The May Exchange Noteholders have agreed to exchange $46.4 million in aggregate principal amount of the outstanding 6.50% Exchangeable Senior Notes for consideration that consisted of cash and shares of GEO common stock issued at closing (the “May Exchange”). The final exchange value and number of shares of common stock to be issued by GEO to the May Exchange Noteholders was determined based upon a volume-weighted average price per share of common stock during an averaging period commencing May 16, 2024 and lasting five trading days. The 6.50% Exchangeable Senior Notes to be exchanged represented approximately 88% of the outstanding principal amount, with $6.5 million in aggregate principal amount remaining outstanding following the May Exchange. See “Description of Other Indebtedness—6.50% Exchangeable Senior Notes Due 2026.”

We refer to the offering of the Original Notes, the entry into the 2024 Credit Agreement, the refinancing, repurchase, redemption or other discharge of our Tranche 1 Term Loan and Tranche 2 Term Loan under our prior senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026, to pay related premiums, transaction fees and expenses, and for general corporate purposes, the termination of the prior senior credit facility, and the retirement or settlement of a portion of the 6.50% Exchangeable Senior Notes, collectively, as the “Transactions.”

Competitive Strengths

Long-Term Relationships with High-Quality Government Customers

We have developed long-term relationships with our federal, state and other governmental customers, which we believe enhance our ability to win new contracts and retain existing business. We have provided secure management services to the United States Federal Government for 37 years, the State of California for 35 years, the State of Texas for approximately 36 years, various Australian state government entities for 32 years and the State of Florida for approximately 30 years. These customers accounted for approximately 77% of our consolidated revenues for the fiscal year ended December 31, 2023.

Recurring Revenue with Strong Cash Flow

Our revenue base has historically been derived from our long-term customer relationships. We have historically been able to expand our revenue base by continuing to reinvest our strong operating cash flow into expansionary projects and through strategic acquisitions that provide scale and further enhance our service offerings. Our consolidated revenues have grown to approximately $2.4 billion in 2023. We expect our operating cash flow to be well in excess of our anticipated annual maintenance capital expenditure needs, which would provide us significant flexibility for the repayment of indebtedness.

Sizeable International Business

Our international infrastructure, which leverages our operational excellence in the U.S., allows us to aggressively target foreign opportunities that our U.S. based competitors without overseas operations may have difficulty pursuing. We currently have international operations in Australia, South Africa and the United Kingdom. Our international services business generated approximately $193.9 million of revenues, representing approximately 8% of our consolidated revenues for the year ended December 31, 2023. We believe we are well positioned to continue benefiting from foreign governments’ initiatives to enter into public-private partnerships for secure services.

Experienced, Proven Senior Management Team

Our Executive Chairman and founder, George C. Zoley, Ph.D., has provided senior leadership for our Company for 39 years and has established a track record of growth and profitability. Under his leadership and guidance, our annual consolidated revenues from operations have grown from $207.0 million in 1997 to approximately $2.4 billion in 2023. Dr. Zoley is one of the pioneers of the industry, having developed and opened what we believe to be one of the first public-private partnership secure services facilities in the U.S. in 1986. Our recently appointed Chief Executive Officer, Brian R. Evans has been with our Company for 23 years. Since joining the Company, Mr. Evans has overseen significant financial growth and shareholder value creation. During his tenure at GEO, Mr. Evans has been instrumental in successfully executing the Company’s strategy for three secondary public offerings of equity; the execution of multiple financing transactions; and the successful completion of major business transactions. Our top seven senior executives have an average tenure with our Company of approximately 11 years.

Business Strategies

Provide High Quality, Comprehensive Services and Cost Savings Throughout the Corrections Lifecycle

Our objective is to provide federal, state and local governmental agencies with a comprehensive offering of high quality, essential services at a lower cost than they themselves could achieve. We believe government agencies facing budgetary constraints will increasingly seek to outsource a greater proportion of their correctional needs to reliable providers that can enhance quality of service at a reduced cost. We believe our expanded and diversified service offerings uniquely position us to bundle our high-quality services and provide a comprehensive continuum of care for our clients, which we believe will lead to lower cost outcomes for our clients and larger scale business opportunities for us.

Maintain Disciplined Operating Approach

We refrain from pursuing contracts that we do not believe will yield attractive profit margins in relation to the associated operational risks. In addition, although we engage in facility development from time to time without having a corresponding management contract award in place, we endeavor to do so only where we have determined that there is medium to long-term client demand for a facility in that geographical area. We have also elected not to enter certain international markets with a history of economic and political instability. We believe that our strategy of emphasizing lower risk and higher profit opportunities helps us to consistently deliver strong operational performance, lower our costs and increase our overall profitability.

Pursue International Growth Opportunities

As a global provider of public-private partnership secure services, we are able to capitalize on opportunities to operate existing or new facilities on behalf of foreign governments. We have seen increased business development opportunities including opportunities to cross sell our expanded service offerings in recent years in the international markets in which we operate. We will continue to actively bid on new international projects in our current markets and in new markets that fit our target profile for profitability and operational risk.

Corporate Information

Our business was founded in 1984 as a division of The Wackenhut Corporation, or TWC, a multinational provider of global security services. We were incorporated in 1988 as a wholly-owned subsidiary of TWC. In July 1994, we became a publicly-traded company. In 2002, TWC was acquired by Group 4 Falck A/S, which became our new parent company. In July 2003, we purchased all of our common stock owned by Group 4 Falck A/S and became an independent company. In November 2003, we changed our corporate name to “The GEO Group, Inc.”

GEO operated as a REIT from January 1, 2013 through December 31, 2020. On December 2, 2021, we announced that our Board unanimously approved a plan to terminate GEO’s REIT election and become a taxable C corporation, effective for the year ended December 31, 2021. As a result, we are no longer required to operate under REIT rules, including the requirement to distribute at least 90% of REIT taxable income to our stockholders, which provides us with greater flexibility to use our free cash flow. Effective January 1, 2021, we are subject to federal and state income taxes on our taxable income at applicable tax rates and we are no longer entitled to a tax deduction for dividends paid. GEO operated as a REIT for the 2020 tax year, and existing REIT requirements and limitations, including those established by GEO’s organizational documents, remained in place until December 31, 2020. The Board also voted unanimously to discontinue our quarterly dividend payment and prioritize allocating GEO’s free cash flow to reduce debt.

We currently trade on the New York Stock Exchange under the ticker symbol “GEO.”

Our principal executive offices are located at 4955 Technology Way, Boca Raton, Florida 33431 and our telephone number is (561) 893-0101. We also maintain a website at www.geogroup.com where general information about the Company is available. The information contained on or accessible through GEO’s website is not part of this prospectus, other than the documents that GEO files with the SEC that are expressly incorporated by reference into this prospectus. See “Where You Can Find More Information.”

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following table sets forth the summary historical financial and other data of us and our consolidated subsidiaries at the dates and for the periods indicated. The summary consolidated balance sheet data as of December 31, 2023, 2022, and 2021 and the summary condensed consolidated statements of comprehensive income data and certain other financial data for each of the years in the three-year period ended December 31, 2023 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The selected balance sheet data as of March 31, 2024 and 2023 and the selected consolidated statements of comprehensive income data and other financial data for each of March 31, 2024 and 2023 have been derived from our unaudited consolidated financial statements, which are incorporated by reference into this prospectus. In the opinion of management, the presentation of such results includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the data for such periods. The financial results for the three months ended March 31, 2024 may not be indicative of our financial results for the full fiscal year.

The information presented below should be read in conjunction with the historical consolidated financial statements of GEO, including the related notes, and with GEO’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference into this prospectus. All amounts are presented in thousands except operational data. See “Where You Can Find Additional Information.”

	Three Months Ended		Year Ended
(In thousands)	March 31, 2024	March 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Condensed Consolidated Statements of Comprehensive Income:
Revenues	$605,672	$608,209	$2,413,167	$2,376,727	$2,256,612
Operating costs and expenses:
Operating expenses (excluding depreciation and amortization)	441,675	433,492	1,744,228	1,662,885	1,629,046
Depreciation and amortization	31,365	31,923	125,784	132,925	135,177
General and administrative expenses	53,070	50,134	190,766	196,972	204,306

Total operating costs and expenses	$526,110	$515,549	$2,060,778	$1,992,782	$1,968,529

Operating income	79,562	92,660	352,389	383,945	288,083
Interest income	2,474	1,168	7,792	15,988	24,007
Interest expense	(51,295)	(54,258)	(218,292)	(164,550)	(129,460)
Loss (Gain) on extinguishment of debt	(39)	(136)	(8,532)	(37,895)	4,693
Net Gain on Dispositions of Assets	—	—	4,691	32,332	5,499

Income before income taxes and equity in earnings of affiliates	$30,702	$39,434	$138,048	$229,820	$192,822
Provision for income taxes	8,071	12,362	35,399	62,899	122,730
Equity in earnings of affiliates, net of income tax provision of $128, $179, $868, $740 and $1,035, respectively	28	922	4,534	4,771	7,141

Net income	$22,659	$27,994	$107,183	$171,692	$77,233
Less: loss attributable to noncontrolling interests	9	9	142	121	185

Net income attributable to The GEO Group, Inc.	$22,668	$28,003	$107,325	$171,813	$77,418

	Three Months Ended		Year Ended
(In thousands)	March 31, 2024	March 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Business Segment Data:
Revenues:
U.S. Secure Services	$400,940	$365,957	$1,518,292	$1,437,831	$1,488,936
Electronic Monitoring and Supervision Services	86,784	132,640	425,879	496,268	278,934
Reentry Services	67,830	64,223	275,102	255,428	274,893
International Services	50,118	45,389	193,894	187,200	213,849
Total revenues	$605,672	$608,209	$2,413,167	$2,376,727	$2,256,612
Operating income
U.S. Secure Services	$79,241	$63,344	$269,989	$280,818	$292,925
Electronic Monitoring and Supervision Services	38,180	64,688	212,903	238,194	127,070
Reentry Services	12,742	10,186	48,735	42,923	50,128
International Services	2,469	3,576	11,528	18,982	22,266
Unallocated G&A expenses	(53,070)	(50,134)	(190,766)	(196,972)	(204,306)

Total operating income	$79,562	$92,660	$352,389	$383,945	$288,083

	Three Months Ended		Year Ended
(In thousands)	March 31, 2024	March 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$126,497	$110,916	$93,971	$95,073	$506,491
Restricted cash and investments	141,378	129,832	135,968	111,691	96,319
Accounts receivable, net	356,717	349,337	390,023	416,399	365,573
Property and equipment, net	1,929,012	1,972,859	1,944,278	2,002,021	2,037,845
Total assets	3,684,510	3,701,984	3,696,406	3,760,383	4,537,408
Total debt excluding non-recourse, finance leases and amortizations of loan costs	1,796,684	1,979,603	1,820,224	1,998,365	2,652,311
Total shareholders’ equity	1,308,621	1,199,049	1,290,314	1,165,088	975,016
Other Financial Data:
Net cash provided by operating activities	$85,807	$94,740	$284,933	$296,412	$282,635
Net cash provided by (used in) investing activities	(17,291)	(15,162)	(60,570)	2,960	(53,737)
Net cash provided by (used in) financing activities	(30,100)	(45,878)	(208,083)	(699,100)	11,263
Capital expenditures	(14,768)	(13,767)	(73,002)	(90,026)	(69,394)
Depreciation and amortization expense	31,365	31,923	125,784	132,925	135,177
EBITDA(1)	111,083	125,684	488,266	554,713	436,935
Adjusted EBITDA(1)	117,643	131,016	507,177	540,028	466,964
Other Operational Data (end of period):
Facilities in operation(2)	90	91	90	91	94
Operations capacity of contracts(2)	64,781	66,278	65,456	66,278	73,895
Compensated mandays(3)	5,165,541	5,094,145	20,437,008	21,426,278	22,413,559

(1)

We define EBITDA as net income adjusted by adding provisions for income tax, interest expense, net of interest income and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for gain on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, litigation costs and settlements, pre-tax, one-time employee restructuring expenses, pre-tax, transaction related expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income for the three months ended March 31, 2024 and 2023, and the years ended December 31, 2023, 2022, and 2021:

	Three Months Ended		Year Ended
(In thousands)	March 31, 2024	March 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021
	(unaudited)
Net income	$22,659	$27,994	$107,183	$171,692	$77,233
Add:
Income tax provision	8,199	12,541	36,267	63,639	123,765
Interest expense, net of interest income	48,860	53,226	219,032	186,457	100,760
Depreciation and amortization	31,365	31,923	125,784	$132,925	135,177

EBITDA	$111,083	$125,684	$488,266	$554,713	$436,935
Add (Subtract):
Gain on asset divestitures, pre-tax	—	—	(4,691)	(32,332)	(3,722)
Net loss attributable to noncontrolling interests	9	9	142	121	185
Stock based compensation expenses, pre-tax	5,656	5,678	15,065	16,204	19,199
ATM equity program expenses, pre-tax	264	—	—	—	—
Litigation costs and settlements, pre-tax	—	—	8,900	—	—
Start-up expenses, pre-tax	492	—	—	—	1,723
One-time employee expenses, pre-tax	—	—	814	—	7,459
Transaction related expense, pre-tax	—	—	—	1,322	8,118
Close-out expenses, pre-tax	488	—	—	—	1,475
Other non-cash revenue & expense, pre-tax	(349)	(355)	(1,319)	—	(4,408)

Adjusted EBITDA	$117,643	$131,016	$507,177	$540,028	$466,964

(2)	Excludes idle facilities and assets held for sale.
(3)

Compensated mandays are calculated as follows: (a) for per diem rate facilities-the number of beds occupied by residents on a daily basis during the fiscal year; and (b) for fixed rate facilities-the capacity of the facility multiplied by the number of days the facility was in operation during the fiscal year.

THE EXCHANGE OFFER

The summary contains basic information about the exchange offer and the Exchange Notes. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.” With respect to the discussion of the terms of the Exchange Notes on the cover page, in this summary of the exchange offer and under the captions “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes,” the terms “we,” “our,” “us,” “GEO” or the “Company” refer only to The GEO Group, Inc., excluding its subsidiaries.

On April 18, 2024, we issued the Secured Original Notes and the Unsecured Original Notes in a private offering to the initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We entered into a registration rights agreement with Citizens JMP Securities, LLC, as representative of the several initial purchasers, in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the Original Notes. The following is a summary of the exchange offer.

Secured Original Notes	$650.0 million of our 8.625% Senior Secured Notes due 2029, which we refer to as the “Secured Original Notes.”

Unsecured Original Notes	$625.0 million of our 10.250% Senior Notes due 2031, which we refer to as the “Unsecured Original Notes.” We refer to the Secured Original Notes and the Unsecured Original Notes collectively as the “Original Notes.”

Secured Exchange Notes	$650.0 million of our 8.625% Senior Secured Notes due 2029, which we refer to as the “Secured Exchange Notes.”

Unsecured Exchange Notes	$625.0 million of our 10.250% Senior Notes due 2031, which we refer to as the “Unsecured Exchange Notes.” We refer to the Secured Exchange Notes and the Unsecured Exchange Notes collectively as the “Exchange Notes.” We refer to the Original Notes and the Exchange Notes collectively as the “notes.” The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes of the applicable series, except that the Exchange Notes will not contain terms with respect to additional interest, registration rights or transfer restrictions.

The Exchange Offer	We are offering Exchange Notes of each series in exchange for a like principal amount of our Original Notes of such series. You may tender your Original Notes of a series for Exchange Notes of such series by following the procedures described under the heading “The Exchange Offer.”

Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on July 16, 2024, unless we extend it (the “Expiration Date”). You may withdraw any Original Notes that you tender for exchange at any time prior to the Expiration Date. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.

Conditions to the Exchange Offer	The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC. However, the exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered in the exchange offer.

Procedures for Tendering Original Notes	To participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the Expiration Date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your Original Notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of Original Notes desires to tender such Original Notes and the holder’s Original Notes are not immediately available, or time will not permit the holder’s Original Notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus. See “The Exchange Offer—Procedures for Tendering the Original Notes.”

United States Federal Income Tax Consequences	Your exchange of Original Notes for Exchange Notes generally should not constitute a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Consequences of Failure to Exchange Your Original Notes	Original Notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the Original Notes. In general, you may offer or sell your Original Notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not currently intend to register the Original Notes under the Securities Act.

Resales of the Exchange Notes

Based on interpretations of the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for sale, resell or otherwise transfer the Exchange Notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you are not a broker-dealer tendering notes acquired directly from us;

•	you acquire the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

•	you are not an “affiliate”, as that term is defined in Rule 405 under the Securities Act, of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a compliant prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires Exchange Notes in the exchange offer for its own account in exchange for Original Notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any Exchange Notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all Original Notes properly tendered and not withdrawn prior to the expiration of the exchange offer. We will complete the exchange offer and issue the Exchange Notes promptly after the expiration of the exchange offer.

Exchange Agent	Ankura Trust Company, LLC, the trustee under the Indentures governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—The Exchange Agent.”

THE EXCHANGE NOTES

The exchange offer applies to the Secured Original Notes outstanding as of the date hereof and the Unsecured Original Notes outstanding as of the date hereof. The form and terms of the Exchange Notes of each series will be identical in all respects to the form and the terms of the Original Notes of such series except that the Exchange Notes:

•	will have been registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the Original Notes; and

•	will not be subject to any increase in annual interest rate as described below under “The Exchange Offer—Purpose of the Exchange Offer.”

The Exchange Notes will represent the same debt as the Original Notes of the applicable series for which they are exchanged. We will issue the Secured Exchange Notes under the same indenture under which the Secured Original Notes were issued (the “Secured Notes Indenture”) and the Unsecured Exchange Notes under the same indenture under which the Unsecured Original Notes were issued (the “Unsecured Notes Indenture” and together with the Secured Notes Indenture, the “Indentures”). The Indentures are governed by, and construed in accordance with, the laws of the State of New York.

The following is a brief summary of the principal terms of the Exchange Notes. For a more complete description of the terms of the Exchange Notes and the terms and provisions of the Indentures, see “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.” As used in this section, “we,” “our,” “us,” “GEO,” the “Company” and the “issuer” refer to The GEO Group, Inc., excluding its subsidiaries.

Issuer	The GEO Group, Inc.

Notes Offered	$650.0 million aggregate principal amount of 8.625% Senior Secured Notes due 2029, which we refer to as the “Secured Exchange Notes”; and

$625.0 aggregate principal amount of 10.250% Senior Notes due 2031, which we refer to as the “Unsecured Exchange Notes.” We refer to the Secured Exchange Notes and the Unsecured Exchange Notes collectively as the “Exchange Notes.”

Maturity Dates	The Secured Exchange Notes will mature on April 15, 2029.

The Unsecured Exchange Notes will mature on April 15, 2031.

Interest Rates	Interest on the Secured Exchange Notes will accrue at a rate of 8.625% per annum.

Interest on the Unsecured Exchange Notes will accrue at a rate of 10.250% per annum.

Interest Payment Dates	In respect of the Secured Exchange Notes, April 15 and October 15 of each year, commencing October 15, 2024.

In respect of the Unsecured Exchange Notes, April 15 and October 15 of each year, commencing October 15, 2024.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed by each of our restricted subsidiaries that guarantee any indebtedness of GEO or any Guarantor under any credit facility, including our obligations under the 2024 Credit Agreement, and any indebtedness of GEO or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more.

Our subsidiaries that will not be providing Guarantees generated approximately 8.5% and 8.8% of our consolidated revenues and 7.2% and 7.6% of our consolidated EBITDA for the fiscal year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 8.0% and 8.0% of our consolidated assets as of December 31, 2023 and March 31, 2024, respectively. In addition, as of December 31, 2023 and March 31, 2024, our subsidiaries that will not be providing Guarantees had $135.9 million and $134.2 million of liabilities, respectively, including no indebtedness.

Security	The Secured Exchange Notes and the Secured Note Guarantees thereof will be secured by first-priority liens on the Collateral, which are pari passu with the liens on the obligations of the Company and the Guarantors under the 2024 Credit Agreement and any other future First Lien Secured Obligations (as defined herein under “Description of the Secured Exchange Notes”), subject to Permitted Liens. See “Description of the Secured Exchange Notes—Security.”

Ranking	The Secured Exchange Notes offered hereby and the Secured Note Guarantees thereof will be:

•	senior, secured obligations of GEO and the Guarantors, respectively;

•

equal in right of payment with all of our and the Guarantors’ other existing and future senior indebtedness, including our obligations under the 2024 Credit Agreement and the related guarantees thereof;

•

secured on an equal and ratable basis with, or on a senior basis to, as applicable, all of our and the Guarantors’ existing and future senior secured indebtedness, including on an equal and ratable basis with our obligations under the 2024 Credit Agreement and the related guarantees, subject to Permitted Liens;

•

effectively junior in right of payment to all of our and the Guarantors’ existing and future secured indebtedness that is secured by a lien on any assets not constituting Collateral, to the extent of the value of such assets;

•

effectively senior in right of payment to all of our and the Guarantors’ existing and future unsecured indebtedness, including the 6.50% Exchangeable Senior Notes and the related guarantees, and the Unsecured Notes and the Unsecured Note Guarantees, to the extent of the value of the Collateral;

•	senior in right of payment to any of our and the Guarantors’ future subordinated indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the Secured Exchange Notes.

The Unsecured Exchange Notes offered hereby and the Unsecured Note Guarantees thereof will be:

•	senior, unsecured obligations of GEO and the Guarantors, respectively;

•	equal in right of payment with all of our and the Guarantors’ existing and future senior, unsecured indebtedness, including the 6.50% Exchangeable Senior Notes;

•

effectively junior in right of payment to all of our and the Guarantors’ existing and future secured indebtedness, including the obligations under the 2024 Credit Agreement and the related guarantees, and the Secured Notes and the Secured Note Guarantees, to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to any of our and the Guarantors’ future subordinated indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the Unsecured Exchange Notes.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of the Term Loan B, $6.5 million of the 6.50% Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes.

Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the Revolving Credit Facility, subject to our satisfying the relevant borrowing conditions under the 2024 Credit Agreement with respect to the incurrence of such indebtedness. In addition, as of March 31, 2024, our subsidiaries that are not providing Guarantees had $134.2 million of liabilities, including no indebtedness.

First Lien Intercreditor Agreement	The Secured Notes Trustee and the Secured Notes Collateral Agent (each as defined herein under “Description of the Secured Exchange Notes”) are party to the First Lien Intercreditor Agreement (as defined herein under “Description of the Secured Exchange Notes”) with the administrative agent and collateral agent under the 2024 Credit Agreement, with respect to the Shared Collateral (as defined herein under “Description of the Secured Exchange Notes.”)

The First Lien Intercreditor Agreement sets forth the relative rights with respect to the Shared Collateral and covers certain other matters relating to the administration of security interests. See “Description of the Secured Exchange Notes—First Lien Intercreditor Agreement.”

Security Documents	The obligations under the Secured Notes and the Secured Note Guarantees are secured pursuant to security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the liens on the Collateral (including, without limitation, mortgages, deeds of trust or deeds to secure debt and financing statements under the Uniform Commercial Code of the relevant states applicable to the Collateral), each for the benefit of the Secured Notes Trustee, the Secured Notes Collateral Agent and the holders of the Secured Notes (whether or not through the agency of any agent or other representative), as amended, amended and restated, modified, renewed or replaced from time to time (collectively, the “Security Documents”).

Optional Redemption	We may at our option redeem some or all of the notes of either series at any time and from time to time in whole or in part in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest, if any, to (but not including) the date of redemption. See “Description of the Secured Exchange Notes—Optional Redemption” and “Description of the Unsecured Exchange Notes—Optional Redemption.”

Change of Control	Upon a change of control, we must offer to repurchase the notes of each series at 101% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, to (but not including) the purchase date (subject to the right of holders of the Secured Notes and the Unsecured Notes, as applicable, on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes and the Unsecured Notes, as applicable, have not been redeemed or repurchased prior to such date). See “Description of the Secured Exchange Notes— Repurchase at the Options of Holders—Change of Control” and “Description of the Unsecured Exchange Notes—Repurchase at the Options of Holders—Change of Control.”

Certain Covenants	The Indentures that will govern the Exchange Notes contain certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

•	sell assets;

•	make certain restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	enter into mergers, consolidations, or sales of all or substantially all of our assets;

•	enter into transactions with affiliates;

•	designate restricted and unrestricted subsidiaries;

•	engage in sale and leaseback transactions; and

•	engage in businesses, except as otherwise permitted.

Covenant Suspension	At any time when the Exchange Notes are rated investment grade by Moody’s Investors Service, Inc. (“Moody’s”) and S&P Global Ratings, a division of S&P Global Inc. (“S&P”), and no default has occurred and is continuing under the applicable indenture, the Company and the Guarantors will not be subject to many of the foregoing covenants.

However, if the Company and the Guarantors are not subject to such covenants and, on any subsequent date, one or both of such rating agencies withdraws its investment grade ratings assigned to the notes of the applicable series or downgrades the rating assigned to the notes of such series below an investment grade rating, then Company and the Guarantors will again become subject to such covenants. See “Description of the Secured Exchange Notes—Certain Covenants” and “Description of the Unsecured Exchange Notes—Certain Covenants.”

Absence of an Established Market for the Exchange Notes	There is currently no established trading market for the Exchange Notes and we do not intend to list the Exchange Notes on any securities exchange. Accordingly, we cannot assure you that an active or liquid market for the Exchange Notes will develop or be maintained. If an active trading market for the Exchange Notes does not develop, the market price and liquidity of the Exchange Notes may be adversely affected. If Exchange Notes are traded, they may trade at a discount, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Related to the Exchange Notes—There is no public market for the Exchange Notes.”

Book-Entry; Delivery and Form	The Exchange Notes of each series will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of The Depository Trust Company (“DTC”) or its nominee. Transfers of the Exchange Notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances. See “Book-Entry; Delivery and Form.”

Denominations	Each series of the Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The Exchange Notes and the Guarantees thereof will be, and the Original Notes, the Indentures, the First Lien Intercreditor Agreement and the Security Documents are governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Ankura Trust Company, LLC.

Risk Factors	Investing in the Exchange Notes involves risks. You should carefully consider all the information contained or incorporated by reference in this prospectus prior to participating in the exchange offer. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors” beginning on page 27 of this prospectus and in “Item 1A—Risk Factors” of GEO’s Annual Report on Form 10-K for the year ended December 31, 2023, for a description of certain risks you should consider before participating in the exchange offer.

RISK FACTORS

An investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as those described under “Item 1A. Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 and the other information set forth and incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. Any of these risks, as well as other risks and uncertainties, could materially adversely affect the value of the Exchange Notes directly or our business, financial condition, or results of operations and thus indirectly cause the value of the Exchange Notes to decline. These risks could also cause our actual results to differ materially from those indicated in the forward-looking statements contained herein and elsewhere. Such risks are not the only risks that could impact us or the value of the Exchange Notes. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the Exchange Notes.

Risks Related to the Secured Exchange Notes

The following risks apply to the Secured Original Notes and will apply equally to the Secured Exchange Notes. We refer to the Secured Original Notes and the Secured Exchange Notes collectively in this prospectus as the “Secured Notes.”

The Secured Notes and the Secured Note Guarantees are effectively subordinated to our and the Guarantors’ secured indebtedness that is secured by a lien on any assets not constituting Collateral to the extent of the value of such assets, and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the Secured Notes.

The Secured Notes and Secured Note Guarantees are secured on a first-priority basis by the Collateral (subject to Permitted Liens) and, therefore, are effectively subordinated to all of our and the Guarantors’ existing and future secured indebtedness that is secured by a lien on any assets not constituting the Collateral to the extent of the value of such assets. The Secured Notes rank pari passu with the liens on the obligations of the Company and the Guarantors under the 2024 Credit Agreement and any other future First Lien Secured Obligations, subject to Permitted Liens.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we and the Guarantors would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of the Term Loan B, $6.5 million of the 6.50% Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes. Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the Revolving Credit Facility, subject to our satisfying the relevant borrowing conditions under the 2024 Credit Agreement with respect to the incurrence of such indebtedness. In addition, as of March 31, 2024, our subsidiaries that are not providing Guarantees had $134.2 million of liabilities, including no indebtedness.

In addition, the 2024 Credit Agreement, the Indentures that govern the notes, and the indenture governing the 6.50% Exchangeable Senior Notes allow us and the Guarantors to incur a significant amount of additional indebtedness, including indebtedness secured by a first-priority lien on the Collateral.

The Secured Notes and the Secured Note Guarantees are structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the Secured Notes, including the trade payables of such subsidiaries. Our subsidiaries that will not be providing Guarantees generated approximately 8.5% and 8.8% of the Company’s consolidated revenues and 7.2% and 7.6% of the Company’s consolidated EBITDA for the year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 8.0% and 8.0% of the Company’s consolidated assets as of December 31, 2023 and March 31, 2024, respectively. In addition, as of December 31, 2023 and March 31, 2024, the Company’s subsidiaries that will not be providing Guarantees had $135.9 million and $134.2 million of liabilities, including no indebtedness.

Even though the holders of the Secured Notes will benefit from a first-priority lien on the Collateral, the representative of the lenders under the 2024 Credit Agreement will initially have the exclusive right to control actions (including the exercise of remedies) with respect to the Collateral.

The rights of the holders of the Secured Notes in the Collateral (including the right to exercise remedies) are subject to the First Lien Intercreditor Agreement among the Secured Notes Collateral Agent, the authorized representative for the secured parties under the Credit Agreement, the Secured Notes Trustee and any applicable representative for the holders of future first lien pari passu obligations. Under the First Lien Intercreditor Agreement, enforcement actions that may be taken with respect to the Shared Collateral, including the ability to cause the commencement of enforcement proceedings against the Shared Collateral or to control such proceedings, will be at the direction of the Credit Agreement Collateral Agent until the earlier to occur of (x) the discharge of our obligations under the 2024 Credit Agreement (which discharge does not include certain refinancings of the senior facilities) and (y) 180 days after written notice is given to the Credit Agreement Administrative Agent, the Secured Notes Collateral Agent and each other authorized representative under the First Lien Intercreditor Agreement of the occurrence of a continuing event of default under an agreement governing a series of indebtedness that represents the largest outstanding principal amount of indebtedness subject to the First Lien Intercreditor Agreement (other than the 2024 Credit Agreement) and that such indebtedness is currently due and payable in full; provided that the expiration of such 180-day period shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Company or any Guarantor which has granted a security interest in such Shared Collateral, as the case may be, is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding. See “Description of the Secured Exchange Notes—Security” and “Description of the Secured Exchange Notes—First Lien Intercreditor Agreement.”

At any time that the Credit Agreement Administrative Agent does not have the right to take action with respect to the Collateral pursuant to the First Lien Intercreditor Agreement as described above, then the authorized representative for the Secured Notes or other debt that has the greatest outstanding principal amount would exercise such right to take action under the First Lien Intercreditor Agreement. The First Lien Intercreditor Agreement also includes waivers of certain important rights that holders of secured debt would otherwise have.

Under the First Lien Intercreditor Agreement, except for the Applicable Collateral Agent, no other secured party or collateral agent under the First Lien Secured Obligations will contest, protest or object (or support any other Person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Applicable Collateral Agent or the Applicable Authorized Representative or any other exercise by the Applicable Collateral Agent or the Applicable Authorized Representative of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. After the filing of any bankruptcy petition or the commencement of any other insolvency, restructuring or liquidation proceeding, the value of the Collateral could materially deteriorate, and holders of the secured notes would be prohibited from raising an objection to such proposed financing or use of cash collateral. For a description of important waivers by holders of the Secured Notes and limits on their rights as secured creditors under the First Lien Intercreditor Agreement see “Description of the Secured Exchange Notes—Security” and “Description of the Secured Exchange Notes—First Lien Intercreditor Agreement.”

The First Lien Intercreditor Agreement contains customary provisions for New York (U.S.) law intercreditor agreements governing priority of claims among secured creditors and is governed by New York law. The foregoing is not a summary of all material terms of the First Lien Intercreditor Agreement. For a more detailed description, see “Description of the Secured Exchange Notes—Security” and “Description of the Secured Exchange Notes—First Lien Intercreditor Agreement.”

The value of the Collateral may not be sufficient to satisfy our obligations under the Secured Notes.

The Secured Notes are secured by a first-priority lien on the Collateral, which Collateral also secures, or will secure our obligations under the 2024 Credit Agreement and other first lien debt permitted under the 2024 Credit Agreement and Secured Notes Indenture (referred to herein as other “Additional Pari Passu Obligations”), and there may not be sufficient Collateral to pay the Secured Notes and the Additional Pari Passu Obligations. Your rights to the Collateral may be diluted by any increase in debt secured by the Collateral or a reduction in the Collateral. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any guarantor, the Collateral securing the other Additional Pari Passu Obligations and the Secured Notes must be used to pay the other Additional Pari Passu Obligations and the Secured Notes ratably as set forth in the First Lien Intercreditor Agreement. We may incur Additional Pari Passu Obligations in the future. Any Additional Pari Passu Obligations incurred in the future will adversely affect the relative position of the holders of the Secured Notes with respect to the Collateral securing such Secured Notes.

No appraisals of any Collateral were prepared in connection with the offering of the Secured Original Notes, and no appraisals of any Collateral will be prepared in connection with the offering of the Secured Exchange Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the Collateral securing the Secured Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future events or trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral securing the Secured Notes will be sufficient to pay our obligations under the Secured Notes, in full or at all, while also paying the Additional Pari Passu Obligations.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or any guarantor, all proceeds from the Collateral will be applied first to repay the obligations in respect of the Secured Notes and any Additional Pari Passu Obligations. No assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Secured Notes, in full or at all, while also paying the Additional Pari Passu Obligations. Additionally, with respect to some of the Collateral, the Secured Notes Collateral Agent’s security interest and ability to foreclose will be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings.

Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the Secured Notes. Any claim for the difference between the amount, if any, realized by holders of the Secured Notes from the sale of the Collateral securing the Secured Notes and the obligations under the Secured Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

Claims of holders under certain of our mortgages will be limited to a capped amount.

Certain of the real property collateral securing the Secured Notes is located in states that impose a mortgage recording tax. As is customary, in order to limit the amount of mortgage recording, intangibles, documentary stamp and similar taxes with respect to these properties, the maximum amount of obligations secured by the mortgage on each of such properties securing the Secured Notes will be capped at an amount that is equal to what the Company has estimated to be such property’s net book value. We cannot assure you that our estimate of net book value is accurate and even if these properties appreciate in value, your claim under each such mortgage will be limited to such capped amount.

We will not have conducted recent lien searches on certain of the Collateral.

As of the date of this prospectus, we will not have conducted recent lien searches on all Collateral, in particular Collateral consisting of owned or leased real property. There could be one or more existing and undiscovered liens on such Collateral and such liens may prevent or inhibit the Secured Notes Collateral Agent from foreclosing on the liens securing the Secured Notes and may impair the value of such Collateral. Any such undiscovered liens could be significant and could, in certain cases, be prior to the lien of the Secured Notes Collateral Agent securing the Secured Notes.

There are certain categories of property that are excluded from the Collateral securing the Secured Notes and the perfection of certain equity constituting Collateral is limited to the laws of the State of New York.

The assets securing the Secured Notes and the Secured Note Guarantees are limited to certain of our assets and the assets of the Guarantors. Certain categories of assets are excluded from the Collateral and the Secured Note Guarantees. See “Description of the Secured Exchange Notes—Security.” Excluded Property includes, but are not limited to, (i) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights, (ii) property and assets owned by the Company or any Guarantor that are the subject of (A) liens on assets acquired, constructed or improved by the Company or any of its restricted subsidiaries, save as otherwise provided and (B) liens on the GEO HQ granted pursuant to a real property mortgage, but, in each case of clauses (A) and (B), only if and for so long as such property and assets do not secure any other First Lien Secured Obligations, such liens are in effect, the agreements or instruments evidencing or governing such indebtedness prohibit the indebtedness under the 2024 Credit Agreement from being secured by such assets and no part of the indebtedness under the 2024 Credit Agreement and no letter of credit issued under the 2024 Credit Agreement was used to finance the acquisition, construction or improvement of such assets, (iii) immaterial government contracts that are the subject of Permitted Liens, and (iv) any assets with respect to which, in the reasonable judgment of the Credit Agreement Administrative Agent and the Company (as agreed in writing), the cost or other adverse consequences (including adverse tax consequences) of pledging such assets would be excessive in relation to the benefits to be obtained by such lenders therefrom. In addition, while Material Real Property forms part of the Collateral, certain properties, being the GEO HQ, Delaney Hall and the Deyton Detention Facility, are specifically excluded from Material Real Property and therefore excluded from the Collateral. Material Real Property includes, but is not limited to, any domestic real property interest owned or leased by the Company or any Guarantor (i) that is to be secured by a mortgage or deed of trust such that, after giving effect to the mortgages or deeds of trust on such real property interests, the collateral securing the obligations of the Company and the Guarantors under the 2024 Credit Agreement includes at least 80% of the net book value of the domestic real property interests of the Company and the Guarantors, or (ii) that has a net book value of $10.0 million or greater. Mortgages are only required in respect of real property constituting Material Real Property.

The perfection of the equity interests constituting Collateral is governed by the laws of the State of New York and may not be enforceable in other jurisdictions. In addition, the Security Documents provide that no action shall be required by the grantors in any foreign jurisdiction to evidence or further perfect the security interest in the Collateral.

The Collateral securing the Secured Notes may be diluted under certain circumstances.

The Secured Notes Indenture permits us to issue additional senior secured indebtedness, including additional Secured Notes and other indebtedness that may be secured on a pari passu basis with the Secured Notes and our obligations under the 2024 Credit Agreement and the related guarantees, subject to our compliance with the restrictive covenants in the Secured Notes Indenture and the 2024 Credit Agreement at the time we issue or incur such additional senior secured indebtedness. Any additional Secured Notes issued under the Secured Notes Indenture and any such other indebtedness would be guaranteed by the same guarantors and could have the same security interests, with the same priority, as those securing the Secured Notes and our obligations under the

2024 Credit Agreement and the related guarantees. As a result, the Collateral would be shared by any additional Secured Notes and any such other indebtedness, which would dilute the value of the Collateral securing the Secured Notes and our obligations under the 2024 Credit Agreement and the related guarantees. Furthermore, if we issue additional senior secured indebtedness, the terms of the Secured Notes Indenture and our obligations under the 2024 Credit Agreement and the related guarantees may require the Secured Notes Collateral Agent and the administrative agent and collateral agent under the 2024 Credit Agreement to enter into additional intercreditor arrangements with the holders of such additional senior secured indebtedness. As a result, the priority in right of payment of the Secured Notes and our obligations under the 2024 Credit Agreement and the related guarantees, and the priority as to the liens securing the Collateral with respect to the Secured Notes and our obligations under the 2024 Credit Agreement and the related guarantees may be further complicated.

Security over certain Collateral was not in place or was not perfected by the issue date of the Secured Original Notes, and we will not be required to perfect security interests in some instances.

Mortgages on the Company’s and the Guarantors’ right, title and interest in any Material Real Property were not in place and/or perfected as of the issue date of the Secured Original Notes (the “Issue Date”). The Company will take all appropriate steps to have such mortgages in place and perfected within 180 days of the Issue Date (or a later date approved by the Secured Notes Collateral Agent (provided that the Credit Agreement Collateral Agent is also extending such time period under the 2024 Credit Agreement, in which case such later date shall also be deemed approved by the Secured Notes Collateral Agent)).

Liens recorded or perfected after the Issue Date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. To the extent a security interest in certain Collateral is perfected following the Issue Date, that security interest would remain at risk of having been a preference (in which case it might be voided by a trustee in bankruptcy) if granted within 90 days of a bankruptcy filing by the Company or the applicable Guarantor. Accordingly, if the Company or a Guarantor were to file for bankruptcy protection and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, or not yet perfected at all, the liens securing the Secured Notes and the Secured Note Guarantees may be subject to challenge as a result of having not been perfected before the Issue Date. To the extent that such challenge succeeded, you would lose the benefit of the security that such Collateral was intended to provide.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party including enforceability vis-a-vis third parties upon registration before the relevant public registries. The liens on certain of the Collateral securing the Secured Notes, to the extent that possession and/or control thereof perfects a lien thereon under the Uniform Commercial Code in any applicable jurisdiction, may not be perfected with respect to the claims of the Secured Notes if the Credit Agreement Collateral Agent is not able to take the actions necessary to perfect any of such liens. Furthermore, the Secured Notes Indenture will contain customary exceptions to perfection actions that would be required to be taken in order to perfect a security interest in certain types of Collateral. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. If additional domestic restricted subsidiaries are formed or acquired and become guarantors under the Secured Notes Indenture, additional financing statements would be required to be filed to perfect the security interest in the assets of such guarantors. Depending on the type of the assets constituting after-acquired collateral, additional action may be required to be taken to perfect the security interest in such assets, such as the delivery of physical collateral, if permitted by the First Lien Intercreditor Agreement. The Issuer and the guarantors will have limited obligations to perfect the security interest of the holders of the Secured Notes in the Collateral. There can be no assurance that the Secured Notes Collateral Agent or the Credit Agreement Collateral Agent, as applicable, will monitor, or that we will inform the Secured Notes Collateral Agent or the Credit Agreement Collateral Agent, as applicable, of, the future acquisition of property and rights that constitute Collateral securing the Secured Notes, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. None of the Secured Notes Trustee, the Secured Notes Collateral Agent or the Credit Agreement Collateral Agent or any other Secured Notes Collateral Agent has any obligation to monitor the acquisition of additional property or rights that could constitute Collateral securing the Secured Notes or monitor the perfection of any security interest, or make any filings to perfect or maintain the perfection of any security interest. This may result in the loss of the security interest in the Collateral securing the Secured Notes or the priority of the security interest in favor of the Secured Notes against third parties.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests required with respect to the Secured Notes.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests. The existence of any such exceptions, defects, encumbrances, liens and other imperfections or lack of filings could adversely affect the value of the Collateral as well as the ability of the Secured Notes Collateral Agent to realize or foreclose on the Collateral for the benefit of the holders of the Secured Notes, as applicable.

The Collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the Secured Notes.

We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Secured Notes and any future guarantees. In addition, certain assets, including Excluded Property, are excluded from the Collateral.

The terms of the Security Documents, the 2024 Credit Agreement, and the Secured Notes Indenture allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the majority of the Collateral. For example, in accordance with the Security Documents, the 2024 Credit Agreement, and the Secured Notes Indenture, we may, among other things, without approval or consent of the Secured Notes Collateral Agent, conduct activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making cash payments (including repayments of indebtedness). The lien on any Collateral will be automatically released upon any permitted disposition thereof to a person that is not an Issuer or a guarantor and will no longer secure our obligations under the 2024 Credit Agreement and the Secured Notes Indenture. See “Description of the Secured Exchange Notes.”

In addition, certain assets, including Excluded Property, are excluded from the Collateral. See “Description of the Secured Exchange Notes—Security.”

Under various circumstances, all or a portion of the Collateral may be released, including:

•	upon release of a Secured Note Guarantee (with respect to the liens securing such Secured Note Guarantee granted by such Guarantor);

•

as to any asset constituting Collateral, if all other liens on such asset securing the First Lien Secured Obligations then secured by such asset (including commitments thereunder) are released or will be released simultaneously therewith, other than by reason of the discharge in full of any such First Lien Secured Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the Applicable Collateral Agent, to the extent set forth in the Security Documents and the First Lien Intercreditor Agreement;

•	to enable the disposition of such Collateral to the extent not prohibited under the Secured Notes Indenture; and

•	in connection with an amendment to the Secured Notes Indenture or the Security Documents that has received the required consent.

In addition, the Secured Note Guarantee will be released under certain circumstances, including, among other instances (i) in connection with any sale of all of the capital stock of a Guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) a subsidiary of the Company, if the sale complies with the relevant provisions of the Secured Notes Indenture, and (ii) upon the release or termination (other than a termination or release resulting from the payment thereon) of the Secured Note Guarantee of (a) all indebtedness of the Company or any Guarantor under any applicable credit facility and (b) all indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more.

To the extent lien searches are performed, such searches may not reveal all existing liens on the Collateral.

We cannot guarantee that any lien searches conducted on the Collateral will reveal all existing liens on the Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the Secured Notes or the guarantees and, subject to the First Lien Intercreditor Agreement, could have an adverse effect on the ability of the Secured Notes Collateral Agent to realize or foreclose upon the Collateral. In addition, certain statutory priority liens may also exist that are not, or that cannot be, discovered by lien searches.

Rights of the holders of the Secured Notes in the Collateral may be adversely affected by bankruptcy and insolvency proceedings and the holders of the Secured Notes may not be entitled to post-petition interest, fees, or expenses in any bankruptcy or insolvency proceeding.

The right of the Secured Notes Collateral Agent to repossess and dispose of the Collateral is likely to be significantly impaired, and at a minimum delayed, if U.S. bankruptcy proceedings are commenced by or against us prior to or possibly even after the Secured Notes Collateral Agent has repossessed and disposed of the Collateral. Under the U.S. Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, secured creditors, such as the Secured Notes Collateral Agent, are prohibited from among other things, obtaining possession of property of the debtor’s estate or exercising control over such property or creating, perfecting, or enforcing any lien on such property, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in Collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of Collateral as a result of the imposition of the automatic stay or any use of collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor does not require compensation for diminution in the value of its collateral if the value of such collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the Secured Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the Secured Notes Collateral Agent would repossess or dispose of the Collateral, or whether or to what extent the holders of the Secured Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.” With respect to the Secured Notes, the ability of the Secured Notes Collateral Agent and the holders thereof to seek and obtain adequate protection is further limited by the terms of the First Lien Intercreditor Agreement. See “Description of the Secured Notes—First Lien Intercreditor Agreement.”

Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due with respect to the 2024 Credit Agreement and any additional obligations of the Company or any guarantor secured by the Collateral on a first-priority basis or second-priority basis, as applicable, the holders of the Secured Notes, as the case may be, would have “undersecured claims” as to the difference. Generally, U.S. bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under U.S. bankruptcy laws with respect to any unsecured portion of the Secured Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the applicable Secured Notes.

The rights of the Secured Notes Collateral Agent with respect to the Collateral may also be impaired, delayed or otherwise affected by the insolvency laws of the other jurisdictions in which we and the Guarantors are incorporated or organized. See “Risks Related to the Exchange Notes—Federal and state law may render the Guarantees and/or payments made under the Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Your rights in the Collateral may be adversely affected by the failure to maintain, record and/or perfect security interests in the Collateral.

Your rights in the Collateral may be adversely affected by our failure to maintain the security interest in the Collateral or to perfect security interests in certain Collateral in the future. We may fail to notify the Secured Notes Collateral Agent or any collateral agent for the Secured Notes of changes in name or other events which may adversely affect the security interest in the Collateral. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The Secured Notes Collateral Agent may not monitor, or we may not inform it of, changes affecting the Collateral or the future acquisition of property and rights that constitute Collateral, and necessary action may not be taken to maintain or to properly perfect the security interest in such Collateral.

The Secured Notes Collateral Agent has no obligation to monitor the Collateral or the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the Secured Notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the Secured Notes against third parties.

The lenders under the 2024 Credit Agreement have the discretion to release any Guarantors under the 2024 Credit Agreement in a variety of circumstances, which may cause those Guarantors to be released from the Secured Notes Guarantees.

While any obligations under the 2024 Credit Agreement remain outstanding, any Secured Note Guarantee may be released without action by, or consent of, any holder of the Secured Notes or the Secured Notes Trustee under the Secured Notes Indenture, if the related Guarantor is no longer a guarantor of obligations under the 2024 Credit Agreement and the related guarantees. See “Description of the Secured Exchange Notes—Guarantees.” The lenders under the 2024 Credit Agreement have the discretion to release the guarantees under the 2024 Credit Agreement in a variety of circumstances. You will not have a claim as a creditor against any entity that is no longer a Guarantor of the Secured Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the Secured Notes.

State law may limit the ability of the Secured Notes Collateral Agent, Secured Notes Trustee and the holders of the Secured Notes to foreclose on the real property and improvements included in the Collateral.

The Secured Notes are secured by, among other things, liens on certain owned real property and improvements. The laws of the states in which such owned real property is located may limit the ability of the Credit Agreement Collateral Agent, the Secured Notes Collateral Agent or holders of the Secured Notes to foreclose on the real property Collateral, including any improvements. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws also impose security-first and one-form-of-action rules that can affect the ability to foreclose or the timing of foreclosure on real and personal property Collateral regardless of the location of the Collateral, and limit the right to recover a deficiency following a foreclosure. This could impair your ability to exercise your rights on the Collateral.

Risks Related to the Unsecured Exchange Notes

The following risks apply to the Unsecured Original Notes and will apply equally to the Unsecured Exchange Notes. We refer to the Unsecured Original Notes and the Unsecured Exchange Notes collectively in this prospectus as the “Unsecured Notes.”

The Unsecured Notes and the Unsecured Note Guarantees are effectively subordinated to our and the Guarantors’ senior secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the Unsecured Notes.

The Unsecured Notes and the Unsecured Note Guarantees are senior, unsecured obligations of GEO and the Guarantors, respectively, and rank (i) equal in right of payment with all of our and the Guarantors’ existing and future senior, unsecured indebtedness, including the 6.50% Exchangeable Senior Notes and the related guarantees, (ii) effectively junior in right of payment to all of our and the Guarantors’ existing and future secured indebtedness, including our obligations under the 2024 Credit Agreement and the related guarantees, and the Secured Notes and the Secured Note Guarantees, to the extent of the value of the assets securing such indebtedness, (iii) senior in right of payment to any of our and the Guarantors’ future subordinated indebtedness, and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any of our subsidiaries that do not guarantee the Unsecured Notes.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we and the Guarantors would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of the Term Loan B, $6.5 million of the 6.50% Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes. Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the Revolving Credit Facility, subject to our satisfying the relevant borrowing conditions under the 2024 Credit Agreement with respect to the incurrence of such indebtedness. In addition, as of March 31, 2024, our subsidiaries that are not providing Guarantees had $134.2 million of liabilities, including no indebtedness.

In the event we or the Guarantors become the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets and the assets of the Guarantors securing indebtedness could not be used to pay holders of the Unsecured Notes until after all secured claims against us and the Guarantors have been fully paid.

Our subsidiaries that will not be providing Guarantees generated approximately 8.5% and 8.8% of the Company’s consolidated revenues and 7.2% and 7.6% of the Company’s consolidated EBITDA for the year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 8.0% and

8.0% of the Company’s consolidated assets as of December 31, 2023 and March 31, 2024, respectively. In addition, as of December 31, 2023 and March 31, 2024, the Company’s subsidiaries that will not be providing Guarantees had $135.9 million and $134.2 million of liabilities, including no indebtedness, respectively.

Risks Related to the Exchange Notes

Our level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our debt service obligations.

We have a significant amount of indebtedness. Our total consolidated indebtedness as of March 31, 2024 and 2023, was approximately $1.8 billion and $2.0 billion, respectively, excluding finance lease obligations of $1.1 million and $1.8 million, for the three months ended March 31, 2024 and 2023, respectively. As of March 31, 2024 and 2023, we had $74.2 million and $77.5 million, respectively, outstanding in letters of credit and zero and zero, respectively, in borrowings outstanding under the revolving credit facility under the 2022 Credit Agreement. As of March 31, 2024, we had the ability to borrow $310 million under the revolving credit facility under the 2022 Credit Agreement, subject to our satisfying the relevant borrowing conditions under the 2022 Credit Agreement with respect to the incurrence of such indebtedness. At March 31, 2024, we also had approximately AUD 66.5 million (or $43.4 million based on exchange rates at March 31, 2024) in letters of credit outstanding under our Australian letter of credit facility in connection with certain performance guarantees related to the Ravenhall Prison Project.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we and the Guarantors would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of the Term Loan B, $6.5 million of the 6.50% Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes. Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the Revolving Credit Facility, subject to our satisfying the relevant borrowing conditions under the 2024 Credit Agreement with respect to the incurrence of such indebtedness. In addition, as of March 31, 2024, our subsidiaries that are not providing Guarantees had $134.2 million of liabilities, including no indebtedness.

Our substantial indebtedness could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our senior notes and our other debt and liabilities;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our vulnerability to adverse economic and industry conditions;

•	place us at a competitive disadvantage compared to competitors that may be less leveraged;

•	restrict us from pursuing strategic acquisitions or exploiting certain business opportunities;

•	limit our ability to borrow additional funds or refinance existing indebtedness on favorable terms; and

•	require us to sell assets or take other actions to service our debt obligations.

If we are unable to meet our debt service obligations, we may need to reduce capital expenditures, restructure or refinance our indebtedness, obtain additional equity financing or sell assets. The term loans and revolving credit commitments under the 2024 Credit Agreement mature in April 2029. Beginning in 2019, several financial institutions announced that they will not be renewing existing agreements or entering into new agreements with companies that operate secure services facilities and centers pursuant to public-private partnerships. We may not continue to have access to the debt and capital markets on a cost-effective basis, or at all. Certain lenders also have publicly disclosed that they will no longer loan money to one of our key competitors. Financial institutions may be unwilling to engage with us in the future and this may restrict our access to the debt and capital markets to support our operations or refinance our indebtedness, including by obtaining debt financing, equity financing or selling assets on satisfactory terms, or at all. This could materially increase the cost of capital and as a result have a material adverse effect on our business, financial condition and results of operations. In addition, our ability to incur additional indebtedness is restricted by the terms of the 2024 Credit Agreement and the Indentures that govern the notes.

Despite current indebtedness levels, we may still incur more indebtedness, which could further exacerbate the risks described above.

The terms of the Indentures and the 2024 Credit Agreement restrict our ability to incur, but do not prohibit us from incurring, significant additional indebtedness in the future. As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the Revolving Credit Facility, subject to our satisfying the relevant borrowing conditions under the 2024 Credit Agreement with respect to the incurrence of such indebtedness. Also, we may refinance all or a portion of our indebtedness, including borrowings under the 2024 Credit Agreement, the 6.50% Exchangeable Senior Notes and the notes. The terms of such refinancing may be less restrictive and permit us to incur more indebtedness than we can now. If new indebtedness is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face related to our significant level of indebtedness could intensify.

The covenants in the Indentures and the 2024 Credit Agreement impose significant operating and financial restrictions which may adversely affect our ability to operate our business.

The covenants in the Indentures and the 2024 Credit Agreement impose significant operating and financial restrictions on us and certain of our subsidiaries, which we refer to as restricted subsidiaries. These restrictions limit our ability to, among other things:

•	sell assets;

•	make certain restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	enter into mergers, consolidations, or sales of all or substantially all of our assets;

•	enter into transactions with affiliates;

•	designate restricted and unrestricted subsidiaries;

•	engage in sale and leaseback transactions; and

•	engage in businesses, except as otherwise permitted.

These restrictions could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, the 2024 Credit Agreement requires us to maintain specified financial ratios and satisfy certain financial covenants, including maintaining a maximum total leverage ratio, a maximum first lien coverage ratio, a minimum interest coverage ratio and a cap on the amount of unrestricted cash that our foreign subsidiaries may hold as of the last day of any fiscal quarter. We may be required to take action to reduce our indebtedness or to act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. We could also incur additional indebtedness having even more restrictive covenants. Our failure to comply with any of the covenants in the 2024 Credit Agreement and the Indentures could prevent us from being able to draw on the Revolving Credit Facility, cause an event of default under such documents and result in an acceleration of all of our outstanding indebtedness. If all of our outstanding indebtedness were to be accelerated, we likely would not be able to simultaneously satisfy all of our obligations under such indebtedness, which would materially adversely affect our financial condition and results of operations.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control and we may not be able to generate the cash required to service our indebtedness.

Our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to us under the 2024 Credit Agreement or otherwise in an amount sufficient to enable us to pay our indebtedness or debt securities, including the 6.50% Exchangeable Senior Notes, the Original Notes and the Exchange Notes offered hereby, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all. If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of the agreements governing our outstanding debt. If such a default were to occur, the lenders under the 2024 Credit Agreement, and holders of the 6.50% Exchangeable Senior Notes, the Original Notes and the Exchange Notes offered hereby could elect to declare all amounts outstanding immediately due and payable, and the lenders would not be obligated to continue to advance funds under the 2024 Credit Agreement. If the amounts outstanding under the 2024 Credit Agreement or other agreements governing our outstanding debt, were accelerated, our assets may not be sufficient to repay in full the money owed to our lenders and holders of the 6.50% Exchangeable Senior Notes, the Original Notes and the Exchange Notes offered hereby and any other debt holders.

Because portions of our senior indebtedness have floating interest rates, an increase in interest rates would adversely affect cash flows.

Borrowings under the 2024 Credit Agreement bear interest at a variable rate using a spread over the Secured Overnight Financing Rate (“SOFR”). As a result, to the extent our exposure to increases in interest rates is not eliminated through interest rate protection agreements, such increases will result in higher debt service costs which will adversely affect our cash flows. We currently do not plan to have interest rate protection agreements in place to protect against interest rate fluctuations on borrowings under the 2024 Credit Agreement. We incurred $450.0 million of indebtedness under the Term Loan B under the 2024 Credit Agreement, and a one percent increase in the interest rate applicable to the Term Loan B would increase our annual interest expense by approximately $4.5 million.

There is no public market for the Exchange Notes.

There is currently no trading market for the Exchange Notes, and we do not intend to apply for listing of the Exchange Notes on any securities exchange. We cannot be sure that an active trading market will develop for the Exchange Notes or, if developed, that it will continue. Moreover, if a market were to develop, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price because of many factors, including, but not limited to:

•	prevailing interest rates for similar securities;

•	general economic conditions;

•	the amount of indebtedness we have outstanding;

•	our financial condition, performance or prospects; and

•	the prospects for other companies in the same industry.

In addition, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in the prices of these securities. It is possible that, if any trading market for the Exchange Notes develops, it will be subject to disruptions. Any such disruption may have a negative effect on you as a holder of the Exchange Notes, regardless of our financial condition, performance or prospects.

The Indentures contain limited restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

Although the Indentures and the 2024 Credit Agreement contain certain financial or operating covenants and/or limitations or restrictions on the payments of dividends, the making of investments, the incurrence of indebtedness or the purchase or prepayment of securities by us or any of our restricted subsidiaries, as well as limitations or restrictions on certain other activities, the Indentures are limited to operating covenants and/or limitations or restrictions on, among other things, the payments of dividends, the making of investments and the incurrence of indebtedness or the purchase or prepayment of securities by us or any of our restricted subsidiaries. In addition, the Indentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. The Indentures also do not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us, except to the extent described under “Description of the Secured Exchange Notes—Repurchase at the Option of Holders—Change of Control” and “Description of the Unsecured Exchange Notes—Repurchase at the Option of Holders—Change of Control,” and we have no obligation to consider the specific interests of the holders of the notes in engaging in any such offering or transaction.

Our ability to recapitalize, incur additional debt and take a number of other actions that will not be limited by the terms of the Indentures, could diminish our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.

Upon a change of control as specified in “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes,” each holder of the notes will have the right to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase (subject to the right of holders of the Secured Notes and the Unsecured Notes, as applicable, on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes or the Unsecured Notes, as applicable, have not been redeemed or repurchased prior to such date). The terms of the 2024 Credit Agreement limit our ability to repurchase the notes in the event of a change of control. In addition, the terms of each of the Secured Notes Indenture and the Unsecured Notes Indenture limit our ability to repurchase the other series of notes in the event of a change of control. Any future agreement governing any of our indebtedness may contain similar restrictions and provisions. Accordingly, it is possible that restrictions in the 2024 Credit Agreement, the Indentures, or other indebtedness that may be incurred in the future will not allow the required repurchase of the notes upon a change of control. Even if such repurchase is permitted by the terms of our then existing indebtedness, we may not have sufficient funds available to satisfy our repurchase obligations. Our failure to purchase the notes of the applicable series would be a default under the related indenture, which in turn would be a default under the 2024 Credit Agreement and the Indenture that governs the other series of notes.

Many of the covenants in the Indentures will not be applicable during any period when the applicable series of notes are rated investment grade by Moody’s and S&P, and no default has occurred and is continuing under the applicable indenture.

Many of the covenants contained in the Indentures do not apply during any period when the notes are rated investment grade by both Moody’s and S&P, and no default has occurred and is continuing under the applicable indenture. These covenants restrict, among other things, our and the Guarantors’ ability to sell assets, make certain restricted payments, incur additional indebtedness or issue preferred stock, create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us, enter into mergers, consolidations, or sales of all or substantially all of our assets, enter into transactions with affiliates, designate restricted and unrestricted subsidiaries, engage in sale and leaseback transactions, and engage in businesses, except as otherwise permitted. We cannot predict if either series of the notes will ever be rated investment grade or, if they are in the future rated investment grade, that such series of notes will maintain such rating. However, suspension of these covenants would allow us and the Guarantors’ to engage in certain actions that would not have been permitted were these covenants in force, and the effects of any such actions that we and the Guarantors’ take while these covenants are not in force will be permitted to remain in place even if the notes are subsequently downgraded below investment grade by either Moody’s Investors Service or S&P Global Ratings or a default has occurred and is continuing and the covenants are reinstated.

Federal and state law may render the Guarantees and/or payments made under the Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.

If we or a Guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer, fraudulent conveyance or voidable transactions laws, which may vary from state to state (and which, for simplicity, we refer to generally as “fraudulent transfer laws”), a court may avoid, subordinate or otherwise decline to enforce a Guarantee or claims in respect of a Guarantee.

Specifically, the Guarantees may be voided as fraudulent transfers if a court finds that the Guarantor, at the time it incurred the indebtedness evidenced by its Guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

1.	was insolvent or rendered insolvent by reason of that incurrence;

2.	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

3.	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any Guarantee on fraudulent transfer grounds could focus on whether any benefits the applicable Guarantor received from the notes and the related transactions were reasonably equivalent in value to, or represented fair consideration for, the Guarantee provided by such subsidiary. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a Guarantor did not receive reasonably equivalent value or fair consideration for its Guarantee if such Guarantor did not substantially benefit directly or indirectly from issuing the Guarantee. Specifically, if the Guarantees were legally challenged, any Guarantee could be subject to a claim that, since the Guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration, and a court could avoid the obligations under the Guarantees, subordinate them to the applicable Guarantor’s other debt or take other action detrimental to the holders of the notes.

We believe that each of our subsidiaries making a Guarantee received reasonably equivalent value and fair consideration for incurring the Guarantee, but we cannot assure you that a court would reach the same conclusion.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became absolute and mature;

•	was engaged, or was about to engage, in business or a transaction, with unreasonably small capital; or

•	generally was not paying its debts as they became due.

We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

If a court were to find that the incurrence of the Guarantee was a fraudulent transfer, the court could avoid the payment obligations under such Guarantee and direct you to repay the value of such payments, which would be recovered for the benefit of: (i) the bankruptcy estate of the Guarantor, (ii) an assignee of the Guarantor’s assets in an Assignment for the Benefit of Creditors proceeding and/or (iii) a creditor bringing the avoidance action. Also, your right to receive payments in respect of the notes from any such Guarantor could be equitably subordinated to all indebtedness and other liabilities of that Guarantor and/or disallowed in its entirety. We cannot assure you that funds would be available from another subsidiary or any other source to repay the related indebtedness.

The Secured Notes Indenture and the Unsecured Notes Indenture limit the liability of each Guarantor on its Guarantee to the maximum amount that such Guarantor can incur without risk that its Guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such Guarantees from fraudulent transfer challenges, as some courts have held such limitations unenforceable. Even if this limitation were enforced in accordance with its terms, the remaining amount due and collectible under the Guarantees may not suffice, if necessary, to pay the notes in full when due and could render the Guarantee effectively worthless.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our other indebtedness, including a default under the 2024 Credit Agreement, that is not cured or waived in accordance with the terms thereof, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our other indebtedness, or if we otherwise fail to comply with the various covenants, including operating covenants, in the instruments governing our indebtedness (including covenants in the 2024 Credit Agreement and the Indentures), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could, in certain circumstances, elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders in the 2024 Credit Agreement could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If we breach our covenants under the 2024 Credit Agreement, the Indentures, or our other indebtedness and seek a waiver, we may not be able to obtain a waiver from the parties required under the 2024

Credit Agreement or the Indentures. If this occurs, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market value of the notes and increase our future borrowing costs and reduce our access to capital.

As of the date of this prospectus, our debt is anticipated to have a non-investment grade rating, and any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Any downgrade by a rating agency may result in higher borrowing costs.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

We may redeem the notes at our option, which may adversely affect your return.

We may redeem the notes at our option at any time or from time to time at the applicable redemption prices described in this prospectus plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. We may choose to exercise these redemption rights when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes. See “Description of the Secured Exchange Notes—Optional Redemption” and “Description of the Unsecured Exchange Notes—Optional Redemption” for a more detailed description of the prices and terms on which we may redeem the notes.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire outstanding principal amount of the notes of the applicable series, together with accrued and unpaid interest, if any, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If, upon the maturity date, other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

Risks Related to the Exchange Offer

The exchange offer may not be consummated.

The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC. Even if the exchange offer is completed, it may not be completed on the time schedule described in this prospectus. Accordingly, holders of Original Notes participating in the exchange offer may have to wait longer than expected to receive the Exchange Notes, during which time those holders will not be able to effect transfers of their Original Notes tendered in the exchange offer.

You must comply with the exchange offer procedures in order to receive Exchange Notes.

We will not accept your Original Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of the exchange offer only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your Original Notes. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, letter of transmittal, and all other required documents by the Expiration Date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your Original Notes, we will not accept your Original Notes for exchange. Neither we nor the exchange agent is required to notify you of defects or irregularities with respect to tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

You may have difficulty selling the Original Notes that you do not exchange.

If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the Original Notes under the Securities Act. The tender of Original Notes under the exchange offer will reduce the principal amount of the Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any Original Notes that you continue to hold following completion of the exchange offer. Additionally, if a large number of Original Notes are exchanged for Exchange Notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged Original Notes because there will be fewer Original Notes outstanding. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC No-Action Letter available on May 13, 1988, Morgan Stanley & Co., Incorporated, SEC No-Action Letter available June 5, 1991 and Shearman & Sterling, SEC No-Action Letter available July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Guarantor Group Summarized Financial Information

In this section, the term “Company” refers solely to The GEO Group, Inc. (and not to any of its affiliates, including subsidiaries). The Secured Original Notes are, and the Secured Exchange Notes will be, fully and unconditionally guaranteed (the “Secured Note Guarantees”) on a senior secured basis by all of our restricted subsidiaries that guarantee (the “Guarantors”) any indebtedness of GEO or any Guarantor under any credit facility, including our obligations under the 2024 Credit Agreement, and any indebtedness of GEO or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more. The Unsecured Original Notes are, and the Unsecured Exchange Notes will be, fully and unconditionally guaranteed (the “Unsecured Note Guarantees” and, together with the Secured Note Guarantees, the “Guarantees”) on a senior unsecured basis by the Guarantors. The other subsidiaries of the Company that are not guaranteeing the notes are referred to herein as the “non-guarantor subsidiaries.” For a brief description of the Exchange Notes that we are offering hereby and the guarantees that the Guarantors are offering, see “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.”

The Company conducts operations almost entirely through its subsidiaries. Accordingly, the Guarantors’ cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Guarantors, including the earnings of the non-guarantor subsidiaries, whether by dividends, loans or otherwise. Holders of the notes will have a direct claim only against the Guarantors.

Summarized financial information is provided for the Company and the Guarantors on a combined basis in accordance with SEC Regulation S-X Rules 3-10 and 13-01. The accounting policies used in the preparation of this summarized financial information are consistent with those used in the consolidated financial statements of the Company, except that intercompany transactions and balances of the Company and the Guarantors with non-guarantor subsidiaries have not been eliminated. Intercompany transactions between the Company and the Guarantors have been eliminated and equity in earnings from and investments in non-guarantor subsidiaries have not been presented.

Summarized balance sheets:

	As of March 31, 2024	As of December 31, 2023
(in thousands)
Current assets	$459,672	$455,746
Noncurrent assets (a)	3,012,555	3,028,140
Current liabilities	346,103	354,503
Noncurrent liabilities (b)	1,983,149	1,997,130

(a)	Includes amounts due from non-guarantor subsidiaries of $48.4 million and $50.0 million as of March 31, 2024 and December 31, 2023, respectively.
(b)	Includes amounts due to non-guarantor subsidiaries of $32.5 million and $31.5 million as of March 31, 2024 and December 31, 2023, respectively.

Summarized statement of operations:

	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2023
(in thousands)
Net operating revenues	$552,434	$559,764
Income from operations	72,256	85,563
Net income	16,606	22,205
Net income attributable to The GEO Group, Inc.	16,606	22,205

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer, and we have agreed to pay the expenses of the exchange offer. In exchange for each of the Exchange Notes, we will receive Original Notes in like principal amount. We will retire or cancel all of the Original Notes exchanged in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

DESCRIPTION OF OTHER INDEBTEDNESS

2024 Credit Agreement

In connection with the offering of the Original Notes, GEO and GEO Corrections Holdings, Inc., a wholly-owned subsidiary of GEO (“GEOCH”), as borrowers (collectively, the “Credit Facility Borrowers”), entered into a Credit Agreement (the “2024 Credit Agreement”) to, among other things, evidence and govern a first-lien senior secured revolving credit facility (the “Revolving Credit Facility”; and the commitments thereunder, the “Revolving Credit Facility Commitments”) and a first-lien senior secured term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The aggregate principal amount of revolving credit commitments under the Revolving Credit Facility is $310 million (including a $175 million letter of credit subfacility) and the aggregate principal amount of the Term Loan Facility is $450.0 million.

The loans under the Revolving Credit Facility (the “Revolving Credit Loans”) bear interest at a per annum rate equal to either (i) Alternate Base Rate (as defined below) plus an applicable margin or (ii) Term SOFR (as defined below) (subject to a 0.75% floor) plus an applicable margin, which applicable margin shall, in either case, vary depending on GEO’s total leverage ratio as of the most recent determination date, and the Credit Facility Borrowers will pay a fee in respect of the unused revolving commitments under the Revolving Credit Facility at a per annum rate ranging from 0.25% to 0.50%, in each case depending on GEO’s total leverage ratio as of the most recent determination date, where “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for such day plus 1/2 of 1% and (c) Term SOFR (as defined below) for a one-month tenor in effect on such day, plus 1%, and “Term SOFR” means the Term Secured Overnight Financing Rate. The loans under the Term Loan Facility (the “Term Loans”) bear interest at a per annum rate equal to either (i) Alternate Base Rate plus an applicable margin for Alternate Base Rate Loans and (ii) Term SOFR (subject to a 0.75% floor) plus an applicable margin for Term SOFR Loans.

The Term Loans amortize at a rate equal to 1.25% of the original principal amount of such Term Loans per quarter. Mandatory prepayments of loans under the 2024 Credit Agreement are required in respect of certain casualty and asset sale proceeds and excess cash flow, subject to certain thresholds and exceptions. Voluntary prepayments of the Revolving Credit Loans may be made by the Credit Facility Borrowers at any time without premium or penalty (subject to reimbursement for customary breakage expenses). Voluntary prepayments of the Term Loans and any prepayments of Term Loans required in connection with any acceleration of the maturity thereof (or in connection with a foreclosure or other disposition of or realization upon any Collateral or other satisfaction or compromise of any obligations thereunder in any insolvency or other similar proceeding) will require payment of a premium equal to (i) 2.00% of the principal amount prepaid or required to be prepaid if made prior to the first anniversary of the effective date of the Term Loan Facility and (ii) 1.00% of the principal amount prepaid or required to be prepaid if made on or after the first anniversary of the effective date of the Term Loan Facility but prior to the second anniversary of the effective date of the Term Loan Facility.

The Revolving Credit Facility Commitments under the Revolving Credit Facility will terminate, and the Revolving Credit Loans will mature, on the earliest of (i) April 15, 2029, (ii) in the event that any Term Loans remain outstanding on the date that is ninety-one days prior to the Term Loan Maturity Date (as defined below), the date that is ninety-one days prior to the Term Loan Maturity Date, (iii) in the event that an aggregate principal amount equal to or greater than $100,000,000 of any Senior Notes remains outstanding on the Senior Notes Springing Maturity Date (as defined below), such Senior Notes Springing Maturity Date, it being understood that Senior Notes shall not be considered to be outstanding for purposes of this clause (iii) to the extent GEO, shall have deposited or caused to be deposited funds into a customary irrevocable escrow in an amount sufficient to pay or redeem such Senior Notes in full on the maturity date thereof (the “Maturity Reserve Condition”), where “Senior Notes” refers to each of the Secured Notes and the Unsecured Notes and any other senior notes issued by GEO or any of its subsidiaries (excluding the 6.50% Exchangeable Senior Notes), and “Senior Notes Springing Maturity Date” means the date that is ninety-one days prior to the stated maturity date of the applicable Senior Notes. The Term Loans will mature on the earliest of (i) April 15, 2029 and (ii) in the event that an aggregate principal amount equal to or greater than $100,000,000 of any series or class of Senior Notes remains outstanding on the Senior Notes Springing Maturity Date, such Senior Notes Springing Maturity Date, unless the Maturity Reserve Condition is satisfied with respect to such Senior Notes (such earliest date, the “Term Loan Maturity Date”).

The 2024 Credit Agreement contains certain customary representations and warranties, affirmative covenants and negative covenants, including restrictions on the ability of GEO and its restricted subsidiaries to, among other things, (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) engage in transactions with affiliates, (vii) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any subordinated indebtedness, except as permitted under applicable subordination terms, (viii) engage in other businesses, except as permitted, and (ix) materially impair the security interests securing the obligations under the 2024 Credit Agreement. The 2024 Credit Agreement also contains certain financial covenants, including a maximum total leverage ratio covenant, a maximum first lien leverage ratio covenant and a minimum interest coverage ratio covenant. In addition, the 2024 Credit Agreement restricts GEO from electing to be taxed as a real estate investment trust under the Internal Revenue Code. The 2024 Credit Agreement also contains certain customary events of default.

The Credit Facility guarantors guarantee the obligations in respect of the commitments and loans under the 2024 Credit Agreement. The obligations of the Credit Facility Borrowers and the Credit Facility guarantors in respect of the 2024 Credit Agreement are secured by first-priority liens on substantially all of their assets, including real property interests with respect to which the 2024 Credit Agreement requires the execution and delivery of a mortgage. The rights of the holders of the Secured Notes in the Collateral (including the right to exercise remedies) are subject to the First Lien Intercreditor Agreement among the Secured Notes Collateral Agent, the Secured Notes Trustee, Citizens Bank, N.A., as administrative agent and collateral agent under the Credit Facility, and any applicable representative for the holders of future pari passu obligations.

6.50% Exchangeable Senior Notes Due 2026

The following is a description of the 6.50% Exchangeable Senior Notes due 2026 issued by GEO Corrections Holdings, Inc. (the “6.50% Exchangeable Senior Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 6.50% Exchangeable Senior Notes.

On February 24, 2021, our wholly-owned subsidiary, GEOCH, completed a private offering of $230 million aggregate principal amount of 6.50% Exchangeable Senior Notes which included the full exercise of the initial purchasers’ over-allotment option to purchase an additional $30 million aggregate principal amount of 6.50% Exchangeable Senior Notes. The 6.50% Exchangeable Senior Notes will mature on February 23, 2026, unless earlier repurchased or exchanged. The 6.50% Exchangeable Senior Notes bear interest at the rate of 6.50% per year plus an additional amount based on the dividends paid by us on our common stock, $0.01 par value per share. Interest on the notes is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021.

The 6.50% Exchangeable Senior Notes are unsecured, unsubordinated obligations of GEOCH and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of GEOCH and the guarantors, including the Unsecured Notes and the Unsecured Note Guarantees;

•	senior in right of payment to any of GEO’s and the other Guarantors’ future indebtedness that is expressly subordinated to the 6.50% Exchangeable Senior Notes and their related guarantees;

•

effectively junior in right of payment to all of GEO’s and the other Guarantors’ existing and future secured indebtedness, including the obligations under the 2024 Credit Agreement and the related guarantees, and the Secured Notes and the Secured Note Guarantees, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries that are not guarantors.

Subject to certain restrictions on share ownership and transfer, holders may exchange the 6.50% Exchangeable Senior Notes at their option prior to the close of business on the business day immediately preceding November 25, 2025, but only under the following circumstances: (1) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price per $1,000 principal amount of the 6.50% Exchangeable Senior Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the exchange rate for the 6.50% Exchangeable Senior Notes on each such trading day; or (2) upon the occurrence of certain specified corporate events. On or after November 25, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date of the 6.50% Exchangeable Senior Notes, holders may exchange their 6.50% Exchangeable Senior Notes at any time, regardless of the foregoing circumstances. Upon exchange of a 6.50% Exchangeable Senior Note, we will pay or deliver, as the case may be, cash or a combination of cash and shares of our common stock. As of December 31, 2023, conditions had not been met to exchange the 6.50% Exchangeable Senior Notes.

Upon conversion, we will pay or deliver, as the case may be, cash or a combination of cash and shares of common stock. The initial conversion rate is 108.4011 shares of common stock per $1,000 principal amount of 6.50% Exchangeable Senior Notes (equivalent to an initial conversion price of approximately $9.225 per share of common stock). The conversion rate will be subject to adjustment in certain events. If we undergo or GEOCH undergoes a fundamental change, holders may require GEOCH to purchase the 6.50% Exchangeable Senior Notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the 6.50% Exchangeable Senior Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Because we currently intend to settle conversions by paying cash up to the principal amount of the 6.50% Exchangeable Senior Notes, with any excess conversion value settled in shares of common stock, the 6.50% Exchangeable Senior Notes are being accounted for using the net settlement method (or treasury stock-type method) for the purposes of calculating diluted earnings per share. Using this method, the denominator will be affected when the average share price of our common stock for a given period is greater than the conversion price of approximately $9.225 per share.

On April 4, 2024, we entered into private exchange agreements with certain holders (the “April Exchange Noteholders”) of the 6.50% Exchangeable Senior Notes. The April Exchange Noteholders agreed to exchange $177.1 million in aggregate principal amount of the outstanding 6.50% Exchangeable Senior Notes for consideration that consisted of cash and shares of GEO common stock issued at closing (the “April Exchange”). The final exchange value and number of shares of common stock issued by GEO to the April Exchange Noteholders were determined based upon a volume-weighted average price per share of common stock during an averaging period commencing April 5, 2024 and lasting 20 trading days. The 6.50% Exchangeable Senior Notes exchanged represented 77% of the outstanding principal amount, with $52.9 million in aggregate principal amount remaining outstanding following the April Exchange.

On May 15, 2024, we entered into private exchange agreements with certain holders (the “May Exchange Noteholders”) of the 6.50% Exchangeable Senior Notes. The May Exchange Noteholders have agreed to exchange $46.4 million in aggregate principal amount of the outstanding 6.50% Exchangeable Senior Notes for consideration that consisted of cash and shares of GEO common stock issued at closing (the “May Exchange”). The final exchange value and number of shares of common stock to be issued by GEO to the May Exchange

Noteholders were determined based upon a volume-weighted average price per share of common stock during an averaging period commencing May 16, 2024 and lasting five trading days. The 6.50% Exchangeable Senior Notes to be exchanged represented approximately 88% of the outstanding principal amount, with $6.5 million in aggregate principal amount remaining outstanding following the May Exchange.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the Original Notes on April 18, 2024, we, the Guarantors and Citizens JMP Securities, LLC, as representative of the initial purchasers, entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed, among other things, to (a) not later than 120 days after the date of original issuance of the Original Notes, file a registration statement with the SEC with respect to a registered offer to exchange the Original Notes for new publicly registered notes of the Company having terms substantially identical in all material respects to such Original Notes (except that the new publicly registered notes will generally not contain terms with respect to transfer restrictions and registration rights, and related additional interest provisions), (b) use our reasonable best efforts to cause the registration statement provided for under the registration rights agreement to be declared effective under the Securities Act not later than 180 days after the date of original issuance of the Original Notes, (c) cause the exchange offer to be consummated on the earliest practicable date after the registration statement has become effective, but in no event later than 220 days after the date of original issuance of the Original Notes, and (d) keep the registration statement provided for under the registration rights agreement effective for not less than 20 business days (or longer, if required by applicable law) after the date notice of the exchange offer is made available to the holders of the Original Notes eligible to participate in the exchange offer.

If (i) any applicable law, rule, regulation or applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, (ii) the exchange offer is not consummated for any reason within 220 days of the date of the original issuance of the Original Notes, or (iii) under certain circumstances set forth in the registration rights agreement, an initial purchaser or any holder of the Original Notes so requests, the Company will be required to file a shelf registration statement under the Securities Act which would cover resales of the Restricted Notes.

For each Original Note surrendered to us pursuant to the exchange offer, the holder of the Original Note will receive an Exchange Note having a principal amount equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange thereof or, if no interest has been paid on such Original Note, from the date of its original issue.

The registration rights agreement provides, among other things, that (i) if we fail to file the registration statement within 120 days after the date of original issuance of the Original Notes, (ii) if a shelf registration statement is required and we fail to file such shelf registration statement within 60 days after the date the obligation to file such shelf registration statement arises, (iii) if the registration statement is not declared effective by the SEC within 180 days after the date of original issuance of the Original Notes, or, if obligated to file a shelf registration statement, such shelf registration statement is not declared effective by the SEC within 180 days after the date of original issuance of the Original Notes, (iv) if the exchange offer is not consummated within 40 days after the registration statement is declared effective, (v) if a shelf registration statement is required, the shelf registration statement is not declared effective within 60 days after the filing date of such shelf registration statement, or (vi) after the registration statement, or the shelf registration statement as applicable, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions), then we will be obligated to pay additional interest to each holder of the Original Notes, with respect to the first 90-day period immediately following the occurrence of the first registration default, at a rate of $0.05 per week per $1,000 principal amount of the Original Notes held by such holder. The amount of the additional interest will increase by an additional $0.05 per week per $1,000 principal amount of Original Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer the Exchange Notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the Exchange Notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Our belief that the Exchange Notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Exchange Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.

Terms of the Exchange Offer

We and the Guarantors are offering to exchange an aggregate principal amount of up to $650.0 million of the Secured Exchange Notes and $625.0 million of Unsecured Exchange Notes, in each case, and guarantees thereof for a like aggregate principal amount of Secured Original Notes and Unsecured Original Notes, in each case, and guarantees thereof. The form and terms of the Exchange Notes are the same as the form and the terms of the Original Notes, except that the Exchange Notes:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and additional interest provisions contained in the Original Notes.

The Exchange Notes evidence the same debt as the applicable Original Notes exchanged for the Exchange Notes. The Secured Exchange Notes will be entitled to the benefits of the same indenture under which the Secured Original Notes were issued, and the Unsecured Exchange Notes will be entitled to the benefits of the same indenture under which the Unsecured Original Notes were issued. The Secured Notes Indenture and the Unsecured Notes Indenture are governed by New York law. For a complete description of the terms of the Exchange Notes, see “Description of the Secured Exchange Notes” and “Description of the Unsecured Exchange Notes.” We will not receive any cash proceeds from the exchange offer.

The exchange offer is not extended to holders of Original Notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

As of the date of this prospectus, $650.0 million aggregate principal amount of Secured Original Notes and $625.0 million aggregate principal amount of Unsecured Original Notes are outstanding and registered in the name of DTC or its nominee. Only registered holders of the Original Notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the applicable Indenture governing the Original Notes, may participate in the exchange offer. We and the Guarantors will not set a fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being made available to all registered holders of Original Notes and to others believed to have beneficial interests in the Original Notes.

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Original Notes of each series, which are properly tendered on or before the Expiration Date and are not withdrawn as permitted below, for a like principal amount of Exchange Notes of such series. The Expiration Date for this exchange offer is 5:00 p.m., New York City time, on July 16, 2024, or such later date and time to which we, in our sole discretion, extend the exchange offer.

Original Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither we nor any of the Guarantors, our or their respective boards of directors or our or their management recommends that you tender or not tender Original Notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender Original Notes in the exchange offer and, if you decide to tender, the aggregate amount of Original Notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC promulgated under the Exchange Act.

We expressly reserve the right, in our sole discretion:

•	to extend the Expiration Date;

•	to delay accepting any Original Notes due to an extension of the exchange offer;

•	if any condition set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any Original Notes for exchange; or

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the Original Notes that have been tendered as of the date of such notice. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

During an extension, all Original Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

Procedures for Tendering the Original Notes

When the holder of Original Notes tenders, and we accept such Original Notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Original Notes who wishes to tender such notes for exchange must, on or prior to the Expiration Date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Ankura Trust Company, LLC, which will act as the exchange agent, at the address set forth below under the heading “—The Exchange Agent;”

•	comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or

•

if Original Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per the procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking S.A., or Clearstream (as appropriate).

In addition, either:

•	the exchange agent must receive the certificates for the Original Notes and the letter of transmittal;

•

the exchange agent must receive, prior to the Expiration Date, a timely confirmation of the book-entry transfer of the Original Notes being tendered, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.

If Original Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any Original Note improperly tendered;

•	refuse to accept any Original Note if, in our judgment or the judgment of our counsel, acceptance of the Original Note may be deemed unlawful; and

•

waive any defects or irregularities or conditions of the exchange offer as to any particular Original Note based on the specific facts or circumstance presented either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the exchange offer.

Notwithstanding the foregoing, we do not expect to treat any holder of Original Notes differently from other holders to the extent they present the same facts or circumstances.

Our interpretation of the terms and conditions of the exchange offer as to any particular Original Notes either before or after the Expiration Date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of us incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the Original Notes tendered for exchange signs the letter of transmittal, the tendered Original Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Original Notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Original Notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.

By tendering, each holder will be deemed to represent to us: (i) that such holder acquiring Exchange Notes in the exchange offer is acquiring them in the ordinary course of its business; (ii) at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer in violation of the provisions of the Securities Act; (iii) it is not an “affiliate,” as defined under Rule 405 of the Securities Act, of us or any guarantor; and (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes.

If any holder or any other person receiving Exchange Notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes to be acquired in the exchange offer in violation of the provisions of the Securities Act, the holder or any other person:

•	may not rely on applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue Exchange Notes registered under the Securities Act in exchange for the tendered Original Notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered Original Note. Registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from April 18, 2024. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue Exchange Notes for Original Notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such Original Notes or a timely book-entry confirmation of such Original Notes into the exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate,;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account with DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream. We will return the Original Notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of Exchange Notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the Expiration Date; or

•	comply with the guaranteed delivery procedures described below.

DTC’s ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender Original Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

In order for an acceptance of an exchange offer through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If a holder of Original Notes desires to tender such notes and the holder’s Original Notes are not immediately available, or time will not permit the holder’s Original Notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the Original Notes through an eligible institution;

•

prior to the Expiration Date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, or overnight courier, setting forth the name and address of the holder of the Original Notes tendered, the certificate number or numbers of such Original Notes and the amount of the Original Notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the Expiration Date, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Withdrawal Rights

You may withdraw tenders of your Original Notes at any time prior to the Expiration Date.

For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “—The Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person that has tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the principal amount of such Original Notes; and

•	where certificates for Original Notes are transmitted, specify the name in which Original Notes are registered, if different from that of the withdrawing holder.

If certificates for Original Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the Original Notes will be credited to an account with DTC, Euroclear or Clearstream, as applicable, for the Original Notes. The Original Notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering the Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we are not required to accept the Original Notes in the exchange offer or to issue the Exchange Notes, and we may terminate or amend the exchange offer, if at any time before the Expiration Date (x) such acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC, (y) there is an action or proceeding instituted or threatened in any court or by any governmental agency that would reasonably be expected to impair our ability to proceed with the exchange offer or there is a material adverse development in any existing action or proceeding with respect to us, or (z) the governmental approvals necessary for the consummation of the exchange offer are not obtained.

The preceding conditions are for our sole benefit, and we may assert any of them regardless of the circumstances giving rise to such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of such rights, and each right shall be deemed an ongoing right which we may assert at any time and from time to time.

The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered in the exchange offer.

Absence of Appraisal and Dissenters’ Rights

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

The Exchange Agent

Ankura Trust Company, LLC has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail:

Ankura Trust Company, LLC

Attention: Krista Gulalo

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

By Overnight Courier or Hand Delivery:

Ankura Trust Company, LLC

Attention: Krista Gulalo

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

The method of delivery of the Original Notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Notes should be sent directly to us.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

The cash expenses to be incurred in connection with the exchange offer will be paid by us.

Transfer Taxes

Holders who tender their Original Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the exchange offer or substitute Original Notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the Original Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Original Notes

Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the applicable Indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the final offering memorandum dated April 4, 2024, relating to the Original Notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those Original Notes except in limited circumstances with respect to specific types of holders of Original Notes and we do not intend to register the Original Notes under the Securities Act. In general, Original Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, holders of any remaining Original Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors—Risks Relating to the Exchange Offer—You may have difficulty selling the Original Notes that you do not exchange.”

Exchanging Original Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such Exchange Notes, other than by any holder that is a broker-dealer who acquired Original Notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. We believe the Exchange Notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not a broker-dealer tendering notes acquired directly from us;

•	the person acquiring the Exchange Notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;

•	neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the exchange offer; and

•	the holder is not our affiliate.

However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.

Each holder must furnish a written representation, at our request, that:

•	it is acquiring the Exchange Notes issued in the exchange offer in the ordinary course of its business;

•

at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer in violation of the provisions of the Securities Act;

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or any guarantor; and

•	if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes.

Each holder who cannot make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender Original Notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of Original Notes, unless the sale is made under an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

In addition, to comply with state securities laws of certain jurisdictions, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the Exchange Notes. We have not agreed to register or qualify the Exchange Notes for offer or sale under state securities laws.

DESCRIPTION OF THE SECURED EXCHANGE NOTES

General

You can find the definitions of certain terms used in this “Description of the Secured Exchange Notes” under the subheading “—Certain Definitions.” In this “Description of the Secured Exchange Notes,” references to “we,” “us,” “our,” and the “Company” refer to The GEO Group, Inc. and not to any of its Subsidiaries, and references to the “Secured Notes” refer to the Secured Original Notes, the Secured Exchange Notes and any additional notes of the same series issued under the Secured Notes Indenture in accordance with the terms of the Secured Notes Indenture.

We will issue the Secured Exchange Notes under an indenture (the “Secured Notes Indenture”), dated as of April 18, 2024, among us, the Initial Guarantors and Ankura Trust Company, LLC, as trustee (the “Secured Notes Trustee”) and collateral agent (the “Secured Notes Collateral Agent”). This is the same indenture under which the Secured Original Notes were issued.

The terms of the Secured Notes include those stated in the Secured Notes Indenture and those made part of the Secured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description is a summary of the material provisions of the Secured Notes Indenture. It does not restate the Secured Notes Indenture in its entirety. We urge you to read the Secured Notes Indenture because it, and not this “Description of the Secured Exchange Notes,” defines your rights as a Holder of the Secured Notes. A copy of the Secured Notes Indenture has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 24, 2024 and is available from us upon request. See “Where You Can Find Additional Information.” Certain defined terms used in this “Description of the Secured Exchange Notes” but not defined below under “—Certain Definitions” have the meanings assigned to them in the Secured Notes Indenture.

The registered holder of a Secured Note (a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders have rights under the Secured Notes Indenture.

The Secured Exchange Notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 above that amount. The Secured Exchange Notes initially will be represented by one or more global certificates registered in the name of a nominee of DTC as described under “Book-Entry, Delivery and Form.”

The Secured Notes Trustee, through its corporate trust office, will act as our exchange agent, paying agent and security registrar in respect of the Secured Exchange Notes. The current location of such corporate trust office is 140 Sherman Street, Fourth Floor, Fairfield, CT 06824. So long as the Secured Exchange Notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.

The Secured Exchange Notes Versus the Secured Original Notes

The Secured Exchange Notes will be substantially identical to the Secured Original Notes, except the Secured Exchange Notes will be registered under the Securities Act, and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the Secured Original Notes will not apply to the Secured Exchange Notes.

The Secured Notes

The Secured Notes are:

•	our senior, secured obligations;

•	equal in right of payment with all of our existing and future senior indebtedness, including the indebtedness under the Credit Agreement;

•

secured on an equal and ratable basis with, or on a senior basis to, as applicable, all of our existing and future secured indebtedness, including on an equal and ratable basis with the indebtedness under the Credit Agreement, subject to Permitted Liens;

•

effectively junior in right of payment to all of our existing and future secured indebtedness that is secured by a Lien on any assets not constituting Collateral, to the extent of the value of such assets;

•

effectively senior in right of payment to all of our existing and future unsecured indebtedness, including the Unsecured Notes and our guarantees of the 2026 Exchangeable Senior Notes, to the extent of the value of the Collateral;

•	senior in right of payment to any of our future subordinated indebtedness;

•	unconditionally guaranteed by the Guarantors as described under “—The Secured Exchange Note Guarantees;” and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our Subsidiaries that do not guarantee the Secured Notes.

As of the date of the Secured Notes Indenture, all of our Subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., GEO FIC Holdings, LLC, Four Streams Investment, LLC, certain dormant Domestic Subsidiaries and certain of our Foreign Subsidiaries in existence as of the date of the Secured Notes Indenture) will be Restricted Subsidiaries, and each of our Subsidiaries that has guaranteed our obligations under the Credit Agreement will guarantee the Secured Notes. However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate other Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Secured Notes Indenture and will not guarantee the Secured Notes.

Our Subsidiaries that will not be providing Secured Note Guarantees generated approximately 8.5% and 8.8% of our consolidated revenues and 7.2% and 7.6% of our consolidated EBITDA for the year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 8.0% and 8.0% of our consolidated assets as of December 31, 2023 and March 31, 2024, respectively. In addition, as of December 31, 2023 and March 31, 2024, our Subsidiaries that will not be providing Secured Note Guarantees had $135.9 million and $134.2 million of liabilities, including no indebtedness, respectively.

The Secured Note Guarantees

The Secured Notes are fully and unconditionally guaranteed by each of our Restricted Subsidiaries that has guaranteed our obligations under the Credit Agreement (collectively, the “Initial Guarantors”) and may be guaranteed by additional Subsidiaries of ours as described below under “Certain Covenants—Additional Secured Note Guarantees.”

Each Secured Note Guarantee of a Guarantor is:

•	a senior, secured obligation of such Guarantor;

•	equal in right of payment with all of the existing and future senior indebtedness of such Guarantor, including such Guarantor’s guarantee of the indebtedness under the Credit Agreement;

•

secured on an equal and ratable basis, or on a senior basis, as applicable, with all of the existing and future secured indebtedness of such Guarantor, including such Guarantor’s guarantee of the indebtedness under the Credit Agreement, subject to Permitted Liens;

•

effectively junior in right of payment to all of the existing and future secured indebtedness of such Guarantor that is secured by a Lien on any assets not constituting Collateral, to the extent of the value of such assets;

•

effectively senior in right of payment to all of the existing and future unsecured indebtedness of such Guarantor, including such Guarantor’s guarantee of the Unsecured Notes and, with respect to GEO Corrections Holdings, Inc., the 2026 Exchangeable Senior Notes and, with respect to each of the other Guarantors, such Guarantor’s guarantee of the 2026 Exchangeable Senior Notes, to the extent of the value of the Collateral;

•	senior in right of payment to any future subordinated indebtedness of such Guarantor; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any Subsidiaries of such Guarantor that do not guarantee the Secured Notes.

The obligations of each Guarantor under its Secured Note Guarantee will be limited as necessary to prevent that Secured Note Guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the Secured Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Secured Note Guarantees would suffice, if necessary, to pay the Secured Notes in full when due. If a Secured Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Secured Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state law may render the Guarantees and/or payments made under the Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Not all of our Subsidiaries will guarantee the Secured Notes. The Company and the Initial Guarantors generated approximately 91.5% and 91.2% of our consolidated revenues and 92.8% and 92.4% of our consolidated EBITDA for the fiscal year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 92.0% and 92.0% of our consolidated assets as of December 31, 2023 and March 31, 2024, respectively.

The Secured Note Guarantee of a Guarantor may be released in certain circumstances. See “—Certain Covenants—Additional Secured Note Guarantees.”

Principal, Maturity and Interest

The Secured Notes will be unlimited in aggregate principal amount and will mature on April 15, 2029. We issued $650.0 million aggregate principal amount of Secured Original Notes under the Secured Notes Indenture on April 18, 2024. We may issue additional Secured Notes from time to time, without the consent of the Holders, subject to the covenant described below under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Secured Notes and any additional Secured Notes subsequently issued under the Secured Notes Indenture will be treated as a single class for all purposes under the Secured Notes Indenture, including, without limitation, redemptions of Secured Notes, offers to purchase Secured Notes and the percentage of Secured Notes required to consent to waivers of provisions of, and amendments to, the Secured Notes Indenture. We will issue Secured Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Secured Original Notes that remain outstanding following the completion of this exchange offer, together with the Secured Exchange Notes issued in connection with this exchange offer, and any additional Secured Notes actually issued will be treated as a single class of securities under the Secured Notes Indenture.

Interest on the Secured Notes will accrue at the rate of 8.625% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2024. We will make each interest payment to the Holders of record on the close of business on the immediately preceding April 1 and October 1. Interest on the Secured Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Secured Notes

If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that Holder’s Secured Notes in accordance with those instructions. All other payments on the Secured Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check delivered to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Secured Notes

The Secured Notes Trustee or its agent will initially act as paying agent and registrar for the Secured Notes. We may change the paying agent or registrar without prior notice to the Holders of the Secured Notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Security

Pursuant to the Secured Notes Indenture, the Security Documents and the First Lien Intercreditor Agreement, the Obligations of the Company and the Guarantors in respect of the Secured Notes are secured, on an equal and ratable basis with the Obligations of the Company and the Guarantors under the Credit Agreement and any other future First Lien Secured Obligations, by Liens on the Company’s and the Guarantors’ right, title and interest in (i) substantially all their respective personal property, now existing or hereafter acquired and wherever located, in favor of the Secured Notes Collateral Agent for the benefit of the Secured Notes Secured Parties, subject to certain “Excluded Property” (as such term is defined below and in the Secured Notes Indenture), and (ii) any “Material Real Property” (as such term is defined in the Credit Agreement). All such assets of the Company and the Guarantors (but in any event, excluding the Excluded Property) are referred to herein as the “Collateral.” “Collateral” as defined hereunder shall not include any property or assets that do not constitute collateral securing the Obligations of the Company and the Guarantors under the Credit Agreement. In addition, the Security Documents contain exceptions, limitations and materiality thresholds with respect to the requirements of the Company and Guarantors to take actions to perfect the Liens securing the obligations of the Company and the Guarantors in respect of the Secured Notes and the Secured Note Guarantees. As a result, such Liens may not attach to or be perfected in certain of the Collateral, which could adversely affect the rights of the Holders with respect to such Collateral.

Such Liens shall be (i) first-priority Liens on the Collateral, (ii) pari passu with the Liens on the Obligations of the Company and the Guarantors under the Credit Agreement and any other future First Lien Secured Obligations and (iii) subject to Permitted Liens.

“Excluded Property” means:

(i)

rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on assignment of such rights (except to the extent that any such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(ii)	property and assets owned by the Company or any Guarantor that are the subject of:

(A)	Liens on assets acquired, constructed or improved by the Company or any of its Restricted Subsidiaries; provided that (1) such Liens secure solely Indebtedness permitted by clause

(4) under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or any obligations or liabilities under any related Hedging Agreement (for purposes of this clause (1), as such term is defined in the Credit Agreement), (2) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (3) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (4) such Liens shall not apply to any other property or assets of the Company or any Restricted Subsidiary; or

(B)

Liens on the GEO HQ granted pursuant to a real property mortgage (and associated security instruments); provided that such Liens (1) secure solely GEO HQ Indebtedness or any obligations or liabilities under any related Hedging Agreement (for purposes of this clause (1), as such term is defined in the Credit Agreement), or any call option in respect of convertible or exchangeable debt securities issued by the Company or any Guarantor and (2) shall not apply to or otherwise encumber any other property or assets of the Company or any of its Subsidiaries, but only if and for so long as (w) such property and assets do not secure any other First Lien Secured Obligations, (x) such Liens are in effect, (z) the agreements or instruments evidencing or governing such Indebtedness prohibit the Indebtedness under the Credit Agreement from being secured by such assets and (z) no part of the Indebtedness under the Credit Agreement and no letter of credit issued under the Credit Agreement was used to finance the acquisition, construction or improvement of such assets;

(iii)	Immaterial Government Contracts that are the subject of Liens permitted by clause (24) of the definition of “Permitted Liens”; and

(iv)

any assets with respect to which, in the reasonable judgment of the administrative agent for the lenders under the Credit Agreement and the Company (as agreed in writing), the cost or other adverse consequences (including adverse tax consequences) of pledging such assets would be excessive in relation to the benefits to be obtained by such lenders therefrom.

“Material Real Property” means, with certain exceptions, (i) any domestic real property interest, including improvements, owned or leased by the Company or any Guarantor that is to be secured by a mortgage or deed of trust such that, after giving effect to the mortgages or deeds of trust on such real property interests, the collateral securing the obligations of the Company and the Guarantors under the Credit Agreement includes at least 80% of the net book value of the domestic real property interests of the Company and the Guarantors or (ii) any domestic real property interest, including improvements, owned or leased by the Company or any Guarantor that has a net book value of $10.0 million or greater, whichever represents a greater proportion of the net book value of the all domestic real property interest of the Company and the Guarantors; provided, however, that no Excluded Real Property shall constitute Material Real Property for purposes of the Secured Notes Indenture and the Security Documents.

Mortgages on the Company’s and the Guarantors’ right, title and interest in any Material Real Property were not in place and/or perfected as of the Issue Date. The Company will take all appropriate steps to have such mortgages in place and perfected within 180 days of the Issue Date (or a later date approved by the Secured Notes Collateral Agent (provided such later date shall be deemed approved if the Credit Agreement Collateral Agent is also extending such time period under the Credit Agreement). See “Risk Factors—Risks related to the Secured Exchange Notes—Security over certain Collateral was not in place or was not perfected by the issue date of the Secured Original Notes, and we will not be required to perfect security interests in some instances.”

Use of Collateral

Subject to the terms of the Security Documents and the First Lien Intercreditor Agreement, the Company and the Guarantors have the right to remain in possession and retain control of the Collateral (other than certain possessory collateral required to be delivered to the Secured Notes Collateral Agent (or the Credit Agreement Collateral Agent as bailee for the Secured Notes Collateral Agent pursuant to the First Lien Intercreditor Agreement) pursuant to the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Liens on Collateral

The Secured Notes Indenture provides that, automatically and without the need for any further action by any Person, the Liens on the Collateral will be released or will no longer secure the Obligations of the Company and the Guarantors in respect of the Secured Notes:

(1)	in part as to any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or that is or becomes Excluded Property;

(2)	in whole upon:

(a)	satisfaction and discharge of the Secured Notes Indenture as set forth below under “—Satisfaction and Discharge”; or

(b)	a legal defeasance or covenant defeasance of the Secured Notes Indenture as described below under “—Legal Defeasance and Covenant Defeasance”;

(3)

in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by the Secured Notes Indenture and the Security Documents at the time of such sale, transfer or disposition or in connection with any exercise of remedies pursuant to the Secured Notes Indenture, the Security Documents or the First Lien Intercreditor Agreement or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with the Secured Notes Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4)	as provided under “—Amendment, Supplement and Waiver”;

(5)

as to any asset constituting Collateral, if all other Liens on such asset securing the First Lien Secured Obligations then secured by such asset (including commitments thereunder) are released or will be released simultaneously therewith, other than by reason of the discharge in full of any such First Lien Secured Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Collateral by the Applicable Collateral Agent, to the extent set forth in the Security Documents and the First Lien Intercreditor Agreement; and

(6)	in whole or in part, in accordance with the applicable provisions of the Security Documents and as described below with respect to the First Lien Intercreditor Agreement.

Certain Limitations on the Collateral

There can be no assurance that the proceeds of any sale of Collateral following an acceleration of the Secured Notes as a result of an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due on the Secured Notes, the Indebtedness under the Credit Agreement, and any other Indebtedness secured by the Collateral. The Holders of the Secured Notes may not be able to unilaterally direct the Secured Notes Collateral Agent to take such actions (See “—First Lien Intercreditor Agreement”). Additionally, with respect to some of the Collateral, the Secured Notes Collateral Agent’s security interest and ability to foreclose will be limited by the need to meet certain requirements, such as obtaining third-party consents and making additional filings. For more information, see “Risk Factors—Risks related to the Secured Exchange Notes.”

Further Assurances

The Secured Notes Indenture and the Security Documents provide that the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Secured Notes Collateral Agent from time to time may reasonably request, to assure and confirm that the Secured Notes Collateral Agent holds, for the benefit of the Secured Notes Secured Parties, duly created and enforceable and perfected Liens (subject to Permitted Liens and the terms of the Secured Notes Indenture, the Security Documents and the First Lien Intercreditor Agreement) upon the Company’s and the Guarantors’ right, title and interest in the Collateral (including any property or assets of the Company or Guarantors that are acquired or otherwise become Collateral after the Secured Notes are issued), in each case, as contemplated by and in accordance with the Lien priority required under, the Secured Notes Indenture, the Security Documents and the First Lien Intercreditor Agreement.

Upon the reasonable request of the Secured Notes Collateral Agent at any time and from time to time, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Secured Notes Collateral Agent may reasonably deem necessary, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as expressly required by the First Lien Intercreditor Agreement, the Secured Notes Indenture and the Security Documents.

Neither the Secured Notes Trustee nor the Secured Notes Collateral Agent shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under the Secured Notes Indenture, the Security Documents or any agreement or instrument contemplated hereby or thereby, (B) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, financing statement amendment, registration, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in clauses (A) through (C) above shall be the sole responsibility of the Company and the Guarantors, as applicable.

In addition, the Secured Notes Indenture requires, subject to the terms and conditions set forth therein, that the Company deliver, and cause each applicable Guarantor to deliver, no later than 180 days (or a later date approved by the Secured Notes Collateral Agent (provided such later date shall be deemed approved if the Credit Agreement Collateral Agent is also extending such time period under the Credit Agreement)) after the Issue Date, to the Secured Notes Collateral Agent one or more mortgages or deeds of trust (or equivalent instruments) (collectively, the “Mortgages”) and certain other documents with respect to any existing or future owned Material Real Property of the Company or such Guarantor, in form and substance reasonably satisfactory to the Secured Notes Collateral Agent (provided that such Mortgages and related documents shall be deemed satisfactory if such documents are substantially similar to the comparable document provided under the Credit Agreement which are otherwise satisfactory to the Credit Agreement Collateral Agent, subject to factual changes necessary to reflect the Secured Notes) and executed (and where appropriate, acknowledged) by the Company or such Guarantor, as the case may be and to pay (i) all expenses and premiums of the title companies in connection with the issuance of one or more American Land Title Association mortgagee policies of title insurance and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the fixture filings in the appropriate county land office(s).

To the extent the Company or any Guarantor is required to deliver, or grant control of, Collateral to the Secured Notes Collateral Agent for purposes of possession and/or control, such obligation with respect to such delivery shall be deemed satisfied by the delivery to the Credit Agreement Collateral Agent or the Applicable Collateral Agent, acting as a gratuitous bailee of the Secured Notes Collateral Agent, and delivery of Collateral to, or the granting of control over Collateral to, the Credit Agreement Collateral Agent or the Applicable Collateral Agent shall be deemed to include delivery of Collateral to, or the granting of control over Collateral to, the Secured Notes Collateral Agent.

Secured Notes Collateral Agent

Ankura Trust Company, LLC has been appointed pursuant to the Secured Notes Indenture to serve as the Secured Notes Collateral Agent for the benefit of itself, the Holders and the Secured Notes Trustee (collectively, the “Secured Notes Secured Parties”).

By accepting a Secured Note, each Holder thereof is deemed to have:

(1)	appointed the Secured Notes Collateral Agent to act as collateral agent under the applicable Security Documents; and

(2)

authorized the Secured Notes Collateral Agent to (A) perform the duties and exercise the rights, and powers that are specifically given to it under the Security Documents or other documents to which it is a party, and (B) execute each document to be executed by the Secured Notes Collateral Agent on its behalf, including the First Lien Intercreditor Agreement and other intercreditor agreements with future holders or agents of Indebtedness of the Company and the Guarantors.

To secure payment of the Obligations under the Secured Notes, the Secured Notes Indenture and the Security Documents, liens will be granted by the Company and the Guarantors in favor of the Secured Notes Collateral Agent for the benefit of all Secured Notes Secured Parties, in the right, title and interest of the Company and the Guarantors in the Collateral, in accordance with the Secured Notes Indenture, the Security Documents and the First Lien Intercreditor Agreement.

The Secured Notes Collateral Agent will hold (directly or through co-collateral agents), and will be entitled to enforce, subject to the terms of the Secured Notes Indenture, the Security Documents and the First Lien Intercreditor Agreement, all Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral created by the Security Documents.

The Secured Notes Collateral Agent will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Obligations under the Secured Notes, the Secured Notes Indenture and the Security Agreements) unless and until it shall have been directed in writing by an Act of Required Holders to the extent required by the Secured Notes Indenture and subject to the terms of the First Lien Intercreditor Agreement.

Notwithstanding anything to the contrary herein, however, the Secured Notes Collateral Agent will require an Act of Required Holders and/or delivery of instructions and any documentation to act under the Secured Notes Indenture only to the extent that an Act of Required Holders and/or delivery of instructions and any documentation are required in connection with an act of such type pursuant to the terms of the Secured Notes Indenture.

If the Secured Notes Collateral Agent adopts policies or makes any public statement that it no longer intends to support (or to reduce its support of) the businesses of its clients operating in the same or similar industries as GEO, GEO may, to the extent permitted by applicable law, by notice in writing to such Person remove any Person serving as Secured Notes Collateral Agent, in which case, GEO, without the consent of the Holders, may appoint a successor.

Collateral Shared Equally and Ratably

Subject to the applicable provisions in the First Lien Intercreditor Agreement, the payment and satisfaction of all of the Obligations of the Company and the Guarantors in respect of the Secured Notes shall be secured equally and ratably by the Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral established in favor of the Secured Notes Collateral Agent for the benefit of the Secured Notes Secured Parties pursuant to the Secured Notes Indenture, the Security Documents, and the First Lien Intercreditor Agreement, and all such Liens will be enforceable by the Secured Notes Collateral Agent for its benefit, the benefit of the Secured Notes Trustee and for the benefit of, on an equal and ratable basis, all the other Secured Notes Secured Parties.

Relative Rights

Nothing in the Secured Notes Indenture or the Security Documents will:

(1)

impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(2)	affect the relative rights of Holders of Notes as against any other creditors of the Company or any Guarantor (other than holders of Permitted Liens); or

(3)	restrict the right of any Holder of Notes to sue for payments that are then due and owing.

First Lien Intercreditor Agreement

Ankura Trust Company, LLC, as the Secured Notes Trustee and the Secured Notes Collateral Agent, is a party to a first-lien pari passu intercreditor agreement, dated as of April 18, 2024 (the “First Lien Intercreditor Agreement”), with Citizens Bank, N.A., as the administrative agent (in such capacity, the “Credit Agreement Administrative Agent”) and collateral agent (in such capacity, the “Credit Agreement Collateral Agent”) under the Credit Agreement, with respect to the Shared Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding or representing the holders of First Priority Secured Obligations.

Holders will be deemed to have agreed to, and accepted, the terms of the First Lien Intercreditor Agreement by their acceptance of the Secured Notes, and authorized and directed the Secured Notes Trustee and the Secured Notes Collateral Agent to enter into and perform their obligations under the First Lien Intercreditor Agreement.

The First Lien Intercreditor Agreement sets forth the relative rights and obligations of the holders of First Lien Secured Obligations with respect to Shared Collateral. Upon the execution and delivery of the First Lien Intercreditor Agreement by the Secured Notes Trustee and the Secured Notes Collateral Agents, the First Lien Intercreditor Agreement is binding on the Holders with respect to the matters described below to the same extent that such provisions apply to the Secured Notes Trustee or the Secured Notes Collateral Agents.

The Obligations under (i) the Credit Agreement, (ii) the Secured Notes, the Secured Notes Indenture, the Secured Note Guarantees and the Security Agreements, and (iii) any future First Lien Secured Obligations are each referred to as a “series” of First Lien Secured Obligations in this summary.

This summary of the First Lien Intercreditor Agreement also uses the following terms:

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and

(y) the Non-Controlling Authorized Representative Enforcement Date, the Collateral Agent(s) for the series of additional First Lien Obligations represented by the Major Non-Controlling Authorized Representative at such time.

“Authorized Representative” means at any time, (i) in the case of any Obligations under the Credit Agreement or the Credit Agreement Secured Parties, the Credit Agreement Administrative Agent, (ii) in the case of the Obligations under the Secured Notes, the Secured Notes Indenture, the Secured Note Guarantees and the Security Documents or the Secured Notes Secured Parties, the Secured Notes Trustee and (iii) in the case of any other series of Obligations or secured party under such Obligations that become subject to the First Lien Intercreditor Agreement after the Issue Date, the Designated Representative for such series named as authorized representative for such series in the applicable joinder agreement.

“Collateral Agent” means (i) in the case of the Obligations under the Credit Agreement or the Credit Agreement Secured Parties, the Credit Agreement Collateral Agent, (ii) in the case of the Obligations under the Secured Notes, the Secured Notes Indenture, the Secured Note Guarantees and the Security Documents or the Secured Notes Secured Parties, the Secured Note Collateral Agent and (iii) in the case of any other series of Obligations or secured party under such Obligations that become subject to the First Lien Intercreditor Agreement after the Issue Date, the “collateral agent” named for such series in the applicable joinder agreement to the First Lien Intercreditor Agreement.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the discharge of the Obligations under the Credit Agreement with respect to such Shared Collateral and the termination of all commitments with respect thereto; provided that the discharge of Obligations under the Credit Agreement shall not be deemed to have occurred in connection with a refinancing of such Obligations under the Credit Agreement with additional First Lien Secured Obligations secured by such Shared Collateral to the extent designated in writing by the administrative agent (under the Credit Agreement as so refinanced) as the Credit Agreement for purposes of the First Lien Intercreditor Agreement.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the series of Obligations that constitutes the largest outstanding principal amount of any then outstanding series of First Lien Secured Obligations with respect to such Shared Collateral; provided, however, that if there are two outstanding series of First Lien Secured Obligations which have an equal outstanding principal amount, the series of Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Authorized Representative (other than the Applicable Authorized Representative), the date which is 180 days (throughout which 180-day period such Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an event of default and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Authorized Representative certifying that (x) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default has occurred and is continuing and (y) the First Lien Secured Obligations of the series with respect to which such Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise); provided that, such event of default shall be continuing at the end of such 180-day period; provided, further that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Company or any Guarantor which has granted a security interest in such Shared Collateral, as the case may be, is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding. To the extent the Secured Notes Trustee is the Authorized Representative, it shall, in all cases, be entitled to written instruction from the required Holders prior to delivering any such certification.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of First Lien Secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time.

Under the First Lien Intercreditor Agreement, as described below, the Applicable Collateral Agent has the right to take certain other actions with respect to the Shared Collateral, and the Secured Notes Collateral Agent, the Secured Notes Trustee and the Holders will have no right to direct the Applicable Collateral Agent to take actions with respect to the Shared Collateral.

Pursuant to the First Lien Intercreditor Agreement:

(i) only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral, and the rights of the other secured parties and collateral agents under the First Lien Secured Obligations to instruct the Applicable Collateral Agent to take certain actions shall be limited as set forth in the First Lien Intercreditor Agreement;

(ii) at any time when the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative; provided that if such Applicable Authorized Representative is the Secured Notes Trustee, the Secured Notes Trustee shall be instructed to so act by the required Holders under the Secured Notes Indenture; and

(iii) the Applicable Collateral Agent shall not be under any fiduciary or other duty owed to any other secured party or collateral agent under the First Lien Secured Obligations.

Notwithstanding the equal priority of the Liens securing each series of First Lien Secured Obligations, the Applicable Collateral Agent may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No other secured party or collateral agent under the First Lien Secured Obligations will contest, protest or object (or support any other Person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Applicable Collateral Agent or the Applicable Authorized Representative or any other exercise by the Applicable Collateral Agent or the Applicable Authorized Representative of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so.

Pursuant to the First Lien Intercreditor Agreement, each secured party under the First Lien Secured Obligations has agreed, or will agree, as applicable, that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Secured Obligations of any series or any security document or the validity, attachment, perfection or priority of any Lien under any security document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the First Lien Intercreditor Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in the First Lien Intercreditor Agreement, it shall have no right to (A) direct the Applicable Collateral Agent or any other secured party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other secured party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other secured party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other secured party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other secured party with respect to any Shared Collateral in accordance with the provisions of the First Lien Intercreditor Agreement, (v) other than in the case of the Applicable Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the First Lien Intercreditor Agreement; provided that nothing in the First Lien Intercreditor Agreement shall be construed to prevent or impair the rights of the Applicable Collateral Agent or any other secured party to enforce the First Lien Intercreditor Agreement.

Distribution of Enforcement Proceeds

If an event of default has occurred and is continuing, and the Applicable Collateral Agent or any secured party under the First Lien Secured Obligations is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any bankruptcy case or insolvency or liquidation proceeding of the Company or any Guarantor or any such secured party receives any payment pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral received by any such secured party on account of such enforcement of rights or remedies or received by the Applicable Collateral Agent or any such secured party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Lien Secured Obligations are entitled under any intercreditor agreement (other than the First Lien Intercreditor Agreement) shall be applied (i) FIRST, to the payment of all amounts owing to each administrative agent, collateral agent and trustee (in their respective capacities as such) on a ratable basis, if necessary, pursuant to the terms of any secured credit document, (ii) SECOND, subject to terms of the First Lien Intercreditor Agreement, to the payment in full of the First Lien Secured Obligations of each series on a ratable basis, with such proceeds to be applied to the First Lien Secured Obligations of a given series in accordance with the terms of the applicable secured credit documents until the discharge of each series of outstanding First Lien Secured Obligations, and (iii) THIRD, after payment of all First Lien Secured Obligations in full, to the Company and the Guarantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Turnover

If, despite the provisions of the First Lien Intercreditor Agreement, any secured party under the First Lien Secured Obligations shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Secured Obligations to which it is then entitled in accordance with the immediately preceding paragraph, such secured party shall hold such payment or recovery in trust for the benefit of all secured parties for distribution in accordance with the immediately preceding paragraph.

Automatic Release of Liens

If at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other collateral agent for the benefit of each series of secured parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied as described under “—Distribution of Enforcement Proceeds” above. In acting under the Secured Notes Indenture, the Secured Notes Trustee and the Secured Notes Collateral Agent shall receive an Opinion of Counsel and Officers’ Certificate from the Company if the Secured Notes Trustee or the Secured Notes Collateral Agent is requested to execute such release.

Transfer and Exchange

A Holder may transfer or exchange Secured Notes in accordance with the Secured Notes Indenture, subject to compliance with applicable securities laws. The registrar and the Secured Notes Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Secured Notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any Secured Note selected for redemption. Also, we are not required to transfer or exchange any Secured Note for a period of 15 days before a selection of Secured Notes to be redeemed.

Ranking

The Secured Notes and the Secured Note Guarantees are our and the Guarantors’ respective senior, secured obligations, and the indebtedness evidenced by the Secured Notes and the Secured Note Guarantees rank equal in right of payment to all of our and the Guarantors’ other existing and future senior obligations, including the indebtedness under the Credit Agreement and the guarantees thereof; effectively senior in right of payment to all of our and the Guarantors’ existing and future unsecured indebtedness, including the Unsecured Notes, the 2026 Exchangeable Senior Notes and, in each case, the guarantees thereof, to the extent of the value of the Collateral; senior in right of payment to any of our and the Guarantors’ future subordinated indebtedness; effectively junior in right of payment to any of our and the Guarantors’ future secured indebtedness that is secured by a Lien on any assets not constituting Collateral, to the extent of the value of such assets; and structurally subordinated to all existing and future indebtedness and other liabilities of our Subsidiaries that do not guarantee the Secured Notes and joint ventures, including trade payables.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we and the Initial Guarantors would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of secured indebtedness under the Credit Agreement, $6.5 million of the 2026 Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes.

Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we would have had the ability to borrow $310.0 million under the revolver portion of the Credit Agreement, after applying the limitations and restrictions in our debt covenants and subject to our satisfying the relevant borrowing conditions under the Credit Agreement with respect to the incurrence of additional indebtedness. In addition, as of March 31, 2024, our Subsidiaries that are not providing Secured Note Guarantees had $134.2 million of liabilities, including no Indebtedness.

Optional Redemption

At any time on or prior to April 15, 2026, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding Secured Notes issued under the Secured Notes Indenture (including any additional Secured Notes) at a redemption price of 108.625% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that: (1) at least 65% of the aggregate principal amount of Secured Notes issued under the Secured Notes Indenture (including any additional Secured Notes) remains outstanding immediately after the occurrence of such redemption (excluding Secured Notes held by us and our Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

During any twelve-month period prior to April 15, 2026, we may on any one or more occasions redeem up to 10% of the aggregate principal amount of outstanding Secured Notes issued under the Secured Notes Indenture (including any additional Secured Notes) at a redemption price of 103.000% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date.

At any time prior to April 15, 2026, we may, at our option, redeem all or a part of the Secured Notes upon not less than 10 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to (but not including) the date of redemption.

On or after April 15, 2026, we may, at our option, redeem all or a part of the Secured Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Secured Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2026	104.313%
2027	102.156%
2028 and thereafter	100.000%

For a description of the procedures applicable to a redemption of all or part of the Secured Notes pursuant to the provisions of the Secured Notes Indenture described in this section, see “—Selection and Notice.”

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the Secured Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Secured Notes will have the right to require us to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Secured Notes pursuant to an offer to purchase (a “Change of Control Offer”) on the terms set forth in the Secured Notes Indenture; provided that any unpurchased portion of a Secured Note must be in a minimum denomination of $2,000. In the Change of Control Offer, we will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Secured Notes repurchased, plus accrued and unpaid interest, if any, on the Secured Notes repurchased, to (but not including) the date of purchase (subject to the right of Holders of Secured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Secured Notes have not been redeemed or repurchased prior to such date). Within 30 days following any Change of Control, we will deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Secured Notes, on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Secured Notes Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Secured Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Secured Notes Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Secured Notes Indenture by virtue of such compliance.

On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all Secured Notes or portions of Secured Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Secured Notes or portions of Secured Notes properly tendered; and

(3)

deliver or cause to be delivered to the Secured Notes Trustee the Secured Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Secured Notes or portions of Secured Notes being purchased by us.

The paying agent will promptly deliver to each Holder of Secured Notes properly tendered the Change of Control Payment for such Secured Notes, and the Secured Notes Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Secured Note equal in principal amount to any unpurchased portion of the Secured Notes surrendered, if any; provided that each new Secured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Secured Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Secured Notes Indenture does not contain provisions that permit the Holders of the Secured Notes to require that we repurchase or redeem the Secured Notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Secured Notes Indenture applicable to a Change of Control Offer made by us and purchases all Secured Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Secured Notes Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Secured Notes to require us to repurchase the Secured Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The Credit Agreement and the Unsecured Notes Indenture contain, and other indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that indebtedness be repurchased upon a Change of Control. A Change of Control will constitute an event of default under the Credit Agreement and, unless the Company were able to obtain a waiver from the lenders under the Credit Agreement, the terms of the Credit Agreement would prohibit our purchase of the Secured Notes in the event we are required to make a Change of Control Offer. There can be no assurance that the Company would be able to obtain a waiver from the lenders under the Credit Agreement to purchase the Secured Notes in connection with a Change of Control. In addition, if a Change of Control Offer occurs, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the Secured Notes that might be delivered by Holders seeking to accept the Change of Control Offer, or to make any other payment that may be required of us in respect of our other indebtedness, including the Unsecured Notes. In the event we are required to purchase outstanding Secured Notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations and any other obligations in respect of our other indebtedness, including the Unsecured Notes. However, there can be no assurance that we would be able to obtain the necessary financing. See “Risk Factors—Risks Related to the Notes and the Offering—We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.”

Asset Sales

We will not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)

we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(2)

the fair market value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $50.0 million or more, is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an Officers’ Certificate delivered to the Secured Notes Trustee; and

(3)

at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Secured Notes or any Secured Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(c)

notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(d)	100% of Indebtedness actually received by the Company or any Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility; and

(e)

any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (e) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), not to exceed $150.0 million.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps; provided that,

(1)

immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and

(2)

the Board of Directors of the Company determines that the fair market value of the assets received by the Company or the Restricted Subsidiary in the Asset Swap is not less than the fair market value of the assets disposed of by the Company or such Restricted Subsidiary in such Asset Swap and such determination is evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Secured Notes Trustee.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds, at its option:

(1)

(a) to permanently reduce, prepay, repay, satisfy and discharge, or purchase, as applicable, Indebtedness under the Secured Notes or any First Lien Secured Obligations (other than the Secured Notes), including Indebtedness under the Credit Agreement, and if applicable, to correspondingly reduce commitments with respect thereto; provided, however, that (x) to the extent that the terms of such First Lien Secured Obligations (other than the Secured Notes) require Net Proceeds to repay Indebtedness outstanding under such First Lien Secured Obligations prior to the repayment of other First Lien Secured Obligations, the Company or the applicable Restricted Subsidiary shall be entitled to repay such First Lien Secured Obligations prior to repaying Indebtedness under the Secured Notes and (y) except as provided in the foregoing subclause (x), to the extent the Company or the applicable Restricted Subsidiary so reduces any other First Lien Secured Obligations, the Company shall (i) equally and ratably reduce Obligations under the Secured Notes (A) as provided under “—Optional Redemption” or (B) through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or (ii) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Secured Notes to purchase their Secured Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of such Secured Notes that would otherwise be redeemed under clause (i); or

(b) to the extent such Net Proceeds are from an Asset Sale that does not constitute Collateral, (x) to permanently repay any Indebtedness secured by a Lien on such asset or (y) to permanently reduce Indebtedness that is pari passu in right of payment with the Secured Notes; provided; that the Company (i) equally and ratably reduce (or offer to reduce pursuant to an Asset Sale Offer) Obligations under the Secured Notes (A) as provided under “—Optional Redemption” or (B) through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or (ii) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Secured Notes to purchase their Secured Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the principal amount of such Secured Notes that would otherwise be redeemed or purchased under clause (i);

(2)

to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business; provided that such Person becomes a Restricted Subsidiary; and provided, further, however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 360-day period;

(3)

to make a capital expenditure in or that is used or useful in a Permitted Business (provided that the completion of (i) construction of new facilities, (ii) expansions to existing facilities and (iii) repair or construction of damaged or destroyed facilities, in each case, which commences within such 360 days may extend for an additional 360-day period if the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 360 days); or

(4)	to acquire other long-term assets that are used or useful in a Permitted Business,

provided, however, that with respect to any assets that are acquired with such Net Proceeds, the Company or the applicable Restricted Subsidiary, as the case may be, promptly grants to the Secured Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties, a security interest (which shall have the same priority as the security interest that the Holders of the Secured Notes had in the assets disposed of which constituted Collateral) on any such assets on the terms set forth in the Secured Notes Indenture and the Security Documents, except to the extent such assets would constitute Excluded Property or are real property interests, including improvements, that are not Material Real Property.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Secured Notes Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph, or that the Company determines will not be applied or invested as provided in the preceding paragraph, will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an offer to all Holders of Secured Notes and, at the Company’s option, all holders of other secured Indebtedness that is pari passu in right of payment and lien priority with the Secured Notes containing provisions similar to those set forth in the Secured Notes Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of Secured Notes and such other pari passu secured Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Secured Notes Indenture. If the aggregate principal amount of Secured Notes and other pari passu secured Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Secured Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Secured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Secured Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Secured Notes Indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness contain prohibitions of certain events, including certain types of Asset Sales. The terms of the Credit Agreement may prohibit our purchase of the Secured Notes in the event we were required to make an Asset Sale Offer. In addition, the exercise by the holders of Secured Notes of their right to require the Company to repurchase the Secured Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Secured Notes upon a repurchase may be limited by the Company’s then-existing financial resources.

Selection and Notice

If less than all of the Secured Notes are to be redeemed at any time, the Secured Notes Trustee will select Secured Notes for redemption as follows:

(1)

if the Secured Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Secured Notes are listed, and in compliance with procedures of The Depository Trust Company (“DTC”); or

(2)

if the Secured Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Secured Notes Trustee deems fair and appropriate in accordance with procedures of DTC, subject to adjustments so that no Secured Notes in an unauthorized denomination remains outstanding after such redemption.

No Secured Notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 10 but not more than 60 days before the redemption date to each Holder of Secured Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Secured Notes or a satisfaction and discharge of the Secured Notes Indenture. As long as the Secured Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time.

Notice of any redemption of Secured Notes (including upon an Equity Offering, financing transaction, or in connection with a transaction (or series of related transactions)) may, at our discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

If any Secured Note is to be redeemed in part only, the notice of redemption that relates to that Secured Note will state the portion of the principal amount of that Secured Note that is to be redeemed. A new Secured Note in principal amount equal to the unredeemed portion of the original Secured Note will be issued (or caused to be transferred by book entry) in the name of the Holder of Secured Notes upon cancellation of the original Secured Note. Secured Notes called for redemption become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Secured Notes or portions of Secured Notes called for redemption.

Certain Covenants

Changes in Covenants When Secured Notes Rated Investment Grade

If on any date following the date of the Secured Notes Indenture:

(1)

the Secured Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Secured Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this “Description of the Secured Notes” will be suspended:

(a)	“—Repurchase at the Option of Holders—Asset Sales;”

(b)	“—Restricted Payments;”

(c)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(d)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(e)	“—Designation of Restricted and Unrestricted Subsidiaries;”

(f)	“—Transactions with Affiliates;”

(g)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets;”

(h)	clauses (1)(a) and (3) of the covenant described below under the caption “—Sale and Leaseback Transactions;” and

(i)	“—Business Activities.”

During any period that the foregoing covenants have been suspended (a “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant under the caption “—Designation of Restricted and Unrestricted Subsidiaries” unless such designation would have been permitted if a Suspension Period had not been in effect at such time.

Notwithstanding the foregoing, if the rating assigned by such rating agency should subsequently decline and the Secured Notes are not rated Baa3 or better by Moody’s and BBB- or better by S&P (or if either such agency ceases to rate the Secured Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the Secured Notes Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period. There can be no assurance that the Secured Notes will ever achieve an investment grade rating or that any such rating will be maintained. The Secured Notes Trustee shall have no obligation to independently determine or verify if covenants are suspended or reinstated, monitor the ratings of the Secured Notes or notify the Holders of any suspension or reinstatement of such covenants.

Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Company’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Secured Notes or any Secured Note Guarantee, except a payment of interest or principal to the Company or any Restricted Subsidiary or except any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

(2)

the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (9) of the immediately succeeding paragraph and including the net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant), is less than the sum, without duplication, of:

(a)

50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of such loss) of the Company accrued on a cumulative basis for the period (taken as one accounting period) from April 1, 2024, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(b)

(i) 100% of the aggregate net cash proceeds plus (ii) 100% of the aggregate fair market value of any Permitted Business or assets used or useful in a Permitted Business (other than Restricted Investments), in each case, to the extent received by the Company since the Issue Date as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (14) of the definition of Permitted Investments, or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)

to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)

to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiary subsequent to such designation (or in the case of any Subsidiary that was an Unrestricted Subsidiary as of the Issue Date, subsequent to the Issue Date) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(e)

100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since the Issue Date from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)

the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Secured Notes Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the first paragraph of this covenant;

(3)

the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5)

the repurchase of Equity Interests deemed to occur upon (a) exercise of stock options to the extent that shares of such Equity Interests represent a portion of the exercise price of such options and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith;

(6)

the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted Subsidiary’s) management; provided that the aggregate amount expended pursuant to this clause (6) shall not exceed $10.0 million in any twelve-month period;

(7)	Restricted Payments not otherwise permitted in an amount not to exceed $125.0 million;

(8)

the repurchase by the Company of its common stock in an aggregate amount not to exceed an amount equal to 10.0% of the aggregate principal amount of 2026 Exchangeable Senior Notes repurchased on and after the Issue Date; and

(9)

Restricted Payments made, if, at the time of the making of such Restricted Payment, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Total Leverage Ratio of the Company would not exceed 2.00 to 1.00.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Secured Notes Trustee. Except with respect to a Restricted Payment permitted by clauses (1) through (9) of the immediately preceding paragraph above, the determination of the Company’s Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date on which such Restricted Payment was made, the Company will deliver to the Secured Notes Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness or issue Disqualified Stock and any Foreign Subsidiary may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock, as set forth below (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed an amount equal to (x) $760.0 million, plus (y) an amount not in excess of (i) the greater of (x) $500.0 million and (y) 100% of Adjusted EBITDA for the period of four fiscal quarters of GEO most recently ended prior to the calculation of such amount for which annual or quarterly financial statements, as applicable, have been delivered under the covenant described below under the caption “—Reports,” calculated, if the applicable Indebtedness is being incurred to finance an acquisition permitted under the Secured Notes Indenture, on a pro forma basis in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” minus (ii) the aggregate principal amount of all Indebtedness previously incurred pursuant to this subclause (y), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, pursuant to the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(3)	the incurrence by the Company of Indebtedness represented by the Secured Notes to be issued on the date of the Secured Notes Indenture and any Secured Note Guarantees thereof by any Guarantor;

(4)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $100.0 million and (ii) 3.5% of Consolidated Tangible Assets, at any time outstanding;

(5)

the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Secured Notes Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

(6)	the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the

Secured Notes, in the case of the Company, or the Secured Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of the Secured Notes Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(8)	the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(10)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided, that the underlying obligation to perform is that of the Company or its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; provided, further, that such underlying obligation is not in respect of borrowed money;

(11)

the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $125.0 million;

(12)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(13)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

(14)

the issuance of preferred stock of a Restricted Subsidiary to the Company that is pledged to secure the Credit Agreement and/or the Secured Notes, provided that any subsequent transfer that results in such preferred stock being held by a Person other than the Company or a Restricted Subsidiary will be deemed to constitute an issuance of preferred stock not permitted by this clause (14);

(15)

the incurrence of Acquired Debt (but not any Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into, or becoming a Subsidiary of, the Company); provided, however, that on the date such Person becomes a Subsidiary or is acquired by the Company and after giving pro forma effect thereto, (x) the Company would have been entitled to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(16)

Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary, provided that the aggregate principal amount of such Guarantees of Indebtedness of any Unrestricted Subsidiary shall not exceed the greater of (i) $75.0 million and (ii) 2.5% of Consolidated Tangible Assets, at any time outstanding; and

(17)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction.

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Secured Notes or such Secured Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with the provisions in the Secured Notes Indenture described in this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which Secured Notes are first issued and authenticated under the Secured Notes Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) (each an “Initial Lien”): upon any of their property or assets, now owned or hereafter acquired, except: (i) in the case of any Initial Lien on any Collateral, such Initial Lien expressly has junior priority on the Collateral relative to the Secured Notes and the Secured Note Guarantees; and (ii) in the case of any Initial Lien on any asset or property that is not Collateral, the Secured Notes (or a Secured Note Guarantee in the case of Initial Liens on assets or property of a Guarantor) are equally and ratable secured with (or on a senior basis to, in the case such Initial Lien secures any subordinated Indebtedness) the obligations secured by such Initial Lien until such time as such obligations are no longer secured by such Initial Lien, at which time the Initial Lien securing the Secured Notes and the Secured Note Guarantees shall be automatically and unconditionally released and discharged.

Any Lien created for the benefit of the Holders of the Notes pursuant to clauses (i) or (ii) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company, will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness, the Credit Facilities and the Secured Notes as in effect on the date of the Secured Notes Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that, the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Secured Notes Indenture;

(2)	the Secured Notes Indenture, the Secured Notes, the Security Documents and the First Lien Intercreditor Agreement;

(3)	applicable law, rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Secured Notes Indenture to be incurred;

(5)

customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiary;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)

any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(8)

Permitted Refinancing Indebtedness; provided, that, the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)

Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)

any Indebtedness incurred in compliance with the covenant under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Secured Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Secured Notes; or

(13)

an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Merger, Consolidation or Sale of Assets

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)

either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (i) assumes all the obligations of the Company under the Secured Notes, the Secured Notes Indenture, the Security Documents (as applicable) and the First Lien Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Secured Notes Trustee and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(3)	no Default or Event of Default exists;

(4)	the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will have delivered to the Secured Notes Trustee, in form and substance reasonably satisfactory to the Secured Notes Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Secured Notes Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Clause (4) of this “—Merger, Consolidation or Sale of Assets” covenant will not apply to: (a) a transaction the principal purpose of which is to change the state of organization of the Company and that does not have as one of its purposes the evasion of such clause, (b) a sale, transfer or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (c) any merger or consolidation of a Restricted Subsidiary into the Company.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Secured Notes Trustee:

(a)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)

except with respect to leases of facilities entered into in the ordinary course of business with a Wholly Owned Subsidiary, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(4)	sales of Equity Interests (other than Disqualified Stock) of the Company;

(5)	Permitted Investments and Restricted Payments that are permitted by the provisions of the Secured Notes Indenture described above under the caption “—Restricted Payments”;

(6)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries; and

(7)	any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement.

Additional Secured Note Guarantees

The Company will not permit any of its Restricted Subsidiaries which are not Guarantors directly or indirectly, to Guarantee the payment of (a) any Indebtedness of the Company or any Guarantor under any Credit Facility (other than any Credit Facility relating to any Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities) or (b) any Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more, unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Secured Notes by such Restricted Subsidiary, which Secured Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (i) assumes all the obligations of that Guarantor under the Secured Notes Indenture, its Secured Note Guarantee, the Security Documents (as applicable) and the First Lien Intercreditor Agreement pursuant to a supplemental indenture satisfactory to the Secured Notes Trustee and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; or

(b)

such sale or other disposition complies with the provisions of the Secured Note Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales,” including the application of the Net Proceeds therefrom.

The Secured Note Guarantee of a Guarantor will be released:

(1)

in connection with any sale of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a

Subsidiary of the Company, if the sale complies with the provisions of the Secured Notes Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Secured Notes Indenture;

(3)	upon Legal Defeasance or Covenant Defeasance of the Secured Notes, as described in “—Legal Defeasance and Covenant Defeasance”;

(4)

upon the release or termination (other than a termination or release resulting from the payment thereon) of the Guarantee of (a) all Indebtedness of the Company or any Guarantor under any Credit Facility and (b) all Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more; or

(5)

upon the applicable Guarantor ceasing to be a Subsidiary of the Company as a result of any foreclosure of any pledge or security interest securing the Secured Notes or other exercise of remedies in respect thereof in accordance with the First Lien Intercreditor Agreement, in which case such Guarantor or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) will be released and relieved of any obligations under its Secured Note Guarantee, except in the event of a sale or other disposition to the Company or any other Guarantor.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided, that, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)

the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)

the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Secured Notes Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)

the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

Whether or not required by the Commission, so long as any Secured Notes are outstanding, the Company, upon request, will furnish to the Holders of Secured Notes:

(1)

all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding the foregoing, if any direct or indirect parent company of the Company provides a full and unconditional Guarantee of the Secured Notes, the reports, information and other documents required to be filed and furnished as described above may be those of such parent company, rather than those of the Company; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. The Company will be deemed to have furnished to the Holders of Secured Notes, and to have filed with and delivered to the Secured Notes Trustee, the information and reports referred to in clauses (1) and (2) above, the third paragraph of this covenant and in this paragraph (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the Commission via the EDGAR filing system (or any successor filing system of the Commission) and are publicly available. “Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

The Secured Notes Trustee shall have no responsibility or liability for the filing, timeliness or content of such reports, information or documents. Delivery of such reports, information and documents to the Secured Notes Trustee is for informational purposes only and the Secured Notes Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Secured Notes Indenture (as to which the Secured Notes Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under the Secured Notes Indenture for purposes of clause (4) under “—Events of Default and Remedies” until 120 days after the date any report under the Secured Notes Indenture is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the Secured Notes;

(2)	default in payment when due of the principal of, or premium, if any, on the Secured Notes;

(3)

failure by the Company or any Restricted Subsidiary to comply with the provisions described under the subheadings “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Secured Notes Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Secured Notes Indenture, if that default:

(a)	is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)

failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by the Secured Notes Indenture, any Secured Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Secured Note Guarantee;

(8)

certain events of bankruptcy or insolvency described in the Secured Notes Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(9)	with respect to any material portion of the Collateral purported to be covered by the Security Documents, (A) the failure of the security interest with respect to such Collateral under the applicable

Security Documents, at any time, to be in full force and effect for any reason, other than in accordance with the terms of the applicable Security Documents and the terms of the Secured Notes Indenture and the First Lien Intercreditor Agreement, as applicable, and other than due to the satisfaction in full of all obligations under the Secured Notes Indenture and discharge of the Secured Notes Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that the security interest with respect to such Collateral under the applicable Security Documents is invalid or unenforceable.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Secured Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Secured Notes Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Secured Notes may declare all the Secured Notes to be due and payable immediately.

Holders of the Secured Notes may not enforce the Secured Notes Indenture or the Secured Notes except as provided in the Secured Notes Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Secured Notes may direct the Secured Notes Trustee in its exercise of any trust or power. The Secured Notes Trustee may withhold from Holders of the Secured Notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. In case an Event of Default occurs and is continuing, the Secured Notes Trustee will be under no obligation to exercise any of the rights or powers under the Secured Notes Indenture at the request or direction of any Holders of a majority in principal amount of the then outstanding Secured Notes unless such Holders have offered to the Secured Notes Trustee indemnity or security satisfactory to the Secured Notes Trustee against any loss, liability or expense.

The Holders of a majority in aggregate principal amount of the Secured Notes then outstanding by notice to the Secured Notes Trustee may on behalf of the Holders of all of the Secured Notes waive any existing Default or Event of Default and its consequences under the Secured Notes Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Secured Notes.

The Company is required to deliver annually to the Secured Notes Trustee and the Secured Notes Collateral Agent a written statement regarding compliance with the Secured Notes Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Secured Notes Trustee and the Secured Notes Collateral Agent a written statement specifying such Default or Event of Default, its status and what action the Company proposes to take with respect thereto.

No Personal Liability of Directors, Officers, Managers, Employees, Incorporators, Stockholders, Members and Partners

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Secured Notes, the Secured Notes Indenture, the Secured Note Guarantees, the Security Documents or the First Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Secured Notes by accepting a Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Secured Notes and all obligations of the Guarantors discharged with respect to their Secured

Note Guarantees and have Liens on the Collateral securing the Secured Notes released (“Legal Defeasance”) except for:

(1)

the rights of Holders of outstanding Secured Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Secured Notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the Secured Notes concerning issuing temporary Secured Notes, registration of Secured Notes, mutilated, destroyed, lost or stolen Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Secured Notes Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Secured Notes Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Secured Notes Indenture and have Liens on the Collateral securing the Secured Notes released (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Secured Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Secured Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Secured Notes Trustee, in trust, for the benefit of the Holders of the Secured Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Secured Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Secured Notes are being defeased to maturity or to a particular redemption date and, if the Secured Notes are being defeased to a particular redemption date, the Company must have delivered to the Secured Notes Trustee an irrevocable notice of redemption;

(2)

in the case of Legal Defeasance, the Company shall have delivered to the Secured Notes Trustee an Opinion of Counsel reasonably acceptable to the Secured Notes Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Secured Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company shall have delivered to the Secured Notes Trustee an Opinion of Counsel reasonably acceptable to the Secured Notes Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing either (a) on the date of such deposit or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Secured Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)

the Company must have delivered to the Secured Notes Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Secured Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7)

the Company must have delivered to the Secured Notes Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(8)

the Company must deliver to the Secured Notes Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Company, the Guarantors, if any, the Secured Notes Trustee and the Secured Notes Collateral Agent, as applicable, may amend or supplement the Secured Notes Indenture, the Secured Notes, the Secured Note Guarantees, the Security Documents or the First Lien Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Secured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Secured Notes), and any existing default or compliance with any provision of the Secured Notes Indenture, the Secured Notes, the Security Documents or, to the extent affecting the Holders, the First Lien Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Secured Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Secured Notes).

Notwithstanding the foregoing, without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Security Document or the provisions in the Secured Notes Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Obligations in respect of the Secured Notes or (B) change or alter the priority of the Liens securing the Obligations in respect of the Secured Notes with respect to all or substantially all of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of the Secured Notes Indenture, the Security Documents or the First Lien Intercreditor Agreement.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Secured Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Secured Note or change the optional redemption dates or optional redemption prices from those stated under the caption “—Optional Redemption” (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Secured Notes);

(3)	reduce the rate of or change the time for payment of interest on any Secured Note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Secured Notes (except a rescission of acceleration of the Secured Notes by the Holders of at least a majority in aggregate principal amount of the Secured Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Secured Note payable in currency other than that stated in the Secured Notes;

(6)

make any change in the provisions of the Secured Notes Indenture relating to waivers of past Defaults or the rights of Holders of Secured Notes to receive payments of principal of, or interest or premium, if any, on the Secured Notes;

(7)	waive a redemption payment with respect to any Secured Note;

(8)	release any Guarantor from any of its obligations under its Secured Note Guarantee or the Secured Notes Indenture, except in accordance with the terms of the Secured Notes Indenture;

(9)	impair the right to institute suit for the enforcement of any payment on or with respect to the Secured Notes or the Secured Note Guarantees;

(10)

amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales” after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Change of Control,” after a Change of Control has occurred including, in each case, amending, changing or modifying any definition relating thereto; or

(11)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Secured Notes, the Company, the Guarantors, if any, the Secured Notes Trustee and the Secured Notes Collateral Agent, as applicable, may amend or supplement the Secured Notes Indenture, the Secured Notes, the Secured Note Guarantees, the Security Documents or the First Lien Intercreditor Agreement, in each case:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Secured Notes in addition to or in place of certificated Secured Notes;

(3)

to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Secured Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)

to make any change that would provide any additional rights or benefits to the Holders of Secured Notes or that does not adversely affect the legal rights under the Secured Notes Indenture of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Secured Notes Indenture under the Trust Indenture Act;

(6)

to conform the text of the Secured Notes Indenture, the Secured Note Guarantees, the Secured Notes, the Security Documents or the First Lien Intercreditor Agreement to any provision of this “Description of the Secured Notes” to the extent that such provision in this “Description of the Secured Notes” was intended to be a verbatim recitation of a provision of the Secured Notes Indenture, the Secured Note Guarantees, the Secured Notes, the Security Documents or the First Lien Intercreditor Agreement as evidenced in an Officers’ Certificate;

(7)	to provide for the issuance of additional Secured Notes in accordance with the limitations described in the Secured Notes Indenture;

(8)	to allow a Guarantor to execute a supplemental indenture for the purpose of providing a Secured Note Guarantee in accordance with the provisions of the Secured Notes Indenture;

(9)	to establish the form or terms of securities (other than the Secured Notes) of any series as permitted by the Secured Notes Indenture;

(10)

to supplement any of the provisions of the Secured Notes Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Secured Notes pursuant to the provisions of the Secured Notes Indenture; provided that any such actions shall not adversely affect the interests of Holders of the Secured Notes in any material respect;

(11)

to evidence and provide for the acceptance of appointment by a successor or separate trustee or collateral agent with respect to the Secured Notes and to add to or change any of the provisions of the Secured Notes Indenture as shall be necessary to provide for or facilitate the administration of the Secured Notes Indenture by more than one trustee and/or collateral agent;

(12)

to mortgage, pledge, hypothecate or grant any other Lien in favor of the Secured Notes Trustee or the Secured Notes Collateral Agent for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Secured Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Secured Notes Trustee or the Secured Notes Collateral Agent pursuant to the Secured Notes Indenture, any of the Security Documents or otherwise;

(13)	to comply with the rules and procedures of DTC; or

(14)	to add secured parties under the First Lien Secured Obligations to any Security Documents, to the extent permitted to be so secured by the Secured Notes Indenture.

Satisfaction and Discharge

The Secured Notes Indenture will be discharged and will cease to be of further effect as to all Secured Notes issued thereunder, when:

(1)	either:

(a)

all Secured Notes that have been authenticated, except lost, stolen or destroyed Secured Notes that have been replaced or paid and Secured Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Secured Notes Trustee for cancellation; or

(b)

all Secured Notes that have not been delivered to the Secured Notes Trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Secured Notes Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Secured Notes not delivered to the Secured Notes Trustee for cancellation for principal, premium, if any, and accrued interest to (but not including) the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Secured Notes Indenture; and

(4)

the Company has delivered irrevocable instructions to the Secured Notes Trustee under the Secured Notes Indenture to apply the deposited money toward the payment of the Secured Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Secured Notes Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Secured Notes Trustee

If the Secured Notes Trustee becomes a creditor of the Company or any Guarantor, the Secured Notes Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Secured Notes Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Secured Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Secured Notes Trustee, subject to certain exceptions. The Secured Notes Indenture provides that in case an Event of Default occurs and is continuing, the Secured Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Secured Notes Trustee will be under no obligation to exercise any of its rights or powers under the Secured Notes Indenture at the request of any Holder of Secured Notes, unless such Holder has offered to the Secured Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense.

If the Secured Notes Trustee adopts policies or makes any public statement that it no longer intends to support (or to reduce its support of) the businesses of its clients operating in the same or similar industries as GEO, GEO may, to the extent permitted by applicable law, by notice in writing to such Person remove any Person serving as Secured Notes Trustee, in which case, GEO, without the consent of the Holders, may appoint a successor.

Certain Definitions

Set forth below are certain defined terms used in the Secured Notes Indenture. Reference is made to the Secured Notes Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2026 Exchangeable Senior Notes” means the 6.50% Exchangeable Senior Notes due 2026 issued by GEO Corrections Holdings, Inc.

“Act of Required Holders” means direction from the Holders of more than 50% of the aggregate outstanding principal amount of the Secured Notes.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to a Secured Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Secured Note, and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Secured Note on April 15, 2026 (such redemption price being described under the caption “—Optional Redemption”), plus (ii) all required interest payments due on such Note through April 15, 2026 (excluding accrued but unpaid interest to (but not including) the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Secured Note; provided that such calculation or the correctness thereof will not be the duty or obligation of the Secured Notes Trustee.

“Asset Sale” means:

(1)

the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided, that, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Secured Notes Indenture described above under the subheading “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the subheading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding	the preceding, the following items will not be deemed to be Asset Sales:

(1)

any single transaction or series of related transactions that involves the sale of assets or the issuance or sale of Equity Interests of a Restricted Subsidiary having a fair market value of less than $20.0 million;

(2)	a transfer of assets by the Company to any of its Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments”; and

(7)	the sale or other disposition of Delaney Hall.

“Asset Swap” means an exchange of assets other than cash, Cash Equivalents or Equity Interests of the Company or any Subsidiary by the Company or a Restricted Subsidiary of the Company for:

(1)	one or more Permitted Businesses;

(2)	a controlling equity interest in any Person that becomes a Restricted Subsidiary whose assets consist primarily of one or more Permitted Businesses; and/or

(3)	one or more real estate properties.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13 (d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(4)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)

with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Restricted Subsidiary or any Parent Company;

(2)

the approval by the holders of the Voting Stock of the Company or any Parent Company of a plan relating to the liquidation or dissolution of the Company or any Parent Company or, if no such approval is required, the adoption of a plan by the Company or any Parent Company relating to the liquidation or dissolution of the Company or any Parent Company;

(3)

the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; or

(4)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company, other than in each case, in connection with any transaction or series of transactions in which the Company shall become a Wholly Owned Subsidiary of a Parent Company.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Secured Notes Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1)

the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)

the Net Income or loss of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(6)

any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation, and one-time compensation charges and any expenses directly attributable to the implementation of cost saving initiatives) shall be excluded;

(7)	any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(8)	the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded;

(9)

any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, shall be excluded;

(10)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(11)

any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness not prohibited from being incurred by the Secured Notes Indenture (including a refinancing thereof), whether or not completed or successful, shall be excluded, including (i) such fees, expenses or charges related to the Transactions and (ii) any amendment or other modification of the Unsecured Notes, the Secured Notes and the Credit Agreement.

“Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the Secured Notes Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of the Restricted Subsidiaries.

“Consolidated Total Leverage Ratio” means, as of any Transaction Date with respect to any Person, the ratio of:

(1)	the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

(2)

the aggregate amount of Adjusted EBITDA of such Person and its Restricted Subsidiaries for such Person’s most recently ended four full fiscal quarters immediately preceding such Transaction Date for which internal financial statements are available.

The Consolidated Total Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to Indebtedness and Adjusted EBITDA.

“Credit Agreement” means that certain Credit Agreement, dated as of April 18, 2024, by and among the Company, GEO Corrections Holdings, Inc., Citizens Bank, N.A., as administrative agent and collateral agent, and the lenders who are, or may from time to time become, party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as may be amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Credit Agreement Secured Parties” means the “Secured Parties” as defined under the Credit Agreement.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, notes, notes purchase agreements or commercial paper facilities, in each case, with banks or other institutional lenders or accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, supplemented, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delaney Hall” means the Facility and related assets known as Delaney Hall, located in Essex County, New Jersey.

“Designated Asset” means any Facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Governmental Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of the Secured Notes Indenture with respect to the following Facilities under which a Governmental Authority has the right to purchase such Facility for the Designated Asset Value of such Facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such Facility: Central Arizona Correctional Facility; Arizona State Prison Phoenix; Robert A. Deyton Detention Facility; Lawton Correctional Facility; Arizona State Prison Kingman; Abraxas Youth Center (So. Mountain, PA); and Leadership Development Program (So. Mountain, PA); and (b) a contract that is acquired or entered into after the date of the Secured Notes Indenture under which a Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s ownership or leasehold interest in such Designated Asset, provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) if the related Designated Asset Value is greater than or equal to $50 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of

Directors or (ii) an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated Non-Cash Consideration” means the fair market value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Designated Representative” means, with respect to any series of secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Deyton Detention Facility” that certain real property located in Clayton County, Georgia, together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of GEO and its Restricted Subsidiaries.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Secured Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, and (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of the Company most recently ended prior to the calculation of such amount for which financial statements are available) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations; less (b) to the extent added in determining Net Income, any extraordinary gains. If any acquisition permitted under the Secured Notes Indenture is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a pro forma basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of Capital Stock (other than Disqualified Stock or Capital Stock that by its terms has a preference in liquidation or as to dividends over any other Capital Stock) of the Company (other than (1) an offering pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company and (2) an offering with aggregate net proceeds to the Company of less than $35.0 million).

“Event of Default” means any event that is described under the subheading “—Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Real Property” means the GEO HQ, Delaney Hall and the Deyton Detention Facility.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Secured Notes) in existence on the date of the Secured Notes Indenture, including the Unsecured Notes and the 2026 Exchangeable Senior Notes, until such amounts are repaid.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“First Lien Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of April 18, 2024, among Citizens Bank, N.A., as administrative agent and collateral agent under the Credit Agreement, and Ankura Trust Company, LLC, as trustee and collateral agent under the Secured Notes Indenture.

“First Lien Secured Obligations” means the Obligations under (i) the Credit Agreement, (ii) the Secured Notes, the Secured Notes Indenture, the Secured Note Guarantees and the Security Documents, and (iii) any other Indebtedness secured on a first lien pari passu basis with such Obligations; provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such first-lien pari passu basis by the then existing documents governing the First Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien Intercreditor Agreement.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)

the consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, net of Non-Recourse Interest Payments received in cash by the

Company or any Restricted Subsidiary relating to any Non-Recourse Project Financing Indebtedness up to the amount of interest expense for such Non-Recourse Project Financing Indebtedness, but excluding amortization of debt issuance costs and non-cash interest expense imputed on convertible debt instruments pursuant to APB No. 14-1; plus

(2)

any Interest Expense on Indebtedness of another Person to the extent such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3)

the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period, provided, however, that interest expense, if any, attributable to any Non-Recourse Project Financing Indebtedness computed on a pro forma basis, shall be computed giving pro forma effect to any Non-Recourse Interest Payments related to such Non-Recourse Project Financing Indebtedness, provided, further, that the obligation to make such Non-Recourse Interest Payments commences with the incurrence of the corresponding Non-Recourse Project Financing Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted EBITDA for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; provided that, for purposes of calculating the Fixed Charge Coverage Ratio with respect to the Company, such calculations on a pro forma basis may, notwithstanding anything to the contrary in the Secured Notes Indenture or Regulation S-X, include adjustments to reflect the amount of cost savings, operational improvements and synergies projected by the Company in good faith to be realized as a result of actions taken or expected to be taken within 12 months (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, further, that (x) such cost savings, operational improvements and synergies are reasonably identifiable and factually supportable, (y) such cost savings, operational improvements and synergies are expected to be realized within 18 months of the date thereof in connection with such actions and (z) the aggregate amount of cost savings, operational improvements and synergies added pursuant to this proviso shall not exceed 15.0% of Adjusted EBITDA on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Transaction Date;

(2)	the Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“GEO HQ” means that certain real property located in Boca Raton, Florida described on Schedule I to the Credit Agreement (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of the Company and the Restricted Subsidiaries.

“GEO HQ Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions renewals, refinancings and replacements of all or any part of any such Indebtedness that do not result in an increase of the outstanding aggregate principal amount thereof by more than the amount required to pay any penalty, premium, accrued and unpaid interest, and transaction fees and expenses incurred in connection with such extension, renewal, refinancing or replacement;

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a Facility in a Permitted Business.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that the pledge of any Government Operating Agreement with respect to any

Facility to secure Non-Recourse Project Financing Indebtedness related to such Facility shall not be deemed a Guarantee.

“Guarantors” or “Guarantor” means (i) the Initial Guarantors and any other Restricted Subsidiary that executes a Secured Note Guarantee in accordance with the provisions of the Secured Notes Indenture and its respective successors and assigns until released in accordance with the terms of the Secured Notes Indenture and (ii) any Parent Company and any parent entity of the Company that executes a Secured Note Guarantee in accordance with the provisions of the Secured Notes Indenture and its respective successors and assigns.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3)	foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Immaterial Government Contracts” means all Government Contracts that pertain to a Facility or Facilities owned by any Unrestricted Subsidiary and are required to be assigned to secure related Indebtedness of such Unrestricted Subsidiary; provided that the amount of EBITDA reasonably attributable to all Immaterial Government Contracts in the aggregate for the four fiscal quarters ending on or most recently ended prior to any date of determination shall not exceed 10% of EBITDA for the same four fiscal quarter period. For purposes of this definition of Immaterial Government Contracts, the term “EBITDA” will have the meaning ascribed to such term in the Credit Agreement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any

Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means the Restricted Subsidiaries of the Company that Guarantee the Secured Notes on the date the Secured Notes are originally issued, which are all of the Company’s Subsidiaries that Guarantee the Company’s obligations under the Credit Agreement on such date.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Issue Date” means April 18, 2024, the date the Secured Original Notes were issued under the Secured Notes Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)	any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to ASC 350 “Intangibles—Goodwill and Other Intangible Assets”;

(4)	any loss resulting from the change in fair value of a derivative financial instrument pursuant to ASC 815 “Derivative and Hedging”; and

(5)	amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash (but excluding Designated Non-Cash Consideration until such time as actual cash payments are made with respect thereto) or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(i)

the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(ii)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(iii)	amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(iv)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and

(v)

so long as after giving pro forma effect to any such distribution no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of the Company’s (or any direct or indirect Parent Company’s) Capital Stock as a result of such Asset Sale in order to enable the Company (or any such Parent Company) to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the Company to its shareholders, with such distribution to be made as and when determined by the Company, whether during or after the end of, the relevant calendar year.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock, property or assets of the Company or any of its Restricted Subsidiaries.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any Facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any Facility by the Company and its Restricted Subsidiaries after the date of the Secured Notes Indenture or (ii) any vacant land upon which a Facility related to any Permitted Business is to be built):

(1)	where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the Facility pursuant to a Government Operating Agreement;

(2)

as to which neither the Company nor any of its Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such Facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3)

where, upon the termination of the management services contract with respect to such Facility, neither the Company nor any of its Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4)

the interest expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such Facility (the “Non-Recourse Interest Payment”); and

(5)

such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such Facility and any working capital, reasonably related to the design, construction, management and financing of the Facility.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company that meets the requirements of the Secured Notes Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Secured Notes Trustee, that meets the requirements of the Secured Notes Indenture. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

“Parent Company” means any Person so long as such Person (i) holds, directly or indirectly, 100% of the total voting power of the Capital Stock of the Company and (ii) provides a Secured Note Guarantee; and at and after the time such Person acquired such voting power, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become a Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Capital Stock of such Person and (y) each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company, as shown in the most recent fiscal quarter financial statements of such Person (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is not more than 3.0% of such Person’s corresponding consolidated amount determined in accordance with GAAP.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business conducted by the Company and its Subsidiaries on the date of the Secured Notes Indenture and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the provision of services or goods to Governmental Authorities.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary (other than a Project Financing Subsidiary);

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person (other than a Project Financing Subsidiary), if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary (other than a Project Financing Subsidiary); or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Project Financing Subsidiary);

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(5)

any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6)	Hedging Obligations entered into the ordinary course of business and not for any speculative purpose;

(7)

other Investments in any other Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $125.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided, that, the net reduction in any Investment shall not exceed the amount of such Investment;

(8)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9)

loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $7.5 million outstanding at any one time for all loans or advances under this clause (9);

(10)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11)	Investments in existence on the date of the Secured Notes Indenture;

(12)	Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company;

(13)	Investments in South African Services Pty Ltd. having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (13) not to exceed $50.0 million;

(14)	any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(15)

any Investment in any Person that is not at the time of such Investment, or does not thereby become, a Restricted Subsidiary, in an aggregate amount (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the date of first issuance of the Secured Notes (but, to the extent that any Investment made pursuant to this clause (15) since the date of first issuance of the Secured Notes is sold or otherwise liquidated for cash, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment) not to exceed 20% of Consolidated Tangible Assets; provided that the Company, a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary or a Permitted Joint Venture has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business; and

(16)

Investments consisting of the financing of the sale of equipment (including capital leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

“Permitted Joint Venture” means any Person that is engaged in a Permitted Business and in which the Company or any of its Restricted Subsidiaries directly owns (A) at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person and (B) at least 50% of the Equity Interests in such Person.

“Permitted Liens” means:

(1)

Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred under clause (1) of the definition of “Permitted Debt” and (ii) the Secured Notes issued on the date of the Secured Notes Indenture (but, for the avoidance of doubt, not any additional Secured Notes issued following the date of the Secured Notes Indenture), in each case that were permitted to be incurred by the terms of the Secured Notes Indenture;

(2)	Liens in favor of the Company or the Guarantors;

(3)

Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)

Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)

Liens to secure Indebtedness (including Capital Lease Obligations) incurred under clause (4) of the second paragraph of the covenant described above under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7)	Liens existing on the date of the Secured Notes Indenture;

(8)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)

Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)	Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)	Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12)	Liens incurred with respect to obligations that do not exceed $35.0 million at any one time outstanding;

(13)

pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14)

Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(15)

encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(16)	Liens securing Hedging Obligations so long as the related Indebtedness (other than any Unsecured Notes) is secured by a Lien on the same property securing such Hedging Obligations;

(17)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(18)	normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(19)

Liens on assets of a Project Financing Subsidiary securing Non-Recourse Project Financing Indebtedness of such Project Financing Subsidiary and Liens on any Government Operating Agreement securing Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement;

(20)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(21)

Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any acquisition permitted by the terms of the Secured Notes Indenture;

(22)	Liens securing Indebtedness and other Obligations under clause (11) of the definition of “Permitted Debt”;

(23)

Liens securing Indebtedness and other Obligations under clause (14) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the Liens securing the Secured Notes and Indebtedness under the Credit Agreement and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien Intercreditor Agreement;

(24)

the assignment by the Company or any of its Restricted Subsidiaries of rights under Immaterial Government Contracts pertaining to a Facility or Facilities owned by any Unrestricted Subsidiary to secure related Indebtedness of such Unrestricted Subsidiary; and

(25)	any Lien on cash resulting from the deposit of funds into an irrevocable escrow in satisfaction of the “Maturity Reserve Condition” (as defined in the Credit Agreement) or similar condition.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided, that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Secured Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Secured Notes on terms at least as favorable to the Holders of Secured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, the Initial Guarantors and Citizens JMP Securities, LLC, as representative of the initial purchasers of the Secured Notes, as amended and supplemented from time to time in accordance with the terms thereof.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $15.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“Secured Note Guarantee” means a Guarantee of the Secured Notes pursuant to the Secured Notes Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, the security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the UCC of the relevant states applicable to the Collateral), each for the benefit of the Secured Notes Secured Parties (whether or not through the agency of any agent or other representative), as amended, amended and restated, modified, renewed or replaced from time to time.

“Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more series of First Lien Secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time. If more than two series of First Lien Secured Obligations are outstanding at any time and the holders of less than all series of First Lien Secured Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those series of First Lien Secured Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Secured Notes Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Transactions” means, collectively, the offerings of the Unsecured Original Notes and the Secured Original Notes, the entry into the Credit Agreement and expected incurrence of tranche B term loans thereunder on the Issue Date, the application of the net proceeds of the offerings of the Unsecured Original Notes and the Secured Original Notes and such tranche B loans, in each case, as described in the final version of the offering memorandum relating to the offerings of the Unsecured Original Notes and the Secured Original Notes, dated April 4, 2024.

“Transaction Date” means, with respect to the incurrence of any Indebtedness by the Company or any Restricted Subsidiary, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 15, 2026; provided, however, that if the period from the redemption date to April 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Subsidiaries required by GAAP.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., WCC Financial, Inc., WCC Development, Inc., GEO/FL/01, Inc., GEO/FL/02, Inc., GEO/FL/03, Inc., The GEO Group UK Ltd., The GEO Group Ltd., South African Custodial Holdings Pty. Ltd., The GEO Group Australasia Pty, Ltd., GEO Australasia Pty, Ltd., The GEO Group Australia Pty, Ltd., Australasian Correctional Investment, Ltd., Pacific Rim Employment Pty, Ltd., Canadian Correctional Management, Inc., South African Custodial Services Pty, Ltd. (SACS), South African Custodial Management Pty, Ltd., GEO Australia Management Services Pty, Ltd., Australasian Correctional Services Pty, Ltd., Sentencing Concepts, Inc., BI Puerto Rico, Inc., GEO Amey Ltd., GEO FIC Holdings, LLC, GEO/DE/MC/03 LLC, Premier Custodial Group Ltd., Premier Custodial Services Group Ltd., Premier Custodial Services Ltd, Premier Prison Services Ltd., Correct Care Australasia Pty Ltd., BI of Australia Pty Ltd., Clearstream Development Courthouse Commons, LLC, Cypress-Spring Investments, LLC, Four Streams Investment, LLC, Park 19 Holdings, LLC, Patriotic Partners Inc., Strategic Portfolio Solutions San Diego, LLC, and Strategic Portfolio Solutions, LLC; and (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Secured Notes Trustee by filing with the Secured Notes Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Secured Notes Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Unsecured Notes” means the Company’s 10.250% Senior Notes due 2031, including the Unsecured Original Notes and the Unsecured Exchange Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF THE UNSECURED EXCHANGE NOTES

General

You can find the definitions of certain terms used in this “Description of the Unsecured Exchange Notes” under the subheading “—Certain Definitions.” In this “Description of the Unsecured Exchange Notes,” references to “we,” “us,” “our,” and the “Company” refer to The GEO Group, Inc. and not to any of its Subsidiaries, and references to the “Unsecured Notes” refer to the Unsecured Original Notes, the Unsecured Exchange Notes and any additional notes of the same series issued under the Unsecured Notes Indenture in accordance with the terms of the Unsecured Notes Indenture.

We will issue the Unsecured Exchange Notes under an indenture (the “Unsecured Notes Indenture”), dated as of April 18, 2024, among us, the Initial Guarantors and Ankura Trust Company, LLC, as trustee (the “Unsecured Notes Trustee”). This is the same indenture under which the Unsecured Original Notes were issued.

The terms of the Unsecured Notes include those stated in the Unsecured Notes Indenture and those made part of the Unsecured Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description is a summary of the material provisions of the Unsecured Notes Indenture. It does not restate the Unsecured Notes Indenture in its entirety. We urge you to read the Unsecured Notes Indenture because it, and not this “Description of the Unsecured Exchange Notes,” defines your rights as a Holder of the Unsecured Notes. A copy of the Unsecured Notes Indenture has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 24, 2024 and is available from us upon request. See “Where You Can Find Additional Information.” Certain defined terms used in this “Description of the Unsecured Exchange Notes” but not defined below under “—Certain Definitions” have the meanings assigned to them in the Unsecured Notes Indenture.

The registered holder of an Unsecured Note (a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders have rights under the Unsecured Notes Indenture.

The Unsecured Exchange Notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 above that amount. The Unsecured Exchange Notes initially will be represented by one or more global certificates registered in the name of a nominee of DTC as described under “Book-Entry, Delivery and Form.”

The Unsecured Notes Trustee, through its corporate trust office, will act as our exchange agent, paying agent and security registrar in respect of the Unsecured Exchange Notes. The current location of such corporate trust office is 140 Sherman Street, Fourth Floor, Fairfield, CT 06824. So long as the Unsecured Exchange Notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.

The Unsecured Exchange Notes Versus the Unsecured Original Notes

The Unsecured Exchange Notes will be substantially identical to the Unsecured Original Notes, except the Unsecured Exchange Notes will be registered under the Securities Act, and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the Unsecured Original Notes will not apply to the Unsecured Exchange Notes.

The Unsecured Notes

The Unsecured Notes are:

•	our senior, unsecured obligations;

•	equal in right of payment with all of our existing and future senior indebtedness, including our guarantees of the 2026 Exchangeable Senior Notes;

•

effectively junior in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, including the Secured Notes and indebtedness under the Credit Agreement;

•	senior in right of payment to any of our future subordinated indebtedness;

•	unconditionally guaranteed by the Guarantors as described under “—The Unsecured Note Guarantees;”

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our Subsidiaries that do not guarantee the Unsecured Notes; and

•	subject to registration with the Commission pursuant to the Registration Rights Agreement.

As of the date of the Unsecured Notes Indenture, all of our Subsidiaries (other than CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., GEO FIC Holdings, LLC, Four Streams Investment, LLC, certain dormant Domestic Subsidiaries and certain of our Foreign Subsidiaries in existence as of the date of the Unsecured Notes Indenture) will be Restricted Subsidiaries, and each of our Subsidiaries that has guaranteed our obligations under the Credit Agreement will guarantee the Unsecured Notes. However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate other Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Unsecured Notes Indenture and will not guarantee the Unsecured Notes.

Our Subsidiaries that are not providing Unsecured Note Guarantees generated approximately 8.5% and 8.8% of our consolidated revenues and 7.2% and 7.6% of the Company’s consolidated EBITDA for the fiscal year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 8.0% and 8.0% of our consolidated assets as of December 31, 2023 and March 31, 2024, respectively. In addition, as of December 31, 2023 and March 31, 2024, our Subsidiaries that are not providing Unsecured Note Guarantees had $135.9 million and $134.2 million of liabilities, including no Indebtedness, respectively.

The Unsecured Note Guarantees

The Unsecured Notes are fully and unconditionally guaranteed by each of our Restricted Subsidiaries that has guaranteed our obligations under the Credit Agreement (collectively, the “Initial Guarantors”) and may be guaranteed by additional Subsidiaries of ours as described below under “Certain Covenants—Additional Unsecured Note Guarantees.”

Each Unsecured Note Guarantee of a Guarantor is:

•	a senior, unsecured obligation of such Guarantor;

•

equal in right of payment with all of the existing and future senior, unsecured indebtedness of such Guarantor, including, with respect to GEO Corrections Holdings, Inc., the 2026 Exchangeable Senior Notes and, with respect to each of the other Guarantors, such Guarantor’s guarantee of the 2026 Exchangeable Senior Notes;

•

effectively junior in right of payment to all of the existing and future secured indebtedness of such Guarantor, including such Guarantor’s guarantees of the Secured Notes and the indebtedness under the Credit Agreement, to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to any future subordinated indebtedness of such Guarantor; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of any Subsidiaries of such Guarantor that do not guarantee the Unsecured Notes.

The obligations of each Guarantor under its Unsecured Note Guarantee will be limited as necessary to prevent that Unsecured Note Guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the Unsecured Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Unsecured Note Guarantees would suffice, if necessary, to pay the Unsecured Notes in full when due. If an Unsecured Note Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Unsecured Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Federal and state law may render the Guarantees and/or payments made under the Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Not all of our Subsidiaries will guarantee the Unsecured Notes. The Company and the Initial Guarantors generated approximately 91.5% and 91.2% of our consolidated revenues and 92.8% and 92.4% of our consolidated EBITDA for the fiscal year ended December 31, 2023 and the three months ended March 31, 2024, respectively, and held approximately 92.0% and 92.0% of our consolidated assets as of December 31, 2023 and March 31, 2024, respectively.

The Unsecured Note Guarantee of a Guarantor may be released in certain circumstances. See “—Certain Covenants—Additional Unsecured Note Guarantees.”

Principal, Maturity and Interest

The Unsecured Notes will be unlimited in aggregate principal amount and will mature on April 15, 2031. We issued $625.0 million aggregate principal amount of Unsecured Original Notes under the Unsecured Notes Indenture on April 18, 2024. We may issue additional Unsecured Notes from time to time, without the consent of the Holders, subject to the covenant described below under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Unsecured Notes and any additional Unsecured Notes subsequently issued under the Unsecured Notes Indenture will be treated as a single class for all purposes under the Unsecured Notes Indenture, including, without limitation, redemptions of Unsecured Notes, offers to purchase Unsecured Notes and the percentage of Unsecured Notes required to consent to waivers of provisions of, and amendments to, the Unsecured Notes Indenture. We will issue Unsecured Notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Unsecured Original Notes that remain outstanding following the completion of this exchange offer, together with the Unsecured Exchange Notes issued in connection with this exchange offer, and any additional Unsecured Notes actually issued will be treated as a single class of securities under the Unsecured Notes Indenture.

Interest on the Unsecured Notes will accrue at the rate of 10.250% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2024. We will make each interest payment to the Holders of record on the close of business on the immediately preceding April 1 and October 1. Interest on the Unsecured Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Unsecured Notes

If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that Holder’s Unsecured Notes in accordance with those instructions. All other payments on the Unsecured Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check delivered to the Holders at their respective addresses set forth in the register of Holders.

Paying Agent and Registrar for the Unsecured Notes

The Unsecured Notes Trustee or its agent will initially act as paying agent and registrar for the Unsecured Notes. We may change the paying agent or registrar without prior notice to the Holders of the Unsecured Notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Unsecured Notes in accordance with the Unsecured Notes Indenture, subject to compliance with applicable securities laws. The registrar and the Unsecured Notes Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Unsecured Notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any Unsecured Note selected for redemption. Also, we are not required to transfer or exchange any Unsecured Note for a period of 15 days before a selection of Unsecured Notes to be redeemed.

Ranking

The Unsecured Notes and the Unsecured Note Guarantees are our and the Guarantors’ respective unsecured, general obligations, and the indebtedness evidenced by the Unsecured Notes and the Unsecured Note Guarantees ranks equal in right of payment to all of our and the Guarantors’ other existing and future unsecured, general obligations, including the 2026 Exchangeable Senior Notes and the guarantees thereof, and senior in right of payment to all of our and the Guarantors’ future obligations that are expressly subordinated in right of payment to the Unsecured Notes and the Unsecured Note Guarantees. The Unsecured Notes and the Unsecured Note Guarantees, however, are effectively subordinated to our and the Guarantors’ secured indebtedness to the extent of the value of the assets securing such obligations, including the Secured Notes and the indebtedness under the Credit Agreement and, in each case, the related guarantees, which are secured by pari passu liens on substantially all of our and our Domestic Subsidiaries’ tangible and intangible assets as specified in the Security Documents and the Credit Agreement. We conduct some of our business through our Subsidiaries and joint ventures. The Unsecured Notes are structurally subordinated to all existing and future indebtedness and other liabilities of our Subsidiaries that do not guarantee the Unsecured Notes and joint ventures, including trade payables.

As of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we and the Initial Guarantors would have had total consolidated indebtedness of approximately $1,772.0 million (excluding $74.2 million of existing letters of credit, but including capital lease obligations of $1.1 million and other debt of $39.4 million), primarily consisting of $450.0 million of secured indebtedness under the Credit Agreement, $6.5 million of the 2026 Exchangeable Senior Notes, $650.0 million of the Secured Notes and $625.0 million of the Unsecured Notes.

Also as of March 31, 2024, on an as adjusted basis after giving effect to the Transactions, we had the ability to borrow $310.0 million under the revolver portion of the Credit Agreement, after applying the limitations and restrictions in our debt covenants and subject to our satisfying the relevant borrowing conditions under the Credit Agreement with respect to the incurrence of additional indebtedness. In addition, as of March 31, 2024, our Subsidiaries that are not providing Unsecured Note Guarantees had $134.2 million of liabilities, including no Indebtedness.

Optional Redemption

At any time on or prior to April 15, 2027, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding Unsecured Notes issued under the Unsecured Notes Indenture (including any additional Unsecured Notes) at a redemption price of 110.250% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that: (1) at least 65% of the aggregate principal amount of Unsecured Notes issued under the Unsecured Notes Indenture (including any additional Unsecured Notes) remains outstanding immediately after the occurrence of such redemption (excluding Unsecured Notes held by us and our Subsidiaries); and (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time prior to April 15, 2027, we may, at our option, redeem all or a part of the Unsecured Notes upon not less than 10 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to (but not including) the date of redemption.

On or after April 15, 2027, we may, at our option, redeem all or a part of the Unsecured Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Unsecured Notes redeemed, to (but not including) the applicable redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2027	105.125%
2028	102.563%
2029 and thereafter	100.000%

For a description of the procedures applicable to a redemption of all or part of the Unsecured Notes pursuant to the provisions of the Unsecured Notes Indenture described in this section, see “—Selection and Notice.”

Mandatory Redemption

We are not required to make mandatory redemption or sinking fund payments with respect to the Unsecured Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Unsecured Notes will have the right to require us to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Unsecured Notes pursuant to an offer to purchase (a “Change of Control Offer”) on the terms set forth in the Unsecured Notes Indenture; provided that any unpurchased portion of an Unsecured Note must be in a minimum denomination of $2,000. In the Change of Control Offer, we will offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Unsecured Notes repurchased, plus accrued and unpaid interest, if any, on the Unsecured Notes repurchased, to (but not including) the date of purchase (subject to the right of Holders of Unsecured Notes on the relevant record date to receive interest due on the relevant interest payment date if the Unsecured Notes have not been redeemed or repurchased prior to such date). Within 30 days following any Change of Control, we will deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Unsecured Notes, on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Unsecured Notes Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Unsecured Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Unsecured Notes Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Unsecured Notes Indenture by virtue of such compliance.

On the Change of Control Payment Date, we will, to the extent lawful:

(1)	accept for payment all Unsecured Notes or portions of Unsecured Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Unsecured Notes or portions of Unsecured Notes properly tendered; and

(3)

deliver or cause to be delivered to the Unsecured Notes Trustee the Unsecured Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Unsecured Notes or portions of Unsecured Notes being purchased by us.

The paying agent will promptly deliver to each Holder of Unsecured Notes properly tendered the Change of Control Payment for such Unsecured Notes, and the Unsecured Notes Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Unsecured Note equal in principal amount to any unpurchased portion of the Unsecured Notes surrendered, if any; provided that each new Unsecured Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Unsecured Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Unsecured Notes Indenture does not contain provisions that permit the Holders of the Unsecured Notes to require that we repurchase or redeem the Unsecured Notes in the event of a takeover, recapitalization or similar transaction.

We will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Unsecured Notes Indenture applicable to a Change of Control Offer made by us and purchases all Unsecured Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Secured Notes Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Unsecured Notes to require us to repurchase the Unsecured Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The Credit Agreement and the Secured Notes Indenture contain, and other indebtedness of the Company may contain, prohibitions on the occurrence of events that would constitute a Change of Control or require that indebtedness be repurchased upon a Change of Control. A Change of Control will constitute an event of default under the Credit Agreement and, unless the Company were able to obtain a waiver from the lenders under the Credit Agreement, the terms of the Credit Agreement would prohibit our purchase of the Unsecured Notes in the event we are required to make a Change of Control Offer. There can be no assurance that the Company would be able to obtain a waiver from the lenders under the Credit Agreement to purchase the Unsecured Notes in connection with a Change of Control. In addition, if a Change of Control Offer occurs, there can be no assurance that we will have available funds sufficient to make the Change of Control Payment for all of the Unsecured Notes that might be delivered by Holders seeking to accept the Change of Control Offer, or to make any other payment that may be required of us in respect of our other indebtedness, including the Secured Notes. In the event we are required to purchase outstanding Unsecured Notes pursuant to a Change of Control Offer, we expect that we would seek third-party financing to the extent we do not have available funds to meet our purchase obligations and any other obligations in respect of our other indebtedness, including the Secured Notes. However, there can be no assurance that we would be able to obtain the necessary financing. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to satisfy our repurchase obligations in the event of a change of control because the terms of our indebtedness or lack of funds may prevent us from doing so.”

Asset Sales

We will not, and we will not permit any of our Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)

we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(2)

the fair market value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $50.0 million or more, is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an Officers’ Certificate delivered to the Unsecured Notes Trustee; and

(3)

at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Unsecured Notes or any Unsecured Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)

any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(c)

notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(d)	100% of Indebtedness actually received by the Company or any Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility; and

(e)

any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (e) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (a) the amount of the cash received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration), not to exceed $150.0 million.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may engage in Asset Swaps; provided that,

(1)

immediately after giving effect to such Asset Swap, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(2)

the Board of Directors of the Company determines that the fair market value of the assets received by the Company or the Restricted Subsidiary in the Asset Swap is not less than the fair market value of the assets disposed of by the Company or such Restricted Subsidiary in such Asset Swap and such determination is evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Unsecured Notes Trustee.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply those Net Proceeds, at its option:

(1)

to permanently reduce, prepay, repay, satisfy and discharge, or purchase, as applicable, Indebtedness under the Credit Agreement, the Secured Notes or the 2026 Exchangeable Senior Notes (and with respect to Net Proceeds of a Restricted Subsidiary that is not a Guarantor, Indebtedness of such Restricted Subsidiary) and, if the Indebtedness permanently repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)

to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business; provided that such Person becomes a Restricted Subsidiary; and provided, further, however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 360-day period;

(3)

to make a capital expenditure in or that is used or useful in a Permitted Business (provided that the completion of (i) construction of new facilities, (ii) expansions to existing facilities and (iii) repair or construction of damaged or destroyed facilities, in each case, which commences within such 360 days may extend for an additional 360-day period if the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 360 days); or

(4)	to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Unsecured Notes Indenture. Commencement of an “Asset Sale Offer” with respect to the Secured Notes as may be required under the Secured Notes Indenture (a “Secured Notes Asset Sale Offer”) within such 360-day period shall be deemed to satisfy the condition of clause (1) of the immediately preceding paragraph; provided that to the extent the Net Proceeds on the basis of which any such Secured Notes Asset Sale Offer is made are declined by the holders of the Secured Notes, any of such declined Net Proceeds shall be added to the calculation of Net Proceeds from Asset Sales that are not applied or invested as provided in the next succeeding paragraph.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph, or that the Company determines will not be applied or invested as provided in the second preceding paragraph, will constitute “Excess Proceeds”; provided that if the Company commences a Secured Notes Asset Sale Offer within such 360-day period, any Net Proceeds on the basis of which any such Secured Notes Asset Sale Offer is made will not be deemed Excess Proceeds until declined by the holders of the Secured Notes pursuant to the Secured Notes Asset Sale Offer. When the aggregate amount of Excess Proceeds exceeds

$50.0 million, the Company will make an offer to all Holders of Unsecured Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu in right of payment with the Unsecured Notes containing provisions similar to those set forth in the Unsecured Notes Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of Unsecured Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Unsecured Notes Indenture. If the aggregate principal amount of Unsecured Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Unsecured Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Unsecured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Unsecured Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Unsecured Notes Indenture by virtue of such compliance.

The agreements governing the Company’s other Indebtedness contain prohibitions of certain events, including certain types of Asset Sales. The terms of the Credit Agreement may prohibit our purchase of the Unsecured Notes in the event we were required to make an Asset Sale Offer. In addition, the exercise by the holders of Unsecured Notes of their right to require the Company to repurchase the Unsecured Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the Holders of Unsecured Notes upon a repurchase may be limited by the Company’s then-existing financial resources.

Selection and Notice

If less than all of the Unsecured Notes are to be redeemed at any time, the Unsecured Notes Trustee will select Unsecured Notes for redemption as follows:

(1)

if the Unsecured Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Unsecured Notes are listed, and in compliance with procedures of The Depository Trust Company (“DTC”); or

(2)

if the Unsecured Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Unsecured Notes Trustee deems fair and appropriate in accordance with procedures of DTC, subject to adjustments so that no Unsecured Notes in an unauthorized denomination remains outstanding after such redemption.

No Unsecured Notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 10 but not more than 60 days before the redemption date to each Holder of Unsecured Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Unsecured Notes or a satisfaction and discharge of the Unsecured Notes Indenture. As long as the Unsecured Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time.

Notice of any redemption of Unsecured Notes (including upon an Equity Offering, financing transaction, or in connection with a transaction (or series of related transactions)) may, at our discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

If any Unsecured Note is to be redeemed in part only, the notice of redemption that relates to that Unsecured Note will state the portion of the principal amount of that Unsecured Note that is to be redeemed. A new Unsecured Note in principal amount equal to the unredeemed portion of the original Unsecured Note will be issued (or caused to be transferred by book entry) in the name of the Holder of Unsecured Notes upon cancellation of the original Unsecured Note. Unsecured Notes called for redemption become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Unsecured Notes or portions of Unsecured Notes called for redemption.

Certain Covenants

Changes in Covenants When Unsecured Notes Rated Investment Grade

If on any date following the date of the Unsecured Notes Indenture:

(1)

the Unsecured Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Unsecured Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this “Description of the Unsecured Notes” will be suspended:

(a)	“—Repurchase at the Option of Holders—Asset Sales;”

(b)	“—Restricted Payments;”

(c)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(d)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(e)	“—Designation of Restricted and Unrestricted Subsidiaries;”

(f)	“—Transactions with Affiliates;”

(g)	clause (4) of the covenant described below under the caption “—Merger, Consolidation or Sale of Assets;”

(h)	clauses (1)(a) and (3) of the covenant described below under the caption “—Sale and Leaseback Transactions;” and

(i)	“—Business Activities.”

During any period that the foregoing covenants have been suspended (a “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant under the caption “—Designation of Restricted and Unrestricted Subsidiaries” unless such designation would have been permitted if a Suspension Period had not been in effect at such time.

Notwithstanding the foregoing, if the rating assigned by such rating agency should subsequently decline and the Unsecured Notes are not rated Baa3 or better by Moody’s and BBB- or better by S&P (or if either such agency ceases to rate the Unsecured Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the Unsecured Notes Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period. There can be no assurance that the Unsecured Notes will ever achieve an investment grade rating or that any such rating will be maintained. The Unsecured Notes Trustee shall have no obligation to independently determine or verify if covenants are suspended or reinstated, monitor the ratings of the Unsecured Notes or notify the Holders of any suspension or reinstatement of such covenants.

Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Company’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Unsecured Notes or any Unsecured Note Guarantee, except a payment of interest or principal to the Company or any Restricted Subsidiary or except any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

(2)

the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (9) of the immediately succeeding paragraph and including the net amount of any Restricted Payment permitted pursuant to the second paragraph of this covenant), is less than the sum, without duplication, of:

(a)

50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of such loss) of the Company accrued on a cumulative basis for the period (taken as one accounting period) from April 1, 2024 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(b)

(i) 100% of the aggregate net cash proceeds plus (ii) 100% of the aggregate fair market value of any Permitted Business or assets used or useful in a Permitted Business (other than Restricted Investments), in each case, to the extent received by the Company since the Issue Date as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (14) of the definition of Permitted Investments, or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)

to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)

to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the fair market value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiary subsequent to such designation (or in the case of any Subsidiary that was an Unrestricted Subsidiary as of the Issue Date, subsequent to the Issue Date) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(e)

100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since the Issue Date from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)

the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Unsecured Notes Indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the first paragraph of this covenant;

(3)

the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5)

the repurchase of Equity Interests deemed to occur upon (a) exercise of stock options to the extent that shares of such Equity Interests represent a portion of the exercise price of such options and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith;

(6)

the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted Subsidiary’s) management; provided that the aggregate amount expended pursuant to this clause (6) shall not exceed $10.0 million in any twelve-month period;

(7)	Restricted Payments not otherwise permitted in an amount not to exceed $125.0 million;

(8)

the repurchase by the Company of its common stock in an aggregate amount not to exceed an amount equal to 10.0% of the aggregate principal amount of 2026 Exchangeable Senior Notes repurchased on and after the Issue Date; and

(9)

Restricted Payments made, if, at the time of the making of such Restricted Payment, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Total Leverage Ratio of the Company would not exceed 2.00 to 1.00.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Unsecured Notes Trustee. Except with respect to a Restricted Payment permitted by clauses (1) through (9) of the immediately preceding paragraph above, the determination of the Company’s Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date on which such Restricted Payment was made, the Company will deliver to the Unsecured Notes Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness or issue Disqualified Stock and any Foreign Subsidiary may incur Indebtedness, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock, as set forth below (collectively, “Permitted Debt”):

(1)

the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed an amount equal to (x) $760.0 million, plus (y) an amount not in excess of (i) the greater of (x) $500.0 million and (y) 100% of Adjusted EBITDA for the period of four fiscal quarters of GEO most recently ended prior to the calculation of such amount for which annual or quarterly financial statements, as applicable, have been delivered under the covenant described below under the caption “—Reports,” calculated, if the applicable Indebtedness is being incurred to finance an acquisition permitted under the Unsecured Notes Indenture, on a pro forma basis in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” minus (ii) the aggregate principal amount of all Indebtedness previously incurred pursuant to this subclause (y), less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to repay any Indebtedness under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, pursuant to the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(3)	the incurrence by the Company of Indebtedness represented by the Unsecured Notes to be issued on the date of the Unsecured Notes Indenture and any Unsecured Note Guarantees thereof by any Guarantor;

(4)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $100.0 million and (ii) 3.5% of Consolidated Tangible Assets, at any time outstanding;

(5)

the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Unsecured Notes Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (5) of this paragraph;

(6)	the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(a)

if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Unsecured Notes, in the case of the Company, or the Unsecured Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of the Unsecured Notes Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(8)	the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)

the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(10)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided, that the underlying obligation to perform is that of the Company or its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; provided, further, that such underlying obligation is not in respect of borrowed money;

(11)

the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $125.0 million;

(12)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(13)

the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

(14)

the issuance of preferred stock of a Restricted Subsidiary to the Company that is pledged to secure the Credit Agreement and/or the Secured Notes, provided that any subsequent transfer that results in such preferred stock being held by a Person other than the Company or a Restricted Subsidiary will be deemed to constitute an issuance of preferred stock not permitted by this clause (14);

(15)

the incurrence of Acquired Debt (but not any Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into, or becoming a Subsidiary of, the Company); provided, however, that on the date such Person becomes a Subsidiary or is acquired by the Company and after giving pro forma effect thereto, (x) the Company would have been entitled to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(16)

Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary, provided that the aggregate principal amount of such Guarantees of Indebtedness of any Unrestricted Subsidiary shall not exceed the greater of (i) $75.0 million and (ii) 2.5% of Consolidated Tangible Assets, at any time outstanding; and

(17)	Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction.

The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Unsecured Notes or such Unsecured Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with the provisions in the Unsecured Notes Indenture described in this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which Unsecured Notes are first issued and authenticated under the Unsecured Notes Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Unsecured Notes Indenture and the Unsecured Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company, will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness, the Credit Facilities and the Secured Notes as in effect on the date of the Unsecured Notes Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided, that, the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Unsecured Notes Indenture;

(2)	the Unsecured Notes Indenture and the Unsecured Notes;

(3)	applicable law, rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Unsecured Notes Indenture to be incurred;

(5)

customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiary;

(6)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)

any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(8)

Permitted Refinancing Indebtedness; provided, that, the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)

Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)

any Indebtedness incurred in compliance with the covenant under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Unsecured Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Unsecured Notes; or

(13)

an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Merger, Consolidation or Sale of Assets

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)

either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Unsecured Notes and the Unsecured Notes Indenture pursuant to agreements reasonably satisfactory to the Unsecured Notes Trustee;

(3)	no Default or Event of Default exists;

(4)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth the first paragraph of the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio that would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5)

the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will have delivered to the Unsecured Notes Trustee, in form and substance reasonably satisfactory to the Unsecured Notes Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Unsecured Notes Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Clause (4) of this “—Merger, Consolidation or Sale of Assets” covenant will not apply to: (a) a transaction the principal purpose of which is to change the state of organization of the Company and that does not have as one of its purposes the evasion of such clause, (b) a sale, transfer or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (c) any merger or consolidation of a Restricted Subsidiary into the Company.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)	the Company delivers to the Unsecured Notes Trustee:

(a)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b)

except with respect to leases of facilities entered into in the ordinary course of business with a Wholly Owned Subsidiary, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(4)	sales of Equity Interests (other than Disqualified Stock) of the Company;

(5)	Permitted Investments and Restricted Payments that are permitted by the provisions of the Unsecured Notes Indenture described above under the caption “—Restricted Payments”;

(6)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and its Restricted Subsidiaries; and

(7)	any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement.

Additional Unsecured Note Guarantees

The Company will not permit any of its Restricted Subsidiaries which are not Guarantors directly or indirectly, to Guarantee the payment of (a) any Indebtedness of the Company or any Guarantor under any Credit Facility (other than any Credit Facility relating to any Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities) or (b) any Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more, unless, in each case, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Unsecured Notes by such Restricted Subsidiary, which Unsecured Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the

Unsecured Notes Indenture and its Unsecured Note Guarantee pursuant to a supplemental indenture satisfactory to the Unsecured Notes Trustee; or

(b)

such sale or other disposition complies with the provisions of the Unsecured Note Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales,” including the application of the Net Proceeds therefrom.

The Unsecured Note Guarantee of a Guarantor will be released:

(1)

in connection with any sale of all of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Unsecured Notes Indenture described under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(2)	if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Unsecured Notes Indenture;

(3)	upon Legal Defeasance or Covenant Defeasance of the Unsecured Notes, as described in “—Legal Defeasance and Covenant Defeasance”; or

(4)

upon the release or termination (other than a termination or release resulting from the payment thereon) of the Guarantee of (a) all Indebtedness of the Company or any Guarantor under any Credit Facility and (b) all Indebtedness of the Company or any Guarantor evidenced by bonds, notes or other debt securities in an aggregate principal amount of $100.0 million or more.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided, that, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)

the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)	the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an

Officers’ Certificate delivered to the Unsecured Notes Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3)

the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports

Whether or not required by the Commission, so long as any Unsecured Notes are outstanding, the Company, upon request, will furnish to the Holders of Unsecured Notes:

(1)

all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the second preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Notwithstanding the foregoing, if any direct or indirect parent company of the Company provides a full and unconditional Guarantee of the Unsecured Notes, the reports, information and other documents required to be filed and furnished as described above may be those of such parent company, rather than those of the Company; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. The Company will be deemed to have furnished to the Holders of Unsecured Notes, and to have filed with and delivered to the Unsecured Notes Trustee, the information and reports referred to in clauses (1) and (2) above, the third paragraph of this covenant and in this paragraph (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the Commission via the EDGAR filing system (or any successor filing system of the Commission) and are publicly available. “Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

The Unsecured Notes Trustee shall have no responsibility or liability for the filing, timeliness or content of such reports, information or documents. Delivery of such reports, information and documents to the Unsecured Notes Trustee is for informational purposes only and the Unsecured Notes Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Unsecured Notes Indenture (as to which the Unsecured Notes Trustee is entitled to rely exclusively on Officers’ Certificates).

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations under the Unsecured Notes Indenture for purposes of clause (4) under “—Events of Default and Remedies” until 120 days after the date any report under the Unsecured Notes Indenture is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the Unsecured Notes;

(2)	default in payment when due of the principal of, or premium, if any, on the Unsecured Notes;

(3)

failure by the Company or any Restricted Subsidiary to comply with the provisions described under the subheadings “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Unsecured Notes Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date of the Unsecured Notes Indenture, if that default:

(a)	is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)

failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by the Unsecured Notes Indenture, any Unsecured Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Unsecured Note Guarantee; and

(8)

certain events of bankruptcy or insolvency described in the Unsecured Notes Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Unsecured Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Unsecured Notes Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Unsecured Notes may declare all the Unsecured Notes to be due and payable immediately.

Holders of the Unsecured Notes may not enforce the Unsecured Notes Indenture or the Unsecured Notes except as provided in the Unsecured Notes Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Unsecured Notes may direct the Unsecured Notes Trustee in its exercise of any trust or power. The Unsecured Notes Trustee may withhold from Holders of the Unsecured Notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest. In case an Event of Default occurs and is continuing, the Unsecured Notes Trustee will be under no obligation to exercise any of the rights or powers under the Unsecured Notes Indenture at the request or direction of any Holders of a majority in principal amount of the then outstanding Unsecured Notes unless such Holders have offered to the Unsecured Notes Trustee indemnity or security satisfactory to the Unsecured Notes Trustee against any loss, liability or expense.

The Holders of a majority in aggregate principal amount of the Unsecured Notes then outstanding by notice to the Unsecured Notes Trustee may on behalf of the Holders of all of the Unsecured Notes waive any existing Default or Event of Default and its consequences under the Unsecured Notes Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Unsecured Notes.

The Company is required to deliver annually to the Unsecured Notes Trustee a written statement regarding compliance with the Unsecured Notes Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Unsecured Notes Trustee a written statement specifying such Default or Event of Default, its status and what action the Company proposes to take with respect thereto.

No Personal Liability of Directors, Officers, Managers, Employees, Incorporators, Stockholders, Members and Partners

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Unsecured Notes, the Unsecured Notes Indenture or the Unsecured Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder of Unsecured Notes by accepting an Unsecured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Unsecured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Unsecured Notes and all obligations of the Guarantors discharged with respect to their Unsecured Note Guarantees (“Legal Defeasance”) except for:

(1)

the rights of Holders of outstanding Unsecured Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Unsecured Notes when such payments are due from the trust referred to below;

(2)

the Company’s obligations with respect to the Unsecured Notes concerning issuing temporary Unsecured Notes, registration of Unsecured Notes, mutilated, destroyed, lost or stolen Unsecured Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Unsecured Notes Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Unsecured Notes Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Unsecured Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Unsecured Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Unsecured Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Company must irrevocably deposit with the Unsecured Notes Trustee, in trust, for the benefit of the Holders of the Unsecured Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Unsecured Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Unsecured Notes are being defeased to maturity or to a particular redemption date and, if the Unsecured Notes are being defeased to a particular redemption date, the Company must have delivered to the Unsecured Notes Trustee an irrevocable notice of redemption;

(2)

in the case of Legal Defeasance, the Company shall have delivered to the Unsecured Notes Trustee an Opinion of Counsel reasonably acceptable to the Unsecured Notes Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Unsecured Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Unsecured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company shall have delivered to the Unsecured Notes Trustee an Opinion of Counsel reasonably acceptable to the Unsecured Notes Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Unsecured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing either (a) on the date of such deposit or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Unsecured Notes Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)

the Company must have delivered to the Unsecured Notes Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Unsecured Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7)

the Company must have delivered to the Unsecured Notes Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(8)

the Company must deliver to the Unsecured Notes Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Company, the Guarantors, if any, and the Unsecured Notes Trustee, as applicable, may amend or supplement the Unsecured Notes Indenture, the Unsecured Notes or the Unsecured Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Unsecured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Unsecured Notes), and any existing default or compliance with any provision of the Unsecured Notes Indenture or the Unsecured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Unsecured Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Unsecured Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Unsecured Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Unsecured Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Unsecured Note or change the optional redemption dates or optional redemption prices from those stated under the caption “—Optional Redemption” (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Unsecured Notes);

(3)	reduce the rate of or change the time for payment of interest on any Unsecured Note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Unsecured Notes (except a rescission of acceleration of the Unsecured Notes by the Holders of at least a majority in aggregate principal amount of the Unsecured Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any Unsecured Note payable in currency other than that stated in the Unsecured Notes;

(6)

make any change in the provisions of the Unsecured Notes Indenture relating to waivers of past Defaults or the rights of Holders of Unsecured Notes to receive payments of principal of, or interest or premium, if any, on the Unsecured Notes;

(7)	waive a redemption payment with respect to any Unsecured Note;

(8)	release any Guarantor from any of its obligations under its Unsecured Note Guarantee or the Unsecured Notes Indenture, except in accordance with the terms of the Unsecured Notes Indenture;

(9)	impair the right to institute suit for the enforcement of any payment on or with respect to the Unsecured Notes or the Unsecured Note Guarantees;

(10)

amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales” after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the subheading “—Repurchase at the Option of Holders—Change of Control,” after a Change of Control has occurred including, in each case, amending, changing or modifying any definition relating thereto; or

(11)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Unsecured Notes, the Company, the Guarantors, if any, and the Unsecured Notes Trustee may amend or supplement the Unsecured Notes Indenture or the Unsecured Notes:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Unsecured Notes in addition to or in place of certificated Unsecured Notes;

(3)

to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Unsecured Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)

to make any change that would provide any additional rights or benefits to the Holders of Unsecured Notes or that does not adversely affect the legal rights under the Unsecured Notes Indenture of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Unsecured Notes Indenture under the Trust Indenture Act;

(6)

to conform the text of the Unsecured Notes Indenture, the Unsecured Note Guarantees or the Unsecured Notes to any provision of this “Description of the Unsecured Notes” to the extent that such provision in this “Description of the Unsecured Notes” was intended to be a verbatim recitation of a provision of the Unsecured Notes Indenture, the Unsecured Note Guarantees or the Unsecured Notes as evidenced in an Officers’ Certificate;

(7)	to provide for the issuance of additional Unsecured Notes in accordance with the limitations described in the Unsecured Notes Indenture;

(8)	to allow a Guarantor to execute a supplemental indenture for the purpose of providing an Unsecured Note Guarantee in accordance with the provisions of the Unsecured Notes Indenture;

(9)	to establish the form or terms of securities (other than the Unsecured Notes) of any series as permitted by the Unsecured Notes Indenture;

(10)

to supplement any of the provisions of the Unsecured Notes Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Unsecured Notes pursuant to the provisions of the Unsecured Notes Indenture; provided that any such actions shall not adversely affect the interests of Holders of the Unsecured Notes in any material respect;

(11)

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the Unsecured Notes and to add to or change any of the provisions of the Unsecured Notes Indenture as shall be necessary to provide for or facilitate the administration of the Unsecured Notes Indenture by more than one trustee; or

(12)	to comply with the rules and procedures of DTC.

Satisfaction and Discharge

The Unsecured Notes Indenture will be discharged and will cease to be of further effect as to all Unsecured Notes issued thereunder, when:

(1)	either:

(a)	all Unsecured Notes that have been authenticated, except lost, stolen or destroyed Unsecured Notes that have been replaced or paid and Unsecured Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Unsecured Notes Trustee for cancellation; or

(b)

all Unsecured Notes that have not been delivered to the Unsecured Notes Trustee for cancellation have become due and payable by reason of the delivering of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Unsecured Notes Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Unsecured Notes not delivered to the Unsecured Notes Trustee for cancellation for principal, premium, if any, and accrued interest to (but not including) the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Unsecured Notes Indenture; and

(4)

the Company has delivered irrevocable instructions to the Unsecured Notes Trustee under the Unsecured Notes Indenture to apply the deposited money toward the payment of the Unsecured Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Unsecured Notes Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Unsecured Notes Trustee

If the Unsecured Notes Trustee becomes a creditor of the Company or any Guarantor, the Unsecured Notes Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Unsecured Notes Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Unsecured Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Unsecured Notes Trustee, subject to certain exceptions. The Unsecured Notes Indenture provides that in case an Event of Default occurs and is continuing, the Unsecured Notes Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Unsecured Notes Trustee will be under no obligation to exercise any of its rights or powers under the Unsecured Notes Indenture at the request of any Holder of Unsecured Notes, unless such Holder has offered to the Unsecured Notes Trustee security and indemnity satisfactory to it against any loss, liability or expense.

If the Unsecured Notes Trustee adopts policies or makes any public statement that it no longer intends to support (or to reduce its support of) the businesses of its clients operating in the same or similar industries as GEO, GEO may, to the extent permitted by applicable law, by notice in writing to such Person remove any Person serving as Unsecured Notes Trustee, in which case, GEO, without the consent of the Holders, may appoint a successor.

Certain Definitions

Set forth below are certain defined terms used in the Unsecured Notes Indenture. Reference is made to the Unsecured Notes Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2026 Exchangeable Senior Notes” means the 6.50% Exchangeable Senior Notes due 2026 issued by GEO Corrections Holdings, Inc.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to an Unsecured Note on any date of redemption, the greater of (1) 1.0% of the principal amount of such Unsecured Note, and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Unsecured Note on April 15, 2027 (such redemption price being described under the caption “—Optional Redemption”), plus (ii) all required interest payments due on such Note through April 15, 2027 (excluding accrued but unpaid interest to (but not including) the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Unsecured Note; provided that such calculation or the correctness thereof will not be the duty or obligation of the Unsecured Notes Trustee.

“Asset Sale” means:

(1)

the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided, that, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Unsecured Notes Indenture described above under the subheading “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the subheading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described under the subheading “—Repurchase at the Option of Holders—Asset Sales”; and

(2)	the issuance or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)

any single transaction or series of related transactions that involves the sale of assets or the issuance or sale of Equity Interests of a Restricted Subsidiary having a fair market value of less than $20.0 million;

(2)	a transfer of assets by the Company to any of its Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments”; and

(7)	the sale or other disposition of Delaney Hall.

“Asset Swap” means an exchange of assets other than cash, Cash Equivalents or Equity Interests of the Company or any Subsidiary by the Company or a Restricted Subsidiary of the Company for:

(1)	one or more Permitted Businesses;

(2)	a controlling equity interest in any Person that becomes a Restricted Subsidiary whose assets consist primarily of one or more Permitted Businesses; and/or

(3)	one or more real estate properties.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13 (d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(4)

certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)

with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Restricted Subsidiary or any Parent Company;

(2)

the approval by the holders of the Voting Stock of the Company or any Parent Company of a plan relating to the liquidation or dissolution of the Company or any Parent Company or, if no such approval is required, the adoption of a plan by the Company or any Parent Company relating to the liquidation or dissolution of the Company or any Parent Company;

(3)

the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; or

(4)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company, other than in each case, in connection with any transaction or series of transactions in which the Company shall become a Wholly Owned Subsidiary of a Parent Company.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Security Documents and all of the other property and rights that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the collateral agent under the Secured Notes Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Unsecured Notes Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1)

the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4)	the cumulative effect of a change in accounting principles shall be excluded;

(5)

the Net Income or loss of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(6)

any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation, and one-time compensation charges and any expenses directly attributable to the implementation of cost saving initiatives) shall be excluded;

(7)	any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(8)	the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded;

(9)

any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, shall be excluded;

(10)	any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(11)

any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness not prohibited from being incurred by the Unsecured Notes Indenture (including a refinancing thereof), whether or not completed or successful, shall be excluded, including (i) such fees, expenses or charges related to the Transactions and (ii) any amendment or other modification of the Unsecured Notes, the Secured Notes and the Credit Agreement.

“Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles shown on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the Unsecured Notes Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of the Restricted Subsidiaries.

“Consolidated Total Leverage Ratio” means, as of any Transaction Date with respect to any Person, the ratio of:

(1)	the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

(2)

the aggregate amount of Adjusted EBITDA of such Person and its Restricted Subsidiaries for such Person’s most recently ended four full fiscal quarters immediately preceding such Transaction Date for which internal financial statements are available.

The Consolidated Total Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma adjustments to Indebtedness and Adjusted EBITDA.

“Credit Agreement” means that certain Credit Agreement, dated as of April 18, 2024, by and among the Company, GEO Corrections Holdings, Inc., Citizens Bank, N.A., as administrative agent and collateral agent, and the lenders who are, or may from time to time become, party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as may be amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, notes, notes purchase agreements or commercial paper facilities, in each case, with banks or other institutional lenders or accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, supplemented, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delaney Hall” means the Facility and related assets known as Delaney Hall, located in Essex County, New Jersey.

“Designated Asset” means any Facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Governmental Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of the Unsecured Notes Indenture with respect to the following Facilities under which a Governmental Authority has the right to purchase such Facility for the Designated Asset Value of such Facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such Facility: Central Arizona Correctional Facility; Arizona State Prison Phoenix; Robert A. Deyton Detention Facility; Lawton Correctional Facility; Arizona State Prison Kingman; Abraxas Youth Center (So. Mountain, PA); and Leadership Development Program (So. Mountain, PA); and (b) a contract that is acquired or entered into after the date of the Unsecured Notes Indenture under which a Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s ownership or leasehold interest in such Designated Asset, provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) if the related Designated Asset Value is greater than or equal to $50 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of Directors or (ii) an Officers’ Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated Non-Cash Consideration” means the fair market value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Designated Representative” means, with respect to any series of secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Unsecured Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, and (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of the Company most recently ended prior to the calculation of such amount for which financial statements are available) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations; less (b) to the extent added in determining Net Income, any extraordinary gains. If any acquisition permitted under the Unsecured Notes Indenture is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a pro forma basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of Capital Stock (other than Disqualified Stock or Capital Stock that by its terms has a preference in liquidation or as to dividends over any other Capital Stock) of the Company (other than (1) an offering pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company and (2) an offering with aggregate net proceeds to the Company of less than $35.0 million).

“Event of Default” means any event that is described under the subheading “—Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Unsecured Notes) in existence on the date of the Unsecured Notes Indenture, including the Secured Notes and the 2026 Exchangeable Senior Notes, until such amounts are repaid.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“First Lien Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of April 18, 2024, among Citizens Bank, N.A., as administrative agent and collateral agent under the Credit Agreement, and Ankura Trust Company, LLC, as trustee and collateral agent under the Secured Notes Indenture.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)

the consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, net of Non-Recourse Interest Payments received in cash by the Company or any Restricted Subsidiary relating to any Non-Recourse Project Financing Indebtedness up to the amount of interest expense for such Non-Recourse Project Financing Indebtedness, but excluding amortization of debt issuance costs and non-cash interest expense imputed on convertible debt instruments pursuant to APB No. 14-1; plus

(2)

any Interest Expense on Indebtedness of another Person to the extent such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3)

the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period, provided, however, that interest expense, if any, attributable to any Non-Recourse Project Financing Indebtedness computed on a pro forma basis, shall be computed giving pro forma effect to any Non-Recourse Interest Payments related to such Non-Recourse Project Financing Indebtedness, provided, further, that the obligation to make such Non-Recourse Interest Payments commences with the incurrence of the corresponding Non-Recourse Project Financing Indebtedness.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Adjusted EBITDA for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; provided that, for purposes of calculating the Fixed Charge Coverage Ratio with respect to the Company, such calculations on a pro forma basis may, notwithstanding anything to the contrary in the Unsecured Notes Indenture or Regulation S-X, include adjustments to reflect the amount of cost savings, operational improvements and synergies projected by the Company in good faith to be realized as a result of actions taken or expected to be taken within 12 months (calculated on a pro forma basis as though such cost savings, operational improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided, further, that (x) such cost savings, operational improvements and synergies are reasonably identifiable and factually supportable, (y) such cost savings, operational improvements and synergies are expected to be realized within 18 months of the date thereof in connection with such actions and (z) the aggregate amount of cost savings, operational improvements and synergies added pursuant to this proviso shall not exceed 15.0% of Adjusted EBITDA on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Transaction Date;

(2)	the Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a Facility in a Permitted Business.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that the pledge of any Government Operating Agreement with respect to any

Facility to secure Non-Recourse Project Financing Indebtedness related to such Facility shall not be deemed a Guarantee.

“Guarantors” or “Guarantor” means (i) the Initial Guarantors and any other Restricted Subsidiary that executes an Unsecured Note Guarantee in accordance with the provisions of the Unsecured Notes Indenture and its respective successors and assigns until released in accordance with the terms of the Unsecured Notes Indenture and (ii) any Parent Company and any parent entity of the Company that executes an Unsecured Note Guarantee in accordance with the provisions of the Unsecured Notes Indenture and its respective successors and assigns.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3)	foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Immaterial Government Contracts” means all Government Contracts that pertain to a Facility or Facilities owned by any Unrestricted Subsidiary and are required to be assigned to secure related Indebtedness of such Unrestricted Subsidiary; provided that the amount of EBITDA reasonably attributable to all Immaterial Government Contracts in the aggregate for the four fiscal quarters ending on or most recently ended prior to any date of determination shall not exceed 10% of EBITDA for the same four fiscal quarter period. For purposes of this definition of Immaterial Government Contracts, the term “EBITDA” will have the meaning ascribed to such term in the Credit Agreement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified

Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means the Restricted Subsidiaries of the Company that Guarantee the Unsecured Notes on the date the Unsecured Notes are originally issued, which are all of the Company’s Subsidiaries that Guarantee the Company’s obligations under the Credit Agreement on such date.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

“Issue Date” means April 18, 2024, the date the Unsecured Original Notes were issued under the Unsecured Notes Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3)	any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to ASC 350 “Intangibles—Goodwill and Other Intangible Assets”;

(4)	any loss resulting from the change in fair value of a derivative financial instrument pursuant to ASC 815 “Derivative and Hedging”; and

(5)	amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash (but excluding Designated Non-Cash Consideration until such time as actual cash payments are made with respect thereto) or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(i)

the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(ii)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(iii)	amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(iv)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and

(v)

so long as after giving pro forma effect to any such distribution no Default or Event of Default shall have occurred and be continuing, the amount required to be distributed to the holders of the Company’s (or any direct or indirect Parent Company’s) Capital Stock as a result of such Asset Sale in order to enable the Company (or any such Parent Company) to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by the Company to its shareholders, with such distribution to be made as and when determined by the Company, whether during or after the end of, the relevant calendar year.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock, property or assets of the Company or any of its Restricted Subsidiaries.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any Facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any Facility by the Company and its Restricted Subsidiaries after the date of the Unsecured Notes Indenture or (ii) any vacant land upon which a Facility related to any Permitted Business is to be built):

(1)	where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the Facility pursuant to a Government Operating Agreement;

(2)

as to which neither the Company nor any of its Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such Facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3)

where, upon the termination of the management services contract with respect to such Facility, neither the Company nor any of its Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4)

the interest expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such Facility (the “Non-Recourse Interest Payment”); and

(5)

such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such Facility and any working capital, reasonably related to the design, construction, management and financing of the Facility.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company that meets the requirements of the Unsecured Notes Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Unsecured Notes Trustee, that meets the requirements of the Unsecured Notes Indenture. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

“Parent Company” means any Person so long as such Person (i) holds, directly or indirectly, 100% of the total voting power of the Capital Stock of the Company and (ii) provides an Unsecured Note Guarantee; and at and after the time such Person acquired such voting power, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become a Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Capital Stock of such Person and (y) each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company, as shown in the most recent fiscal quarter financial statements of such Person (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is not more than 3.0% of such Person’s corresponding consolidated amount determined in accordance with GAAP.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business conducted by the Company and its Subsidiaries on the date of the Unsecured Notes Indenture and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the provision of services or goods to Governmental Authorities.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary (other than a Project Financing Subsidiary);

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person (other than a Project Financing Subsidiary), if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary (other than a Project Financing Subsidiary); or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Project Financing Subsidiary);

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the subheading “—Repurchase at the Option of Holders—Asset Sales”;

(5)

any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6)	Hedging Obligations entered into the ordinary course of business and not for any speculative purpose;

(7)

other Investments in any other Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $125.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided, that, the net reduction in any Investment shall not exceed the amount of such Investment;

(8)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9)

loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $7.5 million outstanding at any one time for all loans or advances under this clause (9);

(10)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11)	Investments in existence on the date of the Unsecured Notes Indenture;

(12)	Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company;

(13)	Investments in South African Services Pty Ltd. having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (13) not to exceed $50.0 million;

(14)	any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(15)

any Investment in any Person that is not at the time of such Investment, or does not thereby become, a Restricted Subsidiary, in an aggregate amount (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) since the date of first issuance of the Unsecured Notes (but, to the extent that any Investment made pursuant to this clause (15) since the date of first issuance of the Unsecured Notes is sold or otherwise liquidated for cash, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (b) the initial amount of such Investment) not to exceed 20% of Consolidated Tangible Assets; provided that the Company, a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary or a Permitted Joint Venture has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business; and

(16)

Investments consisting of the financing of the sale of equipment (including capital leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business.

“Permitted Joint Venture” means any Person that is engaged in a Permitted Business and in which the Company or any of its Restricted Subsidiaries directly owns (A) at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person and (B) at least 50% of the Equity Interests in such Person.

“Permitted Liens” means:

(1)

Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities incurred under clause (1) of the definition of “Permitted Debt” that were permitted to be incurred by the terms of the Unsecured Notes Indenture;

(2)	Liens in favor of the Company or the Guarantors;

(3)

Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)

Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)

Liens to secure Indebtedness (including Capital Lease Obligations) incurred under clause (4) of the second paragraph of the covenant described above under the subheading “—Certain Covenants— Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7)

Liens existing on the date of the Unsecured Notes Indenture, including Liens securing the Secured Notes (but, for the avoidance of doubt, not any additional Secured Notes issued following the date of the Unsecured Notes Indenture);

(8)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that, any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)

Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10)	Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11)	Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(12)	Liens incurred with respect to obligations that do not exceed $35.0 million at any one time outstanding;

(13)

pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14)

Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(15)

encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(16)	Liens securing Hedging Obligations so long as the related Indebtedness (other than any Unsecured Notes) is secured by a Lien on the same property securing such Hedging Obligations;

(17)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(18)	normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(19)

Liens on assets of a Project Financing Subsidiary securing Non-Recourse Project Financing Indebtedness of such Project Financing Subsidiary and Liens on any Government Operating Agreement securing Non-Recourse Project Financing Indebtedness related to the Facility that is the subject of such Government Operating Agreement;

(20)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(21)

Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any acquisition permitted by the terms of the Unsecured Notes Indenture;

(22)	Liens securing Indebtedness and other Obligations under clause (11) of the definition of “Permitted Debt”;

(23)

Liens securing Indebtedness and other Obligations under clause (14) of the definition of “Permitted Debt”; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the Liens securing the Secured Notes and Indebtedness under the Credit Agreement and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien Intercreditor Agreement;

(24)

the assignment by the Company or any of its Restricted Subsidiaries of rights under Immaterial Government Contracts pertaining to a Facility or Facilities owned by any Unrestricted Subsidiary to secure related Indebtedness of such Unrestricted Subsidiary; and

(25)	any Lien on cash resulting from the deposit of funds into an irrevocable escrow in satisfaction of the “Maturity Reserve Condition” (as defined in the Credit Agreement) or similar condition.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided, that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Unsecured Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Unsecured Notes on terms at least as favorable to the Holders of Unsecured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(4)	such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 18, 2024, among the Company, the Initial Guarantors and Citizens JMP Securities, LLC, as representative of the initial purchasers of the Unsecured Notes, as amended and supplemented from time to time in accordance with the terms thereof.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $15.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“Secured Notes” means the Company’s 8.625% Senior Secured Notes due 2029, including the Secured Original Notes and the Secured Exchange Notes.

“Secured Notes Indenture” means the indenture, dated as of April 18, 2024, by and among the Company, the Initial Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent, governing the Secured Notes, as the same may be supplemented, amended or otherwise modified from time to time.

“Secured Notes Secured Parties” means the beneficiaries of the Obligations under the Secured Notes and the Secured Notes Indenture, include the holders of the Secured Notes and the trustee and collateral agent under the Secured Notes Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, the security agreements relating to the Collateral and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the UCC of the relevant states applicable to the Collateral), each for the benefit of the Secured Notes Secured Parties (whether or not through the agency of any agent or other representative), as amended, amended and restated, modified, renewed or replaced from time to time.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Unsecured Notes Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” or “Subsidiaries” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Transactions” means, collectively, the offerings of the Unsecured Original Notes and the Secured Original Notes, the entry into the Credit Agreement and expected incurrence of tranche B term loans thereunder on the Issue Date, the application of the net proceeds of the offerings of the Unsecured Original Notes and the Secured Original Notes and such tranche B loans, in each case, as described in the final version of the offering memorandum relating to the offerings of the Unsecured Original Notes and the Secured Original Notes, dated April 4, 2024.

“Transaction Date” means, with respect to the incurrence of any Indebtedness by the Company or any Restricted Subsidiary, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 15, 2027; provided, however, that if the period from the redemption date to April 15, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Subsidiaries required by GAAP.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., WCC Financial, Inc., WCC Development, Inc., GEO/FL/01, Inc., GEO/FL/02, Inc., GEO/FL/03, Inc., The GEO Group UK Ltd., The GEO Group Ltd., South African Custodial Holdings Pty. Ltd., The GEO Group Australasia Pty, Ltd., GEO Australasia Pty, Ltd., The GEO Group Australia Pty, Ltd., Australasian Correctional Investment, Ltd., Pacific Rim Employment Pty, Ltd., Canadian Correctional Management, Inc., South African Custodial Services Pty, Ltd. (SACS), South African Custodial Management Pty, Ltd., GEO Australia Management Services Pty, Ltd., Australasian Correctional Services Pty, Ltd., Sentencing Concepts, Inc., BI Puerto Rico, Inc., GEO Amey Ltd., GEO FIC Holdings, LLC, GEO/DE/MC/03 LLC, Premier Custodial Group Ltd., Premier Custodial Services Group Ltd., Premier Custodial Services Ltd, Premier Prison Services Ltd., Correct Care Australasia Pty Ltd., BI of Australia Pty Ltd., Clearstream Development Courthouse Commons, LLC, Cypress-Spring Investments, LLC, Four Streams Investment, LLC, Park 19 Holdings, LLC, Patriotic Partners Inc., Strategic Portfolio Solutions San Diego, LLC, and Strategic Portfolio Solutions, LLC; and (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)	such designation and the Investment of the Company in such Subsidiary complies with the covenant described above under the subheading “—Certain Covenants—Restricted Payments.”

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Unsecured Notes Trustee by filing with the Unsecured Notes Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the subheading “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Unsecured Notes Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Unsecured Note Guarantee” means a Guarantee of the Unsecured Notes pursuant to the Unsecured Notes Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

We will issue the Exchange Notes in the form of one or more global notes in registered form without interest coupons attached (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Upon issuance, the Global Notes representing the Exchange Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. The Company provides the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.

Neither the Company nor the trustee takes any responsibility for those operations or procedures, and the Company urges investors to contact the system or their participants directly to discuss these matters.

DTC has established procedures to facilitate transfers of interests in the Global Notes among DTC participants. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Global Notes

DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. Persons who have accounts with DTC (“DTC participants”) include securities brokers and dealers, including the initial purchasers of the Original Notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Exchange Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Exchange Notes represented by the Global Note registered in their names; will not receive or be entitled to receive physical, certificated Exchange Notes; and will not be considered the owners or holders of Exchange Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under such indenture. As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Ownership of beneficial interests in each Global Note will be limited to DTC participants or persons who hold interests through DTC participants. We expect that under procedures established by DTC: upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Payments of principal, premium (if any) and interest with respect to the Exchange Notes represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. None of us, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

Certificated Notes

Exchange Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed; or (3) certain other events provided in the Indentures should occur.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of Original Notes for Exchange Notes pursuant to the exchange offer, as of the date hereof. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to different interpretations, possibly with retroactive effect. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax considerations of the exchange of Original Notes for Exchange Notes pursuant to the exchange offer. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular persons in light of their individual circumstances such as investors subject to special tax rules (e.g., certain former citizens and former long-term residents of the United States, controlled foreign corporations, and passive foreign investment companies), banks or financial institutions, persons that hold the notes as a part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, or persons required to recognize any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss any foreign, state or local tax considerations. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax considerations relating to the exchange of Original Notes for Exchange Notes and relating to the acquisition, ownership and disposition of the Exchange Notes.

The exchange of an Original Note for an Exchange Note pursuant to the exchange offer should not constitute a “significant modification” of the Original Note or other taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received by a holder should be treated as a continuation of the Original Note in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to a holder who exchanges an Original Note for an Exchange Note pursuant to the exchange offer and any such holder should have the same adjusted tax basis and holding period in the Exchange Note as it had in the Original Note immediately before the exchange. A holder who does not exchange its Original Notes for Exchange Notes pursuant to the exchange offer should not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

CERTAIN ERISA AND RELATED CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of Original Notes for Exchange Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). This summary is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an exchange of the Original Notes that are assets of any Plan for Exchange Notes, a fiduciary must determine, among other things, whether the exchange and the investment in Exchange Notes is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan, including but not limited to, applicable prudence, diversification, delegation of control, conflict of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving assets of any Covered Plan with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Among other possibilities, the exchange of Original Notes for Exchange Notes and the acquisition and/or holding of Exchange Notes (or any interest in a note) by a Covered Plan with respect to which we, the initial purchasers, the Trustee, or the guarantors or any of our or their respective affiliates, agents or representatives (“Transaction Parties”) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the exchange is made and the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that potentially may apply to the exchange and to the acquisition and holding of the Exchange Notes by a Covered Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting investments by insurance company pooled separate accounts, PTCE 91-38 respecting investments by bank collective investment funds, PTCE 95-60 respecting transactions involving life insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person as a result of providing services to such Covered Plan (or as a result of being related to a person who provides services to such Covered Plan), in general if neither the party in interest or disqualified person nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and the Covered Plan pays no more than adequate consideration in connection with the transaction.

There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to an otherwise prohibited transaction arising in connection with the exchange of Original Notes for Exchange Notes and an investment in the Exchange Notes or that all of the conditions of any such exemptions will be satisfied or that any exemption would cover all potential prohibited transactions that may arise in connection with such exchange. Under Section 4975 of the Code, excise taxes or other penalties and liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such). Accordingly, Exchange Notes (including interests therein) may not be acquired by any person investing “plan assets” of any Plan, unless such investment (including the exchange of Original Notes for Exchange Notes) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a similar violation of any applicable Similar Laws.

Furthermore, plans should consider the fact that none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to exchange Original Notes for Exchange Notes in connection with the exchange offer hereunder, and are not undertaking to provide investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision.

Representation

By acceptance of any Exchange Notes (and any interests in the Exchange Notes) each investor will be deemed to represent and warrant that either (1) no portion of the assets used by such investor or transferee to acquire or hold any note or any interest in an Exchange Note constitutes or will constitute assets of any Plan, or (2)(a) the acquisition, holding and disposition of an Exchange Note or interest in an Exchange Note (and the exchange of Original Notes for Exchange Notes) by such investor will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (b) none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to exchange Original Notes for Exchange Notes and to hold the Exchange Notes or is undertaking to provide impartial investment advice or give advice in a fiduciary capacity with respect to the decision to exchange Original Notes for Exchange Notes or hold the Exchange Notes.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of these rules, it is particularly important that any fiduciary of a Plan or other person who proposes to use assets of any Plan to exchange Original Notes for Exchange Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code, and any applicable Similar Laws, to such exchange, and to confirm that such exchange will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code, or any applicable Similar Laws. Investors who exchange Original Notes for Exchange Notes and acquire and/or hold Exchange Notes (or any interest in an Exchange Note) that are Plans have the exclusive responsibility for ensuring that the exchange of Original Notes for Exchange Notes and their purchase, holding and disposition of the Exchange Notes (or such interest) complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.

The exchange of Original Notes for Exchange Notes (including any interest in an Exchange Note) to a Plan or to a person using assets of any Plan to effect its acquisition of the Exchange Notes, is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any Plan, or at Plans generally, and fiduciaries of such Plans should consult and rely on their own counsel and advisers as to whether the exchange of Original Notes for Exchange Notes and the acquisition, holding and disposition of the Exchange Notes is suitable for the Plan.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the exchange offer, which is expected to occur promptly after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 12, 2024, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all of its expenses incident to the exchange offer and the reasonable expenses of one counsel for the Holders other than commissions or concessions of any brokers or dealers and will indemnify the Holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the legality of the Exchange Notes offered hereby and the Guarantees thereof will be passed upon for us by Akerman LLP, Miami, Florida. Certain legal matters in connection with Alaska law will be passed upon for us by Dorsey & Whitney LLP, Anchorage, Alaska. Certain legal matters in connection with Massachusetts law will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts. Certain legal matters in connection with Pennsylvania law will be passed upon for us by Latsha Davis & Marshall, P.C., Mechanicsburg, Pennsylvania. Certain legal matters in connection with Wyoming law will be passed upon for us by Holland & Hart LLP, Cheyenne, Wyoming.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have elected to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that we subsequently file or have filed with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus, except as so modified or superseded.

We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC (other than information furnished under Item 2.02 or 7.01 in current reports on Form 8-K) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

•

our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February  29, 2024 (including the portions of our Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders filed with the SEC on March 22, 2024 that are incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed with the SEC on May 8, 2024; and

•

our current reports on Form 8-K, filed with the SEC on February  15, 2024, April  3, 2024, April  5, 2024, April  5, 2024, April  24, 2024, May  9, 2024, May  16, 2024 and June 10, 2024 (except for any portions of such current reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC).

We will provide without charge to each person to whom this prospectus is delivered a copy of any of the documents that we have incorporated by reference into this prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to The GEO Group, Inc., 4955 Technology Way, Boca Raton, Florida 33431, Attention: Investor Relations, Telephone: (561) 893-0101. The information relating to us contained in this prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus.

Offers to Exchange the Registered Notes Set Forth Below that

Have Been Registered Under the Securities Act of 1933, as

amended, for Any and All Outstanding

Restricted Notes set Forth Opposite the Corresponding

Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$650,000,000 8.625 % Notes due 2029	$650,000,000 8.625 % Notes due 2029
$625,000,000 10.250% Notes due 2031	$625,000,000 10.250% Notes due 2031

PROSPECTUS

Until September 12, 2024 all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

June 14, 2024